Exhibit T

EXECUTION COPY

Rentech, Inc.

10877 Wilshire Blvd., 10th Floor

Los Angeles, CA 90024

August 9, 2015

Credit Suisse AG, Cayman Islands Branch,

as Administrative Agent

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Manager

and

The Lenders party hereto

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Marisa Beeney and Patrick Fleury

Re:	Waiver and Amendment of Certain Loan and Equity Documents

Ladies and Gentlemen:

Reference is made to (a) that certain Amended and Restated Term Loan Credit Agreement, dated as of February 12, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), by and among Rentech Nitrogen Holdings, Inc. (“RNHI”), the lenders party thereto (the “Lenders”) and Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “Administrative Agent”), (b) that certain Amended and Restated Guaranty Agreement, dated as of February 12, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Guaranty”), by Rentech, Inc. (“Rentech” and together with RNHI, the “Rentech Parties”) and the subsidiary guarantors party thereto in favor of the Administrative Agent and (c) that certain Subscription Agreement, dated as of April 9, 2014 (as amended, supplemented or otherwise modified through the date hereof, the “Subscription Agreement” and together with the Credit Agreement and the Guaranty, the “Waiver Documents”), by and among Rentech, each of the purchasers identified therein and GSO Capital Partners LP (“GSO”), as the Purchasers’ Representative thereunder. Capitalized terms used in this waiver letter (this “Waiver Letter”) but not defined herein shall have the meanings set forth in the applicable Waiver Document.

The Rentech Parties have informed the other parties hereto that (a) Rentech Nitrogen Partners, L.P. and Rentech Nitrogen GP, LLC (collectively, the “Partnership Parties”) intend to enter into an Agreement and Plan of Merger, to be dated as of August 9, 2015, by and among CVR Partners, LP, [Merger Sub 1], [Merger Sub 2], and the Partnership Parties (the “Merger Agreement”) and (b) RNHI intends to enter into a Voting and Support Agreement, to be dated as of August 9, 2015, with CVR Partners, LP (the “Partnership Support Agreement”). The Rentech Parties certify that true and complete copies of the Merger Agreement and the Partnership Support Agreement have been delivered to each of the Administrative Agent, the Lenders, the Purchasers and GSO on the date hereof.

The parties hereto also have negotiated drafts of an amended and restated Credit Agreement, an amended and restated Guaranty, and a preferred equity exchange and discharge agreement relating to the Series E Convertible Preferred Stock of Rentech (the “Exchange Agreement”) in the forms, respectively, attached hereto as Exhibit A, Exhibit B and Exhibit C (collectively, the “Proposed Amended Documents”) pursuant to which the parties propose to amend and restate each of the Credit Agreement and the Guaranty and set forth the terms and mechanics for the repayment and termination of the Series E Convertible Preferred Stock of Rentech and related agreements contemporaneous with the consummation of the mergers contemplated by the Merger Agreement (the “Merger”).

In connection with RNHI’s and the Partnership Parties’ entry into the Merger Agreement and Partnership Support Agreement, the parties hereto agree to the following:

•	The Administrative Agent and the Lenders hereby waive compliance with the terms and provisions of the Guaranty solely to the extent they restrict or prohibit RNHI’s or the Partnership Parties’ ability to enter into the Merger Agreement or the Partnership Support Agreement or to consummate the transactions expressly contemplated thereby.

•	The Lenders and the Administrative Agent hereby waive compliance with terms and provisions of the Credit Agreement solely to the extent they restrict or prohibit RNHI’s or the Partnership Parties’ ability to enter into the Merger Agreement or the Partnership Support Agreement or to consummate the transactions expressly contemplated thereby.

•	Pursuant to Section 6.9 of the Subscription Agreement, the Purchasers’ Representative hereby waives compliance with the restrictions set forth in Section 4.17(b) of the Subscription Agreement solely to the extent they restrict or prohibit RNHI’s or the Partnership Parties’ ability to enter into the Merger Agreement or the Partnership Support Agreement or to consummate the transactions expressly contemplated thereby.

•	RNHI’s or the Partnership Parties’ entry into the Merger Agreement or the Partnership Support Agreement or consummation of the transactions expressly contemplated thereby shall not constitute an “Event of Default” or “Change of Control” under the Credit Agreement or otherwise give rise to the Administrative Agent’s rights under Section 6.01 of the Credit Agreement. For the avoidance of doubt, the parties agree that the foregoing shall not constitute a waiver of any breach, default, or event of default that is not directly the result of RNHI’s or the Partnership Parties’ entry into the Merger Agreement or the Partnership Support Agreement or consummation of the transactions expressly contemplated thereby.

By executing this Waiver Letter, each of the parties hereto agrees to (i) execute and deliver the Proposed Amended Documents (with such changes therein as are reasonably acceptable to the Lenders, the Administrative Agent, and GSO) in substantially the form attached hereto) and other documents required thereby at the time of the closing of the Merger, (ii) use reasonable efforts to implement the amendments and modifications contemplated by the Proposed Amended Documents, and (iii) take such other steps as may be necessary to implement such documents and the Merger Agreement, in each case at the expense of the Rentech Parties.

Neither the Merger Agreement or the Partnership Support Agreement may be amended, supplemented or modified in any respect in a manner that is adverse to the Lenders, the Purchasers or GSO in any material respect, without the consent of such parties (such consent not to be unreasonably withheld, conditioned or delayed). If any such amendment, supplement, or other modification is made without such consent, the waivers provided for in this Waiver Letter shall be deemed to have no force or effect.

Notwithstanding the terms of the Credit Agreement and the Guaranty, the Rentech Parties (i) acknowledge and agree that they shall have no right to voluntarily prepay any Loan, whether in whole or in part, (ii) agree that they shall not make any voluntary prepayment of any Loan, whether in whole or in part, and (iii) agree that they shall not create or incur any Debt that is not permitted to be created or incurred under the terms of the Credit Agreement or the Guaranty, in the case of clauses (i) through (iii) above, during the period commencing on the date hereof and ending on the earlier of (x) the date of the occurrence of the closing under the Merger Agreement and (y) the date the Merger Agreement is terminated or otherwise ceases to be in effect.

Within thirty (30) days following the initial filing with the Securities and Exchange Commission of the draft proxy statement relating to the Merger, Rentech shall file a registration statement on Form S-3 (the “Resale Registration Statement”) covering the sale or distribution from time to time by the persons listed on Exhibit A to the Exchange Agreement (the “Holders”), on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the shares of common stock that is expected to be issued by Rentech to the Holders pursuant to the Exchange Agreement and in accordance with the Second A&R Registration Rights Agreement (as defined in the Exchange Agreement). Rentech shall use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within fifteen (15) days following the closing of the transactions contemplated by the Exchange Agreement.

The waivers set forth in this Waiver Letter shall remain in effect until the earliest of (i) April 30, 2016, (ii) the date the Merger Agreement is terminated or otherwise ceases to be in effect, (iii) the occurrence of an Event of Default under the Credit Agreement (after giving effect to this Waiver Letter), and (iv) the occurrence of a breach by any Rentech Party of its obligations and agreements under this Waiver Letter. If the Merger occurs prior to the execution and delivery of the Proposed Amended Documents by all parties thereto (other than the Lenders, the Administrative Agent, GSO and the Purchaser’s Representative) or the performance by any Rentech Party of its covenants and agreements under this Waiver Letter these waivers shall be revoked retroactively to the date hereof as if such waivers had never become effective and an Event of Default shall be deemed to have occurred under the Credit Agreement.

The Rentech Parties jointly and severally agree to pay within two Business Days of demand (or, if not previously demanded, on the date of the closing of the Merger) all reasonable fees, charges and disbursements of all counsel to the Administrative Agent, the Lenders, the Purchasers and GSO incurred in connection with this Waiver Letter, the Merger Agreement, the transactions contemplated hereby and thereby, all previous waivers and the Deferred Conditions to the extent invoiced.

Each Rentech Party represents and warrants to each of the undersigned that (a) the execution, delivery, and performance by it of this Waiver Letter (i) are within its company powers, (ii) have been duly authorized by all necessary company action, (iii) do not violate any Law or writ, judgment, injunction, determination or award, or contravene its Constituent Documents, and (iv) do not contravene any contractual restriction binding on it or require any consent under any material agreement or instrument to which it is a party or by which any of its properties or assets is bound; (b) after giving effect to this Waiver Letter, the representations and warranties in the Loan Documents, as applicable to each of the undersigned, are true, correct and complete in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded); and (c) after giving effect to this Waiver Letter, no Default or Event of Default has occurred and is continuing on the date hereof.

Upon the effectiveness of this Waiver Letter, each reference in any Waiver Document to “this Agreement,” “hereunder,” “herein,” or words of like import shall mean and be a reference to such Waiver Document as modified by this Waiver Letter, and each reference to any Waiver Document in any other document, instrument or agreement executed and/or delivered in connection with such Waiver Document shall mean and be a reference to the Waiver Documents as modified hereby. Except as specifically waived or amended hereby, (i) each Waiver Document shall remain in full force and effect and (ii) the execution, delivery and effectiveness of this Waiver Letter shall not operate as a waiver of any covenant, event of default, right, power or remedy of the Administrative Agent, the Lenders, the Purchasers, or GSO in or under any Waiver Document. This Waiver Letter shall be deemed a “Loan Document”.

The Lenders are hereby directing the Administrative Agent to execute this Waiver Letter and to perform all actions required thereunder.

This Waiver Letter shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Waiver Letter by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of an original executed counterpart of this Waiver Letter.

Sincerely,

RENTECH, INC.

By:	/s/ Colin M. Morris
	Name:	Colin M. Morris
	Title:	Secretary, Senior Vice President & General Counsel

RENTECH NITROGEN HOLDINGS, INC.

By:	/s/ Colin M. Morris
	Name:	Colin M. Morris
	Title:	Senior Vice President and Secretary

Acknowledged and Agreed:

Guarantors:

RENTECH DEVELOPMENT CORPORATION
RENTECH WP U.S. INC.
FULGHUM FIBRES, INC.
RTK WP HOLDINGS, ULC
RTK WP CANADA, ULC
RTK WP2 HOLDINGS, ULC
RTK WP2 CANADA, ULC
RTK WP3 CANADA, ULC
RTK WP4 CANADA, ULC
RTK WP5 CANADA, ULC
RTK WP DEV CANADA, ULC
RENTECH ENERGY TECHNOLOGY CENTER, LLC
RENTECH SERVICES CORPORATION
SILVAGAS CORPORATION
GCSEC HOLDINGS, LLC
GULF COAST SYNTHETIC ENERGY CENTER, LLC
RTK CANADA ENERGY HOLDINGS, ULC
OLYMPIAD RENEWABLE ENERGY CENTRE, ULC
RTK CAB LLC

By:	/s/ Colin M. Morris
	Name:	Colin M. Morris
	Title:	Secretary

RTK (LUXEMBOURG) WP

By:	/s/ Dan J. Cohrs
	Name:	Dan J. Cohrs
	Title:	Class A Manager

By:	/s/ Candice De Boni
	Name:	Candice De Boni
	Title:	Class B Manager

Administrative Agent:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovic
	Name:	Mikhail Faybusovic
	Title:	Authorized Signatory

By:	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

Lenders:

GSO SPECIAL SITUATIONS MASTER FUND LP

By: GSO Capital Partners LP, as investment advisor

By:	/s/ Thomas Iannarone
	Name:	Thomas Iannarone
	Title:	Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
GSO CREDIT-A PARTNERS LP
STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP
GSO COASTLINE CREDIT PARTNERS LP
GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By: GSO Capital Partners LP, as Investment Manager

By:	/s/ Thomas Iannarone
	Name:	Thomas Iannarone
	Title:	Authorized Signatory

GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By: GSO Capital Partners LP, as Attorney-in-Fact

By:	/s/ Thomas Iannarone
	Name:	Thomas Iannarone
	Title:	Authorized Signatory

Purchasers’ Representative:

GSO CAPITAL PARTNERS LP

By:	/s/ Thomas Iannarone
	Name:	Thomas Iannarone
	Title:	Authorized Signatory

EXHIBIT A

Form of Second Amended and Restated Credit Agreement

SECOND

AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

dated as of [                    ]

among

RENTECH NITROGEN HOLDINGS, INC.,

as Borrower,

and

the Lenders party hereto,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

i

ARTICLE VII. ADMINISTRATIVE AGENT		58

7.01	Appointment and Authority	58
7.02	Rights as a Lender	58
7.03	Exculpatory Provisions	58
7.04	Reliance by Administrative Agents	59
7.05	Delegation of Duties	60
7.06	Resignation of Administrative Agent	60
7.07	Non-Reliance on Administrative Agent and Other Lenders	61
7.08	No Other Duties	61
7.09	Administrative Agent May File Proofs of Claim	61

ARTICLE VIII. MISCELLANEOUS		62

8.01	Amendments, Etc.	62
8.02	Notices; Effectiveness; Electronic Communications	63
8.03	No Waiver; Remedies	65
8.04	Costs and Expenses; Indemnification; Damage Waiver	65
8.05	Payments Set Aside	67
8.06	Assignments and Participations	68
8.07	Governing Law; Submission to Jurisdiction	71
8.08	Severability	72
8.09	Counterparts; Integration; Effectiveness; Electronic Execution; Securities Contract	72
8.10	Survival of Representations	73
8.11	Interest Rate Limitation	73
8.12	Confidentiality	73
8.13	No Advisory or Fiduciary Relationship	74
8.14	Right of Setoff	75
8.15	Headings Descriptive	75
8.16	USA PATRIOT Act Notice	75
8.17	Entire Agreement	76

ii

SCHEDULES

Schedule I	Lender Information
Schedule II	Subsidiaries of Borrower

EXHIBITS

Exhibit A	Form of Amended and Restated Guaranty Agreement
Exhibit B	Form of Assignment and Assumption Agreement
Exhibit C-1	Form of U.S. Tax Compliance Certificate
Exhibit C-2	Form of U.S. Tax Compliance Certificate
Exhibit C-3	Form of U.S. Tax Compliance Certificate
Exhibit C-4	Form of U.S. Tax Compliance Certificate

iii

SECOND AMENDED AND RESTATED

TERM LOAN CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT, dated as of [                    ], among RENTECH NITROGEN HOLDINGS, INC., a Delaware corporation (“Borrower”), the Lenders (defined below), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent.

Borrower is party to the Existing Restated Credit Agreement (as defined below) with the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent;

Borrower, the Lenders and Administrative Agent have, subject to the terms and conditions set forth herein, agreed to amend and restate the Existing Restated Credit Agreement as provided in this Agreement;

It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Restated Credit Agreement or evidence repayment of any such obligations and liabilities (except as expressly provided herein) and that this Agreement amend and restate in its entirety the Existing Restated Credit Agreement and re-evidence the obligations of Borrower outstanding thereunder;

In consideration of the above premises, Borrower, each Lender and Administrative Agent agree that on the Second Restatement Date (as defined below) the Existing Restated Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Account Agreement” means the Deposit Account Control Agreement, dated as of March 2, 2015, between BMO Harris Bank N.A., Rentech Development Corporation, Borrower, Rentech Energy Technology Center, LLC, Rentech Services Corporation, Parent Guarantor and Administrative Agent.

“Adjusted Issuer Price” has the meaning provided that term in the definition of Preferred Equity Repayment Amount.

“Administrative Agent” means Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address as set forth in Section 8.02, or such other address as Administrative Agent may from time to time notify to Borrower and Lenders.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that unless expressly stated otherwise, in no event will a reference to an “Affiliate” of Borrower be deemed to refer to Issuer and in no event will a reference to an “Affiliate” of Issuer be deemed to refer to Borrower.

“Agency Fee” has the meaning specified in Section 2.06(a).

“Aggregate Commitments” means, at any time, the sum of the Commitments, at such time, of all Lenders. As of the Second Restatement Date, the Aggregate Commitments are $45,000,000.

“Aggregated Person” means, with respect to Borrower, any Person with whom Borrower is required to aggregate Borrower’s sale of any Underlying Equity under Rule 144, other than any Lender Party (or any Affiliate thereof) and other than any pledgee or purchaser with whom aggregation would not be required pursuant to Rule 144(e)(3)(ii).

“Agreement” means this Second Amended and Restated Term Loan Credit Agreement.

“Applicable Rate” means, for any Interest Period, the greater of (a) the Eurodollar Rate for such Interest Period plus the Applicable Spread, and (b) 1.00% plus the Applicable Spread.

“Applicable Spread” means with respect to any Tranche B Loan, (i) during the period occurring prior to the Second Restatement Date, 9.00% per annum, and (ii) thereafter 7.00% per annum.

“Asset Sale” means any Disposition, whether in a single transaction or a series of related transactions, of property or assets of Parent Guarantor or its Subsidiaries (other than any Excluded Subsidiary), including any Disposition by means of a merger, consolidation or similar transaction, provided that “Asset Sale” shall not include (a) any single transaction or series of related transactions that involves assets having a fair market value or that results in generating Net Cash Proceeds, in either case, of less than $2,000,000, (b) any Disposition of inventory in the ordinary course of business, (c) any Disposition of damaged, worn-out or obsolete assets in the ordinary course of business, and (d) any Disposition of Underlying Equity that does not constitute Collateral.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 8.06), and accepted by Administrative Agent, in substantially the form of Exhibit B or any other form approved by Administrative Agent.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, Title 11 of the United States Code, as amended from time to time.

“BMO Intercreditor Agreement” means the Intercreditor Agreement, dated March 2, 2015, between the Administrative Agent and the Bank of Montreal and acknowledged by the Parent Guarantor.

“BMO Intercreditor Reaffirmation Agreement” that certain agreement dated as of the Second Restatement Date executed by the Bank of Montreal and Administrative Agent and acknowledged by the Parent Guarantor in form and substance satisfactory to the Bank of Montreal, the Administrative Agent and the Required Lenders confirming the continuing effectiveness of the BMO Intercreditor Agreement after giving effect to the amendment and restatement of this Agreement and the Guaranty on the Second Restatement Date.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City, New York, and, if such day relates to any Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Canadian Account Agreement” means the Blocked Account Agreement, dated as of March 2, 2015, between Bank of Montreal, RTK WP DEV Canada, ULC and Administrative Agent.

“Canadian Pledge Agreement” means that certain Canadian Pledge Agreement, dated as of the First Restatement Date, executed by the Loan Parties party thereto from time to time for the benefit of the Secured Parties.

“Canadian Security Agreement” means that certain Canadian Security Agreement, dated as of the First Restatement Date, executed by the Loan Parties party thereto from time to time for the benefit of the Secured Parties.

“Cash” means all cash in Dollars at any time and from time to time deposited in the Collateral Account to the extent that (a) it is not being used to satisfy any margin requirements (other than in connection with this Agreement) and (b) it is not subject to any Liens other than Permitted Liens.

“Cash Equivalents” means negotiable debt obligations issued by the U.S. Treasury Department (excluding derivatives of such securities and inflation-linked securities) having a remaining term to maturity of less than one year.

“Change in Law” means the occurrence, after the Original Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means:

(a) any “person” or “group” (other than any Loan Party) becomes the “beneficial owner” of any of Borrower’s Equity Interests (all within the meaning of Section 13(d) of the Exchange Act);

(b) any “person” or “group” becomes the “beneficial owner” of more than 50% of Parent Guarantor’s common Equity Interests (all within the meaning of Section 13(d) of the Exchange Act);

(c) the sale, transfer, lease or other disposition, in one or a series of related transactions, of assets (including Equity Interests in any Subsidiary of Parent Guarantor) comprising a majority (measured based on the book value of such assets as reflected in the most recent publicly reported consolidated balance sheet of Parent Guarantor) of the assets of the wood fibre, wood pellet and related businesses of Parent Guarantor and its Subsidiaries, but excluding any sale in a public offering of limited partner interests or other Equity Interests in any Subsidiary of Parent Guarantor in such business so long as Parent Guarantor, directly or indirectly, owns a majority of the voting and economic interests in the general partner, manager or similar governing entity of such Subsidiary;

(d) any sale, transfer, conveyance, encumbrance (other than Liens created by the Loan Documents) or other disposition by any Loan Party of any Underlying Equity constituting Collateral to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Loan Parties; or

(e) the majority of the board of directors of Borrower shall cease to consist of directors appointed by Parent Guarantor.

“Chilean Pledge Agreement” means the Pledge Without Conveyance Over Shares, dated May 20, 2015, by Fulghum Fibres Inc. to Credit Suisse Cayman Islands Branch as Collateral Agent.

“Collateral” means all property and interests in property of the Loan Parties now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Collateral Account” means, collectively, the accounts of Borrower established and maintained by Custodian, including any subaccount, substitute, successor or replacement account, pursuant to the Loan Documents.

“Collateral Reaffirmation Agreement” that certain agreement dated as of the Second Restatement Date executed and delivered by each Loan Party in form and substance satisfactory to the Administrative Agent and the Required Lenders pursuant to which each Loan Party confirms the continuing validity, perfection and priority of the Liens created pursuant to the Security Documents to which such Loan Party is a party after giving effect to the amendment and restatement of this Agreement and the Guaranty on the Second Restatement Date.

“Collateral Shares” means, at any time, the units of the Underlying Equity pledged to the Lender Parties and credited to the Collateral Account at such time to secure the Obligations.

“Collateral Shares Price” means (i) as of the Second Restatement Date, the price for Collateral Shares on the New York Stock Exchange determined immediately prior to the Merger Closing and (ii) as of any date after the Second Restatement Date (such date, the “determination date”), the lesser of (x) the volume weighted average price for Collateral Shares on the New York Stock Exchange for the sixty trading day period ending, but excluding, the date that is two (2) Business Days immediately preceding the determination date and (y) the closing price for the Collateral Shares on the New York Stock Exchange on the second Business Day immediately preceding the determination date, provided that the Collateral Shares Price determined pursuant to this clause (ii) shall be zero if, as of the determination date, the Issuer has been delisted from the New York Stock Exchange, trading in the Collateral Shares on the New York Stock Exchange has been suspended, or it is otherwise impracticable to determine the trading price of the Collateral Shares as of the determination date.

“Commitment” means, as to each Lender, its obligation to make Loans to Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the outstanding amount of its Tranche B Loans on the Second Restatement Date.

“Constituent Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the limited liability company agreement or operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means that certain Collateral Account Control Agreement, dated as of April 11, 2014, executed by Borrower, Administrative Agent and Custodian.

“Custodian” means The Bank of New York Mellon.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Agreement; (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than sixty (60) days after the date on which such trade account payable was created); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) capital lease and synthetic lease obligations; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the swap termination value thereof as of such date. The amount of any capital lease or synthetic lease obligation as of any date shall be deemed to be the amount of debt in respect thereof as of such date determined in accordance with GAAP.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (i) with respect to the principal amount of any Loan, an interest rate equal to the sum of (a) the Applicable Rate for such Loan plus (b) 2% per annum, (ii) with respect to any interest, fee or other amount payable hereunder directly relating to any Loan, an interest rate equal to the sum of (a) the Applicable Rate plus (b) 2% per annum.

“Disposition” mean with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“Dollars” and “$” mean the lawful money of the United States.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, whether economic or non-economic, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code and Section 302 of ERISA).

“ERISA Event” means (i) any reportable event as defined in Section 4043(c) of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Pension Plan; (ii) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 or 430 of the Internal Revenue Code or Section 302 of ERISA) or the filing of an application for waiver of the minimum funding standards under Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA; (iv) the failure to make by its due date any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or to make any required contributions to a Multiemployer Plan; (v) the incurrence by Borrower or, to the Borrower’s Knowledge, any ERISA Affiliate of any liability under Title IV of ERISA with respect to (a) the termination of any Pension Plan or (b) the complete withdrawal or partial withdrawal (within the meaning of Sections 4241 or 4245 of ERISA, respectively) of Borrower or any ERISA Affiliate from any Multiemployer Plan; (vi) any Pension Plan is in “at risk” status (within the meaning of Section 430(i) of the Internal Revenue Code or Section 303(k) of ERISA) or a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA or in endangered or critical status (within the meaning of Section 432(b) of the Internal Revenue Code or Section 305 of ERISA); (vii) the receipt by the Borrower or, to the Borrower’s Knowledge, by any ERISA Affiliate, from the PBGC or a plan administrator of any notice of intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Sections 4041 or 4042 of ERISA or of any notice from a Multiemployer Plan that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (viii) the occurrence of an act or omission which would reasonably be expected to give rise to the imposition of material fines, penalties or taxes under

Chapter 43 of the Internal Revenue Code or under Sections 406, 409, 502 or 4071 of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); or (ix) receipt by Borrower or, to the Borrower’s Knowledge, by any ERISA Affiliate of notice from the Internal Revenue Service of the failure of any Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to so qualify or that the trust forming part of any such Plan fails to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code.

“Eurodollar Rate” shall mean with respect to each Interest Period, a rate of interest per annum equal to the offered rate for deposits of Dollars for a 3-month period at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Interest Period (the “Interest Determination Date”) as is displayed on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen or any other service selected by Administrative Agent for the purpose of displaying such rates), provided that if on such Interest Determination Date no such rate is so displayed, the Eurodollar Rate for such period shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to Dollars deposits in the London interbank market as may be selected by Administrative Agent, in each case divided (and rounded upward to four decimal places) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable Law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D issued by the Federal Reserve System (or any successor category of liabilities under Regulation D).

“Events of Default” has the meaning specified in Section 6.01.

“Exchange” means The New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Subsidiaries” means none unless the spin-off transaction contemplated by Section 6.22 of the Merger Agreement has occurred prior to the Second Restatement Date, in which case each the term means each of Rentech Nitrogen Pasadena Holdings, LLC, Rentech Nitrogen Pasadena, LLC, SpinCo (as defined in the Merger Agreement) and SpinCo GP (as defined in the Merger Agreement).

“Excluded Taxes” means, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its net income (however denominated), branch profit Taxes and franchise Taxes imposed on it (in lieu of net income Taxes) (i) by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or (ii) that are Other Connection Taxes, (b) any United States federal withholding Tax that is required to be imposed on amounts payable to such Lender Party or other recipient with respect to an applicable interest in a Loan or Commitment pursuant to the Laws in force at the time such Person acquires such interest in the Loan or Commitment (or, in the case of a Lender, designates a new Lending Office), except, in the case of a Lender, to the extent that such

Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from a Loan Party with respect to such withholding Tax pursuant to Section 2.08, (c) any Taxes attributable to such Person’s failure to comply with Section 2.08(e), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Restated Credit Agreement” means that certain Amended and Restated Term Loan Credit Agreement, dated as of the First Restatement Date, among Borrower, the lenders party thereto, and the Administrative Agent.

“Extraordinary Proceeds” means Net Cash Proceeds received by Parent Guarantor or its Subsidiaries (other than by any Excluded Subsidiary) from an Extraordinary Proceeds Event, provided that if such Extraordinary Proceeds Event is an Asset Sale such Net Cash Proceeds shall be calculated net of prepayments the applicable Subsidiary is required to make pursuant to the terms of Debt documentation applicable to such Subsidiary and listed on Schedule 8(d) to the Guaranty Agreement.

“Extraordinary Proceeds Event” means any (i) Asset Sale, (ii) incurrence of Debt by Parent Guarantor or its Subsidiaries (other than by any Excluded Subsidiary) (provided that “Extraordinary Proceeds Event” shall not include the incurrence of any Debt permitted by Section 8(d) of the Guaranty Agreement and any Debt incurred under any Ontario Pellets Working Capital Credit Facility), (iii) consummation of any transaction (whether or not constituting an incurrence of Debt) relating to any Specified Property (or any Subsidiary of Parent Guarantor that owns such property) resulting in proceeds from the monetization of cash flows or receivables, including any sale of receivables, securitization of receivables, or similar transaction, and (iv) with respect to any joint venture formed by Borrower or any Affiliate thereof (other than by any Excluded Subsidiary) involving wood pellet or wood fiber operations, payments of Cash by such joint venture (a) in consideration of the sale, contribution or other transfer of assets or property of Borrower or such Affiliate to the joint venture or (b) utilizing, directly or indirectly, the proceeds of any incurrence of Debt.

“Facility” means the credit facilities contemplated by this Agreement.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Administrative Agent, on such day on such transactions as determined by Administrative Agent.

“Federal Reserve System” means the Board of Governors of the Federal Reserve System of the United States.

“First Restatement Date” means February 12, 2015.

“Fiscal Quarter” means any of the quarterly accounting periods of the Ontario Pellets Entities, ending on March 31, June 30, September 30 and December 31 of each year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Entity” means Parent Guarantor and each Subsidiary thereof.

“Group Entity Acknowledgments” means, collectively, each Acknowledgment, dated as of the First Restatement Date or thereafter, executed by the applicable Group Entity and each other applicable entity from time to time, in each case pursuant to the Pledge Agreement (Other Equity) or the Canadian Pledge Agreement.

“Guarantor” means Parent Guarantor and any other Group Entity party to the Guaranty Agreement.

“Guaranty” by any Person means any obligation of such Person guaranteeing or in effect guaranteeing any Debt of another Person, including, but not limited to, any obligation of such Person to purchase or pay (or supply advance funds for the purchase or payment of) such Debt (whether arising by virtue of a partnership agreement, agreement to keep-well, to purchase property or assets or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or any obligation incurred for the purpose of assuring the holder of such Debt of the payment thereof in whole or in part; provided that the term “Guaranty” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business.

“Guaranty Agreement” means that certain Second Amended and Restated Guaranty Agreement, dated as of the Second Restatement Date, executed by each Guarantor in favor of Administrative Agent for the benefit of the Lender Parties, in the form of Exhibit C hereof.

“Hold Amount” means, as to any Lender at any time, the Commitments of such Lender at such time or, if the Commitments of such Lender have been terminated or expired, then the Hold Amount of such Lender shall be determined based on the Loan Amount held by such Lender at such time.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payments made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 8.04(b).

“Information” has the meaning specified in Section 8.12.

“Interest Period” means, (x) for the period commencing on the Second Restatement Date and ending on the last Business Day of the calendar quarter in which the Second Restatement Date occurs, the Interest Period (as defined in the Existing Restated Credit Agreement) in effect under the Existing Restated Credit Agreement immediately prior to giving effect to the transactions occurring on the Second Restatement Date and (y) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last Business Day of the calendar quarter or, if earlier, the Stated Maturity Date; provided, however, that no Interest Period shall extend beyond the Stated Maturity Date.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986.

“Issuer” means CVR Partners, LP, a Delaware limited partnership (ticker UAN).

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means each Lender listed on the signature pages of this Agreement and any other Person that becomes a Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lender Party” means any Lender, Custodian or Administrative Agent, and “Lender Parties” means all of such Persons, in each case including their successors and nominees.

“Lender Underlying Equity” means, with respect to any Lender, the units of Underlying Equity that were delivered to such Lender pursuant to Section 2.01(a).

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” opposite its name on Schedule I hereto or in the Assignment and Assumption pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify in writing to Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means any Tranche B Loan.

“Loan Amount” means, at any time, the aggregate outstanding principal of any Loan, or all Loans, as the case may be.

“Loan Documents” means, collectively, this Agreement, the Security Documents, and each document, agreement or instrument executed or delivered in connection herewith or therewith.

“Loan Parties” means all Group Entities party to any Loan Document and “Loan Party” means any such Person, provided that no Excluded Subsidiary and none of DSHC, LLC, ClearFuels Technology Inc., New England Wood Pellets, LLC nor Fulghum Fibres Chile S.A. shall be a “Loan Party”.

“Luxembourg Account Pledge Agreement” means the Bank Account Pledge Agreement, dated March 2, 2015, between RTK (Luxembourg) WP S.a.r.l. and the Administrative Agent.

“Luxembourg Pledge Agreement” means the Share Pledge Agreement, dated March 2, 2015, among Rentech WP U.S. Inc., the Administrative Agent, and RTK (Luxembourg) WP S.a.r.l.

“Margin Stock” means margin stock within the meaning of Regulation U.

“Material Adverse Effect” means (a) a material impairment of the ability of a Loan Party to perform any of its obligations under any of the Loan Documents, (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any provision of this Agreement or any other Loan Document, (c) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise), or prospects of any Loan Party, or (d) a material adverse change in, a material adverse effect upon, or a material impairment of the priority of the Lender Parties’ security interest in any Collateral securing the Obligations or the rights, remedies and benefits available to or conferred upon any Lender Party under any Loan Document, in each case, as determined by Administrative Agent in its sole discretion at the direction of Required Lenders.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated by the SEC relating to Issuer or Parent Guarantor.

“Maximum Rate” has the meaning specified in Section 8.11.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 9, 2015, among Issuer, Lux Merger Sub 1 LLC, Lux Merger Sub 2 LLC, Rentech Nitrogen Partners, L.P., and Rentech Nitrogen GP, LLC, as such agreement is in effect on such date and, notwithstanding Section 1.04 hereof, without giving effect to any amendment, supplement or other modification thereto which is adverse to the Lenders in any material respect that is not consented to by the Lenders.

“Merger Closing” means the occurrence of the Closing Date (as such term is defined in Section 2.4 of the Merger Agreement).

“Merger Documents” means the Merger Agreement and the Transaction Agreement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate Cash proceeds and Cash Equivalents received by Borrower or any Affiliate in respect of any Disposition, incurrence of Debt or other transaction (including any Cash or Cash Equivalents received upon the sale or other disposition of any non-Cash consideration received in any Asset Sale), net of (1) the direct costs relating to such transaction or incurred as a result thereof, including legal, accounting and investment banking fees, sales commissions and brokerage, consultant and other customary fees and expenses actually incurred in connection therewith, (2) taxes paid or payable as a result thereof after taking into account any available tax credits or deductions and any tax-sharing arrangements, and (3) in the case of a Disposition, any reserve for adjustment in respect of the sale price of an asset established in accordance with GAAP.

“Obligations” means all Loans to, and all debts, liabilities, obligations, covenants, indemnifications, and duties of, whether matured or unmatured, fixed or contingent, liquidated or unliquidated, any Loan Party arising under any Loan Document or otherwise with respect to the Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming any Loan Party or any Affiliate thereof as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Ontario Pellets Entities” means each of (i) RTK WP Canada, ULC, a British Columbia unlimited liability company, and (ii) RTK WP2 Canada, ULC, a British Columbia unlimited liability company.

“Ontario Pellets Working Capital Credit Facility” means any credit facility or similar facility to which one or more of the Ontario Pellets Entities is a party providing for the making of term or revolving loans to one or more of the Ontario Pellets Entities the proceeds of which are used or are required to be used by the Ontario Pellets Entities for working capital purposes and/or to reimburse the direct or indirect parent of any Ontario Pellets Entity for its capital contributions to such Ontario Pellets Entity. For the avoidance of doubt, this Agreement is not an Ontario Pellets Working Capital Credit Facility.

“Ordinary Cash Distribution” means, with respect to any calendar quarter, a cash distribution announced by Issuer as the regular quarterly cash distribution for such quarter.

“Original Closing Date” means April 9, 2014, which is the date the Original Credit Agreement was executed and delivered.

“Original Credit Agreement” means that certain Term Loan Credit Agreement, dated as of the Original Closing Date, among Borrower, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“Other Connection Taxes” means, with respect to any Lender Party, Taxes imposed as a result of a present or former connection between such Lender Party and the jurisdiction imposing such Tax (other than connections arising from such Lender Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent Guarantor” means Rentech, Inc., a Colorado corporation.

“Participant” has the meaning specified in Section 8.06(f).

“Participant Register” has the meaning specified in Section 8.06(f).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Issuer, dated April 13, 2011 (as amended, restated, amended and restated, modified or supplemented from time to time).

“Patriot Act” has the meaning specified in Section 8.16.

“Pellet Project 3 Property” means any fixed or capital assets owned by Fulghum Graanul Oliver, LLC and located in Screven County, Georgia.

“Pellet Project 4 Property” means any fixed or capital assets owned by any Subsidiary of Parent Guarantor and designated in writing by Borrower, and agreed by Lenders, as “Project Yankee”.

“Pension Plan” means any employee pension benefit plan (excluding any Multiemployer Plan) that is maintained or is contributed to by Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 and 430 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means the Perfection Certificate to be executed and delivered by the Loan Parties, substantially in the form of Exhibit J.

“Permitted Liens” means Liens granted to (a) the Lender Parties under the Loan Documents and (b) Custodian at the priority levels permitted under the Control Agreements.

“Permitted Transaction” has the meaning specified in Section 2.15(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means each employee benefit plan as defined in Section 3(3) of ERISA that is, or within the prior six years was, maintained or contributed to by Borrower.

“Plan Assets” means “plan assets” within the meaning of the Plan Assets Regulation or otherwise.

“Plan Assets Regulation” means 29 C.F.R. §2510.3-101, et seq.

“Pledge Agreement” means that certain Amended and Restated Pledge Agreement, dated as of the First Restatement Date, executed by Borrower for the benefit of the Secured Parties.

“Pledge Agreement (Other Equity)” means that certain Pledge Agreement, dated as of the First Restatement Date, executed by the Loan Parties party thereto from time to time for the benefit of the Secured Parties.

“Post-Retirement Plan” means any employee welfare benefit plan, program or arrangement that provides for welfare benefits subsequent to termination of employment, other than as required by the continuation of coverage rule under Part 6 of Title I of ERISA or similar applicable law.

“PPSA” means the Personal Property Security Act as from time to time in effect in the Province of British Columbia or, as the context requires, any other applicable jurisdiction.

“Preferred Equity” means all of the Series E Convertible Preferred Stock of the Parent Guarantor owned by the Lenders immediately prior to the Second Restatement Date.

“Preferred Equity Discharge Agreement” means the Preferred Equity Exchange and Discharge Agreement, dated as of the Second Restatement Date, specifying the terms and conditions for terminating the Lenders’ investment in the Preferred Equity.

“Preferred Equity Repayment Amount” means, collectively, the following: (i) a number of units of the Underlying Equity calculated by dividing $90,000,000 by the product of (a) the volume weighted average price of the Underlying Equity on the New York Stock Exchange for the sixty trading day period ending, but excluding, the date that is two (2) Business Days immediately prior to the Merger Closing and (b) 85% (the product of clauses (a) and (b), the “Adjusted Issuer Price”) plus (ii) a number of shares of Stock of the Parent Guarantor calculated by dividing $10,000,000 by the product of (a) the volume weighted average price of the Parent Guarantor’s common stock on the New York Stock Exchange for the sixty trading day period ending, but excluding, the date that is two (2) Business Days immediately prior to the Merger Closing and (b) 85% plus (iii) an amount in cash equal to all accrued and unpaid dividends on the Preferred Equity.

“Prepayment Premium” has the meaning specified for such term in the Existing Restated Credit Agreement.

“Qualifying IPO” means the issuance of common Equity Interests in the wood pellets and wood fiber operations of Parent Guarantor and its Subsidiaries in an underwritten primary public offering pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act.

“Quebec Security Documents” means, collectively, the following: (i) the Deed of Hypothec to Secure Titles of Indebtedness, dated May 12, 2015, by RTK WP Canada, ULC, RTK WP2 Canada, ULC, and Credit Suisse AG, Cayman Islands Branch; (ii) the Debenture Pledge Agreement, dated May 12, 2015, by and between RTK WP Canada, ULC, Credit Suisse AG, Cayman Islands Branch, and (iii) the Debenture dated May 12, 2015, by RTK WP Canada, ULC in favor of Credit Suisse AG, Cayman Islands Branch.

“Ratable Share” or “Ratably” means as to each Lender, with respect to such Lender’s Hold Amount at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the Hold Amount of such Lender at such time and the denominator of which is the Hold Amounts of all Lenders at such time. The Ratable Share of each Lender on the Second Restatement Date is specified alongside the name of such Lender on Schedule I.

“Register” has the meaning specified in Section 8.06(e).

“Regulation T” means Regulation T issued by the Federal Reserve System.

“Regulation U” means Regulation U issued by the Federal Reserve System.

“Regulation X” means Regulation X issued by the Federal Reserve System.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Collateral Shares Amount” means units of the Underlying Equity in an amount equal to the result obtained by dividing $45,000,000 by the market price of the Underlying Equity determined immediately prior to the closing of the Merger.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Hold Amount.

“Required Tranche A Equity Prepayment Amount” means units of the Underlying Equity in an amount equal to the result obtained by dividing $50,000,000 by the Adjusted Issuer Price.

“Responsible Officer” of a Person means its chief executive officer, its chief financial officer, its treasurer or its senior vice president (whether or not the Person performing such duties is so designated) or any authorized designee thereof.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Second Restatement Date” means the date on which the conditions precedent set forth in Section 3.01 shall be satisfied (or waived in accordance with Section 8.01).

“Secured Parties” has the meaning specified in the Pledge Agreement.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means that certain Security Agreement, dated as of the First Restatement Date, executed by the Loan Parties party thereto from time to time for the benefit of the Secured Parties.

“Security Documents” means the Pledge Agreement, the Control Agreement, the Guaranty Agreement, the Pledge Agreement (Other Equity), the Canadian Pledge Agreement, the Chilean Pledge Agreement, the Luxembourg Pledge Agreement, the Group Entity Acknowledgments, the Security Agreement, the Canadian Security Agreement, the Account Agreement, the Canadian Account Agreement, the Luxembourg Account Pledge Agreement, the Quebec Security Documents, the Perfection Certificate, the BMO Intercreditor Agreement, the BMO Intercreditor Reaffirmation Agreement, the Collateral Reaffirmation Agreement, each account control agreement, and each document, agreement or instrument executed or delivered in connection herewith or therewith, other than the account opening documents of the Collateral Account.

“Specified Canadian Property” means any fixed or capital assets owned by RTK WP Canada, ULC and located in the city of Wawa, Ontario, Canada or RTK WP2 Canada, ULC and located in the city of Atikokan, Ontario, Canada.

“Specified Property” means Specified Canadian Property, Pellet Project 3 Property and Pellet Project 4 Property.

“Stated Maturity Date” means April 9, 2019.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Swap Agreement” means any “swap agreement” as defined in Section 101(53B) of the Bankruptcy Code, or any successor provision.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

“Tranche A Loan” has the meaning specified in the Existing Restated Credit Agreement.

“Tranche B Commitment” means, as to each Lender, the aggregate amount of the Tranche B Loans made by each Lender to the Borrower on or before the Second Restatement Date as set forth opposite such Lender’s name on Schedule I, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche B Loan” has the meaning specified in Section 2.01(b).

“Tranche C Commitment” has the meaning specified in the Existing Restated Credit Agreement.

“Transaction Agreement” means the Transaction Agreement, dated as of August 9, 2015, among the Issuer, the holders of the Preferred Equity parties thereto, and GSO Capital Partners LP, as Holder’s Representative, as such agreement is in effect on such date and, notwithstanding Section 1.04 hereof, without giving effect to any amendment, supplement or other modification thereto which is adverse to the Lenders in any material respect that is not consented to by the Lenders.

“Underlying Equity” means the common units of the Issuer.

“Underlying Equity Call Notice” has the meaning specified in Section 2.02(a).

“Underlying Equity Call Period” means the six month period immediately following the lock-up period referred to in Section 2.01 of the Transaction Agreement, provided that the Underlying Equity Call Period shall terminate and thereafter be unavailable on the earlier of (i) the first date after the date hereof that any Underlying Equity Call Right is exercised under Section 2.02(a) or Section 2.02(b) and (ii) the first date after the date hereof that a Repurchase Right (as defined in the Preferred Equity Discharge Agreement) is exercised.

“Underlying Equity Call Price” has the meaning specified in Section 2.02(a).

“Underlying Equity Call Right” has the meaning specified in Section 2.02(a).

“Underlying Equity Sale” has the meaning specified in Section 2.02(b).

“Underlying Equity Sale Notice” has the meaning specified in Section 2.02(b).

“Unrestricted Cash” means, at any time, all cash and Cash Equivalents of the Parent Guarantor and its Subsidiaries (other than the Excluded Subsidiaries) at such time other than (i) any cash or Cash Equivalents of the Parent Guarantor or any of its Subsidiaries subject to a Lien (other than a Permitted Lien), (ii) any cash or Cash Equivalents of a Subsidiary of the

Parent Guarantor to the extent such Subsidiary is subject to any Lien, encumbrance or other restriction (whether created by contract or applicable Law) that limits the ability of such Subsidiary to (x) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Debt owed to, any Group Entity or (y) provide loans or advances to any Group Entity, except for such encumbrances or restrictions created by the Loan Documents and (iii) Cash.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Voting Stock” means, with respect to any Person as of any date, the Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person; provided that with respect to a limited partnership or other entity which does not have directly a Board of Directors, Voting Stock means such Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

1.02 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the annual financial statements of the applicable Person, except as otherwise specifically prescribed herein. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Borrower shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide to Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04 Principles of Construction

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Constituent Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) except to the extent Administrative Agent’s or Lenders’ consent is required as provided herein, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

ARTICLE II.

AMOUNTS AND TERMS OF THE LOANS

2.01 Treatment of Loan and Commitments on Second Restatement Date.

(a) Tranche A Loans. On the Second Restatement Date, Borrower shall repay the principal amount of the Tranche A Loan in full together with all accrued and unpaid interest and fees (including the Prepayment Premium) thereon. Such prepayment of the Tranche A Loan shall be made as follows on the Second Restatement Date: (i) with respect to the principal of the Tranche A Loan, Borrower shall deliver to the Administrative Agent for the account of the Lenders the Required Tranche A Equity Prepayment Amount,1 (ii) with respect to all accrued and unpaid interest on the Tranche A Loan, Borrower shall pay to Administrative Agent for the account of the Lenders such interest in cash, and (iii) with respect to the Prepayment Premium payable on the Tranche A Loan, Borrower shall pay to Administrative Agent for the account of the Lenders such premium in cash.

[1]	This number will be provided to the Administrative Agent on the Second Restatement Date.

(b) Tranche B Loans. Borrower acknowledges and confirms for the benefit of the Administrative Agent and each Lender as of the Second Restatement Date, that (i) the aggregate outstanding principal amount of the Tranche B Loan is $45,000,000, (ii) $[        ] of interest has accrued on the Term B Loan and is unpaid, and (iii) all such amounts are duly and validly owing to the Lenders hereunder and are not subject to any defense, counterclaim, or right of setoff of any kind.

(c) Tranche C Commitments. On the Second Restatement Date, the Tranche C Commitments of each Lender shall be deemed cancelled in full and no Lender shall have any further obligation with respect to its Tranche C Commitment. Borrower acknowledges and agrees to the foregoing.

(d) No Reborrowing. Loans borrowed and prepaid or repaid may not be reborrowed.

2.02 Underlying Equity Call Right; Lender Disposition of Underlying Equity.

(a) The Lenders agree that the Parent Guarantor shall have the right, which shall be exercisable no more than once during the Underlying Equity Call Period pursuant to this Section 2.02(a) or Section 2.02(b)(ii), to acquire from the Lenders all or any integral number of units of Lender Underlying Equity that are owned by each such Lender on the date of receipt by the Administrative Agent of any Underlying Equity Call Notice (the “Underlying Equity Call Right”). For each unit of Underlying Equity acquired by the Parent Guarantor in exercising the Underlying Equity Call Right the Parent Guarantor shall pay an amount in cash equal to 150% of the Adjusted Issuer Price (the “Underlying Equity Call Price”).

The Parent Guarantor may exercise the Underlying Equity Call Right by sending an irrevocable written notice (the “Underlying Equity Call Notice”) to the Administrative Agent specifying (i) the number of units of Lender Underlying Equity to be called, (ii) the date on which the closing of such Underlying Equity Call Right will be effected (which date shall be no sooner than three (3) Business Days after the date of such notice and no more than ten (10) Business Days after the date of receipt of such notice), and (iii) the aggregate amount to be paid by the Parent Guarantor in connection with such exercise of the Underlying Equity Call Right. Upon receipt of such notice the Administrative Agent shall forward such notice to each Lender. Such notice shall be deemed acceptable unless a Lender notifies the Administrative Agent within two (2) Business Days after it receives such notice that it disagrees with the calculations in such notice. Absent such disagreement, on the closing date specified in such notice, the Parent Guarantor shall pay to the Administrative Agent for the account of each Lender in immediately available funds the amount specified in such notice (which shall be promptly distributed by the Administrative Agent to each Lender as provided in Section 2.12(a)) and the Administrative Agent and the Lenders shall cause the units of Lender Underlying Equity that are the subject of such notice to be delivered promptly to the Parent Guarantor, without representation or warranty of any kind.

(b) Subject to the terms of the Transaction Agreement, each Lender shall have the right to sell, assign, transfer, pledge or otherwise encumber its Lender Underlying Equity at any time, provided that any sale (“Underlying Equity Sale”) by any Lender of any or all of its Lender Underlying Equity made during the Underlying Equity Call Period (other than any sale to any fund managed by or affiliated with GSO Capital Partners LP) shall be subject to the following:

(i) If the volume weighted average price for units of Underlying Equity on the New York Stock Exchange for the day immediately preceding the proposed date of the Underlying Equity Sale is less than or equal to the Underlying Equity Call Price, then such Lender is entitled to (x) sell such Lender Underlying Equity without notice to the Parent Guarantor or the Borrower and (y) retain all proceeds of such sale for its own account.

(ii) If the volume weighted average price for units of Underlying Equity on the New York Stock Exchange for the day immediately preceding the proposed date of the Underlying Equity Sale is greater than the Underlying Equity Call Price, then such Lender must notify the Parent Guarantor in writing (the “Underlying Equity Sale Notice”) of its intention to sell all or any portion of its Lender Underlying Equity and specify the volume weighted average price for units of Underlying Equity on the New York Stock Exchange for the day immediately prior to the date of such notice. If the Underlying Equity Call Period remains in effect the Parent Guarantor may exercise the Underlying Equity Call Right with respect to the Lender Underlying Equity of such Lender by delivering an Underlying Equity Call Notice in accordance with Section 2.02(a) prior to the end of the five (5) Business Day period that follows the delivery to the Parent Guarantor of the Underlying Equity Sale Notice and following the procedures and making the payments provided for in Section 2.02(a) (modified, if applicable and as necessary, to reflect the fact that the Underlying Equity Call Right is being exercised with respect to the Lender Underlying Equity of a single Lender). Notwithstanding the foregoing provisions of this Section 2.02(b)(ii), such Lender is entitled to sell all or a portion of its Lender Underlying Equity during such five (5) Business Day period and prior to its receipt of an Underlying Equity Call Notice from Parent Guarantor and retain all of the proceeds thereof, provided that it shall pay to the Parent Guarantor in immediately available funds within two (2) Business Days after the settlement of such sale transaction, an amount equal to result obtained by multiplying (x) the number of units of Lender Underlying Equity sold in such sale transaction by (y) the excess of the per unit sale price for the Lender Underlying Equity sold over the Underlying Equity Call Price.

(c) For the avoidance of doubt, the Underlying Equity Call Right may only be exercised once. Such exercise may be concurrently with, but not after, the exercise of the Repurchase Right (as defined in the Preferred Equity Discharge Agreement).

(d) All Lender Underlying Equity sold by a Lender to any Person shall be sold free and clear of the Underlying Equity Call Right provided for in Section 2.02(a) and the rights provided to the Parent Guarantor in Section 2.02(b)(ii).

(e) The Underlying Equity Call Right provided for in Section 2.02(a) and the rights provided to the Parent Guarantor in Section 2.02(b)(ii) are for the benefit of the Parent Guarantor only and may only be exercised by the Parent Guarantor.

2.03 Repayment of Loans. Borrower shall repay to Administrative Agent for the account of the Lenders the principal amount of the Loans together with all accrued and unpaid fees and interest, and the Loans shall mature, on the Stated Maturity Date.

2.04 Interest.

(a) Interest Payments. Interest shall accrue on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount shall be paid in full, at a rate per annum for each Interest Period equal to the Applicable Rate for such Interest Period. Accrued interest on each Loan is payable quarterly in arrears on the last Business Day of each calendar quarter, commencing on the first such date to occur after the date such Loan is made, on the Stated Maturity Date, and thereafter, on demand. The Applicable Rate shall be computed on a year of 360 days and for each day elapsed in the applicable Interest Period. Interest (including the default interest set forth below) shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(b) Default Interest. Notwithstanding the foregoing, if any Event of Default shall have occurred and be continuing, at Required Lenders’ option, after written notice (or automatically while an Event of Default under Section 6.01(a) or (h) has occurred and is continuing), Borrower shall pay on demand (and in any event in arrears on the date such amount shall be due and payable hereunder) interest on:

(i) the unpaid principal amount of each Loan, at a rate per annum equal at all times to the Default Rate, from the date of occurrence of such Event of Default or date of notice from Required Lenders (at their election) and to the extent there is a period between the date of occurrence of an Event of Default and the date that Borrower delivers notice of such Event of Default to Administrative Agent under Section 5.01(b)(iv) (the “Initial Default Period”), then Required Lenders may also elect at their option to charge interest at the Default Rate for the Initial Default Period; and

(ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full) at a rate per annum equal at all times to the Default Rate.

2.05 Voluntary and Mandatory Prepayments of Loans.

(a) [Intentionally Omitted].

(b) Voluntary Prepayment. Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 2:00 p.m. no less than five (5) Business Days prior to the date of the proposed prepayment, (ii) any prepayment shall be in an aggregate principal amount equal to the entire principal amount of the Loans then outstanding or, if less, $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (iii) if such prepayment is less than the entire outstanding principal amount of the Loans, such notice shall specify the amount of each Tranche of Loans to be prepaid. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding anything to the contrary contained in this Agreement, Borrower may rescind any notice of prepayment under this Section 2.05(b) if such prepayment would have resulted from a refinancing of all or a portion of the Facility, which refinancing shall not be consummated or shall otherwise be delayed

(c) Prepayment from Proceeds of Qualifying IPO or Extraordinary Proceeds Event. Borrower shall within ten (10) Business Days after the occurrence of any Qualifying IPO or Extraordinary Proceeds Event, make an offer to prepay the Loans (a “Prepayment Offer”) in an amount equal to, in the case of a Qualifying IPO, the entire outstanding principal amount of the Loans, and in the case of an Extraordinary Proceeds Event, the least of (x) the amount of the Extraordinary Proceeds therefrom, (y) the entire principal amount of the Loans outstanding on the date of prepayment, and (z) such other amount as may be selected by Required Lenders (such applicable amount, the “Prepayment Amount”).

(i) Each such Prepayment Offer shall remain open for a period of at least twenty (20) Business Days following its commencement (the “Prepayment Offer Period”) and shall state (A) in the case of an Extraordinary Proceeds Event, in reasonable detail the nature and amount of the Extraordinary Proceeds therefrom and the date of receipt thereof by Borrower or any Affiliate thereof, (B) that the Prepayment Offer is being made pursuant to this Section 2.05(c) and the Prepayment Offer Period, including the time and date the Prepayment Offer will terminate (the “Prepayment Offer Termination Date”), (C) that any Lender electing to have any Loans prepaid pursuant to the Prepayment Offer shall be required to notify Borrower and Administrative Agent on or before the Prepayment Offer Termination Date and (D) that any Lender shall be entitled to withdraw its election if Administrative Agent receives, not later than the Business Day prior to the Prepayment Offer Termination Date, notice that such Lender is withdrawing its election to have its Loans prepaid.

(ii) Such prepayment shall be made to each Lender electing to have its Loans prepaid in accordance with clause (i) above, in the case of a Qualifying IPO, no later than 365 days after the date of such Qualifying IPO, and in the case of an Extraordinary Proceeds Event, no later than five (5) Business Days after the Prepayment Offer Termination Date. Such prepayment shall be made without premium or penalty, in all cases. For the avoidance of doubt, Borrower’s failure to comply with this paragraph shall not relieve it of any obligation to make any such prepayment.

(d) General. All prepayments of Loans made under this Agreement, whether voluntary or mandatory, shall be made together with payment of accrued interest on the amount of principal so prepaid, fees and any amount required pursuant to Section 2.10.

2.06 Fees.

(a) Agency Fee. Borrower shall pay an annual agency fee of $50,000 (the “Agency Fee”) to Administrative Agent for its own account. The annual Agency Fee shall be paid in immediately available funds on each anniversary of the Original Closing Date until the earlier of (i) the Stated Maturity Date or (ii) the date on which the Loans are fully prepaid pursuant to Section 2.05. The Agency Fee shall not be subject to reduction by way of set-off or counterclaim and shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.07 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender Party;

(ii) subject any Lender Party to any tax of any kind whatsoever with respect to this Agreement, or any Loan made by it, or change the basis of taxation of payments to such Lender Party in respect thereof (except for Indemnified Taxes and Excluded Taxes described in clauses (a)(ii) and (b) through (d) of the definition of “Excluded Taxes”); or

(iii) impose on any Lender Party or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan made hereunder;

and the result of any of the foregoing shall be to increase the cost to such Lender Party, or to reduce the amount of any sum received or receivable by such Lender Party hereunder (whether of principal, interest or any other amount) then, upon request of such Lender Party, Borrower will pay to such Lender Party such additional amount or amounts as will compensate such Lender Party for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender Party setting forth the amount or amounts necessary to compensate such Lender Party or its holding company, as the case may be, as specified in Subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender Party the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender Party to demand compensation pursuant to this Section shall not constitute a waiver of such Lender Party’s right to demand such compensation; provided that that Borrower shall not be required to compensate any Lender Party pursuant to Section 2.07(a) for any increased costs incurred more than 180 days prior to the date that such Lender Party notifies Borrower, in writing of the increased costs and of such Lender Party’s intention to claim compensation thereof; provided, further, that if the circumstance giving rise to such increased costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Survival. All of Borrower’s obligations under this Section 2.07 shall survive termination of the Facility, repayment of all other Obligations hereunder, and resignation or replacement of Administrative Agent.

2.08 Taxes.

(a) Payments Free of Taxes.

(i) Any and all payments by or on account of any obligation of a Loan Party hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require a Loan Party or Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined in the good faith discretion of such Loan Party or Administrative Agent, as the case may be.

(ii) If a Loan Party or Administrative Agent shall be required by the Internal Revenue Code or applicable Law to withhold or deduct any Taxes from any payment, then (A) Administrative Agent or such Loan Party shall withhold or make such deductions as are determined by Administrative Agent or such Loan Party, as the case may be, to be required, (B) Administrative Agent or such Loan Party shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Internal Revenue Code or such applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) each Lender Party receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes. Without limiting or duplication of the provisions of Subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification.

(i) Without limiting or duplication of the provisions of Subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify each Lender Party, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Loan Party or Administrative Agent or paid by such Lender Party, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender Party (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender Party, shall be conclusive absent manifest error.

(ii) Without limiting or duplication of the provisions of Subsection (a) or (b) above, each Lender shall, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Administrative Agent) incurred by or asserted against Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such

Lender to Administrative Agent pursuant to Subsection (e). Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation or replacement of Administrative Agent, any assignment of rights by a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or by Administrative Agent to a Governmental Authority as provided in this Section 2.08, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e) Status of Lenders. (i) Each Lender shall deliver to Borrower and to Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement or when reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Loan Party pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Each Lender shall promptly (A) notify Borrower and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Loan Party or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender. Notwithstanding anything to the contrary in the preceding sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.08(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting or duplication of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for the Loan Parties and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(iv) If Administrative Agent is a U.S. Person, it shall deliver to Borrower two executed originals of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding tax. Otherwise, Administrative Agent (including any successor Administrative Agent that is not a U.S. Person) shall deliver to Borrower two duly completed copies of Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Loan Parties to be treated as a U.S. Person with respect to such payments (and the Loan Parties and Administrative Agent agree to so treat Administrative Agent as a U.S. Person with respect to such payments), with the effect that the Loan Parties can make payments to Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender Party, or have any obligation to pay to any Lender Party, any refund of Taxes withheld or deducted from funds paid for the account of such Lender Party. If Administrative Agent or any Lender Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent or such Lender Party, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of Administrative Agent or such Lender Party, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender Party in the event Administrative Agent or such Lender Party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Subsection (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Subsection (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Subsection shall not be construed to require Administrative Agent or any Lender Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g) Defined Terms. For purposes of this Section 2.08, the term “applicable Law” includes FATCA.

(h) Survival. Each party’s obligations under this Section 2.08 shall survive termination of the Facility, repayment of all other Obligations hereunder, and resignation or replacement of Administrative Agent.

2.09 Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify Administrative Agent and Borrower that any Law makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations to make or maintain Loans hereunder, the obligation of such Lender to make or maintain its Ratable Share of the Loans shall be terminated and all Loans of such Lender, all interest thereon and all other amounts payable under this Agreement to such Lender shall become due and payable. Any Lender that becomes aware of circumstances that would permit such Lender to notify Administrative Agent of any illegality under this Section 2.09 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

2.10 Compensation for Losses. Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all reasonable and documented losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Loan but excluding loss of anticipated profits) which such Lender may sustain: (a) if any prepayment or repayment (including any prepayment or repayment made pursuant to Sections 2.03 or 2.05 or as a result of an acceleration of the Loans pursuant to Section 6.01) occurs on a date which is not the last day of an Interest Period with respect thereto; (b) if any prepayment of any Loan is not made on any date specified in a notice of prepayment given by Borrower; or (c) as a consequence of any other default by Borrower to repay any Loan when required by the terms of this Agreement. Such loss, expense or liability to any Lender shall be deemed to include an amount determined by such Lender to be the amount (if any) by which (x) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to the Loan (which, for the avoidance of doubt, will not include the Spread applicable thereto), for the period from the date of such event to the last day of the applicable Interest Period therefor (or, in the case of a failure to borrow, for the period that would have been the initial Interest Period for the Loan) exceeds (y) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to Borrower and shall be conclusive absent manifest error. The obligation of Borrower in this clause shall survive the repayment, satisfaction or discharge of all the Obligations.

2.11 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) Administrative Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, and (iii) the amount of any sum received by Administrative Agent for the benefit of Lenders hereunder from Borrower and each Lender’s share thereof.

(c) The entries maintained in the accounts maintained pursuant to Subsections (a) and (b) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay such obligations in accordance with their terms, and in the event of any conflict between such accounts and the Register maintained by Administrative Agent pursuant to Section 8.06(e), the entries in the Register shall be controlling. It is the intention of the parties hereto that the Loans will be treated as in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code (and any other relevant or successor provisions of the Internal Revenue Code).

(d) No promissory note shall be required to evidence the Loans by Lenders to Borrower. Upon the request of a Lender, Borrower shall execute and deliver to such Lender a promissory note, which shall evidence the Loans to Borrower by such Lender in addition to such records. Any promissory note issued to a Lender shall bear the following legend:

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. FOR INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY OF THE NOTE, PLEASE CONTACT DAN J. COHRS, RENTECH NITROGEN HOLDINGS, INC., 10877 WILSHIRE BLVD., SUITE 600, LOS ANGELES CA 90024, TELEPHONE: 310-571-9800, FAX: 310-208-7165.

2.12 Payments and Computations.

(a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Borrower shall make each payment hereunder not later than 12:00 noon on the day when due in Dollars to Administrative Agent in immediately available funds at its office in New York, New York. Administrative Agent will promptly distribute to each Lender its Ratable Share (or other applicable share as provided herein) of (i) any such payment made in the form of funds in like funds as received by wire transfer to such Lender’s Lending Office and (ii) any such payment made in the form of Equity Interests either by delivery of physical certificates evidencing such Equity Interests to such Lender at its Lending Office or, if such Equity Interests are not evidenced by certificates, by electronic transfer of such Equity Interests to a securities account established by such Lender (provided information regarding such account previously shall have been notified by such Lender to the Administrative Agent). All payments received by Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day (in Administrative Agent’s sole discretion) and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided herein, whenever any payment hereunder would be due on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or any fees, as the case may be.

(c) Except as expressly provided in Section 2.01, all payments (including, without limitation, prepayments and any other amounts received hereunder in connection with the exercise of Administrative Agent’s and Lenders’ rights after an Event of Default) made by Borrower to Administrative Agent under any Loan Document shall be applied to amounts then due and payable in the following order: (i) to any fees, expenses and indemnities payable by Borrower to Administrative Agent under any Loan Document; (ii) ratably to any expenses and indemnities payable by Borrower to any Lender under any Loan Document; (iii) to any accrued and unpaid interest and fees due to any Lender under this Agreement; (iv) to principal payments on the outstanding Loans; and (v) to the extent of any excess, to the payment of all other Obligations under the Loan Documents.

2.13 Administrative Agent’s Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to Administrative Agent such Lender’s Ratable Share of such Loan, Administrative Agent may assume that such Lender has made such Ratable Share of such Loan available on such date and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its Ratable Share of such Loan available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by Borrower, the Applicable Rate. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its Ratable Share of the applicable Loan to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(b) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

(c) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 2.08(c)(ii) or 8.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 2.08(c)(ii) or 8.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 2.08(c)(ii) or 8.04(c).

2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower or any Affiliate thereof (including Issuer) (as to which the provisions of this Section shall apply). Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrower in the amount of such participation.

2.15 Restricted Transactions; No-Rehypothecation.

(a) Except for any Permitted Transaction (or component thereof), without the consent of Required Lenders (not to be unreasonably withheld), Borrower shall not, and shall not permit Parent Guarantor or any Aggregated Person to, (i) sell, hedge (including any derivative transactions and short sales), transfer or otherwise dispose of any Underlying Equity; (ii) incur additional Debt collateralized by any Underlying Equity, including without limitation synthetic “long” positions on the Underlying Equity; (iii) issue debt or preferred stock or other instruments exchangeable into or otherwise referencing the Underlying Equity; or (iv) enter into any agreement that contractually imposes any lock-up, encumbrance, or other restriction in respect of any Collateral Shares, other than under the Facility and other than any agreement to which any Lender Party is a party.

(b) Each of the following transactions shall be a “Permitted Transaction”:

(i) any sale of Underlying Equity (not constituting Collateral) by Parent Guarantor or any Subsidiary thereof to an unaffiliated third party consummated pursuant to Rule 144 or a public offering for cash proceeds so long as any lockup agreement signed as a condition to such Rule 144 sale or public offering would not adversely affect any Lender Party’s ability to foreclose on or Dispose of the Collateral Shares;

(ii) any sale of Underlying Equity constituting Collateral pursuant to any exercise of rights and remedies under the Pledge Agreement; and

(iii) any of the releases made in accordance with Section 2.16 below.

(c) Each Lender Party agrees not to pledge, repledge, hypothecate, rehypothecate, sell, assign, invest, lend, use, commingle or otherwise transfer for hedging, financing or other related activities (including without limitation, pursuant to repurchase transactions) any Collateral Shares; provided that the foregoing shall not restrict (i) any Lender Party’s rights to assign, sell participations in or pledge the Obligations and the Collateral as permitted in Section 8.06 hereof or (ii) any Lender Party’s rights and remedies after the occurrence and during the continuance of an Event of Default.

2.16 Release of Collateral Shares. Borrower may not withdraw any Collateral (as defined in the Pledge Agreement) from any Collateral Account, except as provided in the following:

(a) All dividends, distributions and proceeds in respect of the Collateral Shares, whether in cash, securities or other property, shall be deposited into the Collateral Account and constitute Collateral. Borrower may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Administrative Agent, request the release of Ordinary Cash Distributions deposited into the Collateral Account (which notice may be delivered prior to the deposit of such Ordinary Cash Distributions), and Administrative Agent shall instruct Custodian to release such Ordinary Cash Distributions on the date specified by Borrower in such request so long as of the date of such release no Default or Event of Default has occurred, is continuing or would result from such release.

(b) Borrower may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Administrative Agent, request the release of Collateral Shares from the Collateral Account in connection with a mandatory prepayment of the Loans pursuant to Section 2.05(c), and Administrative Agent shall, following receipt of such notice, instruct Custodian to release such Collateral Shares on the date specified by Borrower in such request if (i) as of the date of such proposed release the Borrower has certified to the Administrative Agent that no Default or Event of Default has occurred and is continuing or would result from such release, (ii) Administrative Agent receives such prepayment simultaneously or prior to the release of the relevant number of Collateral Shares, and (iii) the notice specifies the number of Collateral Shares requested to be released accompanied by the calculation of such amount as specified below. The number of Collateral Shares to be released will be determined by the Borrower using the following formulas (which calculations will be specified in such notice and certified to the Administrative Agent): (i) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is greater than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be (A) the principal amount of the Loans mandatorily prepaid at such time pursuant to Section 2.05(c) divided by (B) the Collateral Shares Price determined by the Borrower as of the Second Restatement Date or (ii) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is equal to or less than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be the result (which shall be deemed to be zero if it is a negative number) of (A) the total number of Collateral Shares pledged as Collateral pursuant to the Pledge Agreement at such time less (B) the quotient of (1) the aggregate principal amount of the outstanding Loans, divided by (2) the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice.

(c) Borrower may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Administrative Agent, request the release of Collateral Shares from the Collateral Account in connection with a deposit of Cash into the Collateral Account, and Administrative Agent shall, following receipt of such notice, instruct Custodian to release such Collateral Shares on the date specified by Borrower in such request if (i) as of the date of such proposed release the Borrower has certified to the Administrative Agent that no Default or Event of Default has occurred and is continuing or would result from such release, (ii) Administrative Agent has received satisfactory evidence of such deposit of Cash into the Collateral Account, and (iii) the notice specifies the number of Collateral Shares requested to be released accompanied by the calculation of such amount as specified below. The number of Collateral Shares to be released will be determined by the Borrower using the following formulas (which calculations will be specified in such notice and certified to the Administrative Agent): (i) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is greater than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be (A) the principal amount of the Cash deposit made at such time into the Collateral Account divided by (B) the Collateral Shares Price determined by the Borrower as of the Second Restatement Date or (ii) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is equal to or less than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be the result (which shall be deemed to be zero if it is a negative number) of (A) the total number of Collateral Shares pledged as Collateral pursuant to the Pledge Agreement at such time less (B) the quotient of (1) the aggregate principal amount of the outstanding Loans less the principal amount of the Cash deposit made at such time, divided by (2) the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice.

(d) Borrower may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Administrative Agent, request the release of Collateral Shares from the Collateral Account in connection with a prepayment of the Loans pursuant to Section 2.05(b), and Administrative Agent shall, following receipt of such notice, instruct Custodian to release such Collateral Shares on the date specified by Borrower in such request if (i) as of the date of such proposed release the Borrower has certified to the Administrative Agent that no Default or Event of Default has occurred and is continuing or would result from such release, (ii) Administrative Agent receives such prepayment simultaneously or prior to the release of the relevant number of Collateral Shares, and (iii) the notice specifies the number of Collateral Shares requested to be released accompanied by the calculation of such amount as specified below. The number of Collateral Shares to be released will be determined by the Borrower using the following formulas (which calculations will be specified in such notice and certified to the Administrative Agent): (i) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is greater than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be (A) the principal amount of the Loans prepaid at such time pursuant to Section 2.05(b) divided by (B) the Collateral Shares Price determined by the Borrower as of the Second Restatement Date or (ii) if the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice is equal to or less than the Collateral Shares Price determined by the Borrower as of the Second Restatement Date, then the number of Collateral Shares to be released shall be the result (which shall be deemed to be zero if it is a negative number) of (A) the total number of Collateral Shares pledged as Collateral pursuant to the Pledge Agreement at such time less (B) the quotient of (1) the aggregate principal amount of the outstanding Loans, divided by (2) the Collateral Shares Price determined by the Borrower as of the release date specified by Borrower in such notice.

ARTICLE III.

CONDITIONS PRECEDENT

3.01 Conditions Precedent to the Second Restatement Date. This Agreement will become effective on the Second Restatement Date subject to the satisfaction or waiver by the Lenders of each of the following conditions precedent:

(a) Administrative Agent shall have received each of the following documents, each duly executed by each party thereto, each dated the Second Restatement Date and each in form and substance satisfactory to Administrative Agent and each Lender:

(i) this Agreement;

(ii) the Guaranty Agreement;

(iii) the Collateral Reaffirmation Agreement;

(iv) the BMO Intercreditor Reaffirmation Agreement;

(v) an amendment or supplement to, or any related document or filing, any Security Document requested by the Administrative Agent and the Lenders if the Administrative Agent and the Lenders determine that such amendment or supplement, or any such related document or filing, is necessary to (i) preserve the validity, perfection or priority of the Liens created by such Security Document after giving effect to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that the operation of such Security Document is consistent with its operation immediately prior to the Second Restatement Date;

(vi) a certificate of a Responsible Officer of each Loan Party certifying (A) copies of the Constituent Documents (including any amendments or supplements thereto) of such Loan Party (or, in the alternative, that there have been no changes to such documents since the delivery of such documents on the First Restatement Date), (B) copies of the resolutions authorizing and approving the execution, delivery and performance by such Loan Party of the Loan Documents to which such Loan Party is a party, and (C) all documents evidencing all other necessary company action, governmental approvals and third-party consents, if any, for such Loan Party with respect to each Loan Document;

(vii) a certificate of a Responsible Officer of each Loan Party certifying the names and true signatures of the Responsible Officers of such Loan Party authorized to sign each Loan Document to which such Loan Party is a party;

(viii) a certificate from the chief financial officer or chief executive officer of the Parent Guarantor, certifying on behalf of Parent Guarantor, Borrower, Rentech Development Corporation, Rentech WP U.S. Inc., RTK WP Holdings, ULC, RTK WP Canada, ULC, RTK WP2 Holdings, ULC, RTK WP2 Canada, ULC, and Fulghum Fibres, Inc. (collectively, the “Certifying Loan Parties”) that, on and as of the Second Restatement Date, and after giving effect to the transactions contemplated hereby and the Liens created pursuant hereto, (A) the present fair value of each Certifying Loan Party’s assets exceeds the total amount of such Certifying Loan Party’s liabilities (including, without limitation, contingent liabilities), (B) each Certifying Loan Party has capital and assets sufficient to carry on its businesses, (C) each Certifying Loan Party is not engaged and is not contemplating engagement in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction, (D) no Certifying Loan Party intends to incur or believes that it will incur debts beyond its ability to pay as they become due and (E) no Certifying Loan Party will be rendered insolvent by the execution, delivery and performance of the Loan Documents to which it is a party or by the consummation of the transactions contemplated by the Loan Documents;

(ix) certificates evidencing (i) the good standing of each Loan Party in its jurisdiction of formation and (ii) the qualification of such Loan Party to do business in each jurisdiction in which it is required to so qualify, in each case, dated a date not earlier than ten (10) Business Days prior to the Second Restatement Date;

(x) an opinion of Latham & Watkins LLP, as special counsel to the Borrower, covering the following matters, as applicable: legal existence and good standing, power, authorization and execution, capacity, enforceability, non-contravention (corporate, contractual and legal), governmental approval, compliance with margin regulations and the Investment Company Act, and the continuing validity and perfection of the liens and security interests created by the Security Documents;

(xi) [intentionally omitted];

(xii) any certificates representing the pledged Equity Interests referred to in any Security Document accompanied by undated stock or equity transfer powers executed in blank, and any instruments evidencing Debt owed to a Loan Party required to be delivered by any Security Document; and

(xiii) a certificate from a Responsible Officer of Parent Guarantor attaching thereto all amendments or modifications that have been made since the First Restatement Date to the documents governing the Debt permitted by Section 8(d) of the Guaranty Agreement and certifying that, after giving effect to such delivery, all such documentation as delivered pursuant to the Existing Restated Credit Agreement and this Agreement is true, correct and complete.

(b) Administrative Agent shall have received (i) evidence that the Collateral Account is in existence and (ii) a copy of a letter of instruction, dated the Second Restatement Date, that has been executed by the Issuer and delivered to the Issuer’s transfer agent, irrevocably instructing such transfer agent to transfer immediately to the Collateral Account the Underlying Equity constituting the Required Collateral Shares Amount,2 it being agreed that it shall be an immediate Event of Default if Underlying Equity constituting the Required Collateral Shares has not been deposited in the Collateral Account by the close of business on the third Business Day immediately following the Second Restatement Date.

(c) All fees and expenses required to be paid to the Administrative Agent and the Lenders on or before the Second Restatement Date, including, without limitation, the Agency Fee and reasonable fees and expenses of counsel to Administrative Agent and Lenders, shall have been paid.

(d) Borrower shall have provided each Lender with a completed and executed Form G-3 issued by the Federal Reserve System.

(e) Administrative Agent shall have received a pro forma consolidated balance sheet for Parent Guarantor, as of the calendar quarter ending immediately prior to the Second Restatement Date and after giving effect to the transactions contemplated hereby, which balance sheet shall have been prepared in good faith by Parent Guarantor, and shall not be materially inconsistent with the forecasts previously provided to Administrative Agent.

(f) Each of the representations and warranties contained in Article IV herein and in each of the other Loan Documents shall be true and correct in all material

[2]	This number will be provided to the Administrative Agent on the Second Restatement Date.

respects on and as of the Second Restatement Date (except to the extent that such representations and warranties relate solely to an earlier date in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that, if a representation and warranty is qualified as to materiality, with respect to such representation and warranty the materiality qualifier set forth above shall be disregarded).

(g) No event shall have occurred which constitutes a Default or an Event of Default.

(h) Since the First Restatement Date, no event or condition shall have occurred or resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(i) The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to the Required Lenders that all of the insurance-related requirements of Section 5(q) of the Security Agreement and Section 5(q) of the Canadian Security Agreement are satisfied as of the Second Restatement Date.

(j) The Merger Closing shall have occurred in accordance with the terms of the Merger Documents and the Administrative Agent shall have received a certificate of a Responsible Officer of Parent Guarantor (i) certifying to that effect and (ii) attaching the Merger Documents and all other material documents entered into and/or delivered in connection with the Merger Closing and certifying that such documents are true, correct and complete.

(k) The Tranche A Loan shall have been paid in full in the manner specified in Section 2.01(a) of this Agreement.

(l) The holders of the Preferred Equity immediately prior to the Second Restatement Date shall have received payment of the Preferred Equity Repayment Amount and all other amounts required to be paid to such holders pursuant to the terms of the Preferred Equity Discharge Agreement including, without limitation, payment in full of all reasonable costs and expenses of such holders (including the fees and expenses of expenses of counsel to such holders incurred in connection with the transactions contemplated by the Merger and the Preferred Equity Discharge Agreement.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

4.01 Representations and Warranties of Borrower. Borrower represents and warrants to each Lender Party that:

(a) Borrower (i) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect, and (iii) has all requisite company power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

(b) The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to which it is a party (when delivered) and the grant by Borrower of the security interest contemplated hereby with respect to any Collateral are within its company powers, have been duly authorized by all necessary company action, and do not (i) contravene Borrower’s Constituent Documents, (ii) contravene any contractual restriction binding on it or require any consent under any material agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Liens upon any property or assets of Borrower other than Permitted Liens, or (iv) violate any Law (including, but not limited to, the Securities Act of 1933 and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award.

(c) Except for any filings specifically provided for in any Security Document to which Borrower is a party, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by Borrower of any Loan Document to which it is a party, (ii) the legality, validity, binding effect or enforceability of any Loan Document, or (iii) the creation, validity or perfection of the Liens created by the Security Documents.

(d) Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(e) This Agreement and the other Loan Documents to which Borrower is a party are and will be legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms in all respects.

(f) No Default or Event of Default has occurred and is continuing, or would result after giving effect to the borrowing of any Loan.

(g) Borrower has not incurred any Debt, other than Debt permitted by Section 5.02(a).

(h) Since the First Restatement Date, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(i) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of their properties or revenues that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purport to affect the legality, validity or enforceability of this Agreement, the Pledge Agreement, any other Loan Document, or that involves a substantial likelihood of prohibiting, restricting, delaying or otherwise materially affecting the performance of any of the Loan Documents or the making or repayment of the Loans.

(j) Borrower is not required to register as an “investment company” as such term is defined in the United States Investment Company Act of 1940.

(k) The execution, delivery and performance by Borrower of the Loan Documents does not violate Regulation T, Regulation U or Regulation X.

(l) Borrower owns all of its assets free and clear of Liens, other than Permitted Liens. Borrower has not made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its assets including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of UCC-1 financing statements, other than with respect to Permitted Liens.

(m) Borrower has filed all U.S. federal and state income tax returns and all other tax returns which are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except where the failure to file such tax returns or pay such taxes or other amounts could not reasonably be expected to have a Material Adverse Effect or for taxes contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. Borrower has not entered into an agreement or waiver or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Borrower and is not aware of any circumstances that would cause the taxable years or other taxable periods of Borrower not to be subject to the normally applicable statute of limitations, except as would not reasonably be expected to have a Material Adverse Effect.

(n) (i) The present fair value of Borrower’s assets exceeds the total amount of Borrower’s liabilities (including, without limitation, contingent liabilities), (ii) Borrower has capital and assets sufficient to carry on its businesses, (iii) Borrower is not engaged and is not contemplating engagement in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) Borrower does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. Borrower will not be rendered insolvent by the execution, delivery and performance of documents relating to this Agreement or by the consummation of the transactions contemplated under this Agreement.

(o) The Collateral Shares are (i) registered in the name of The Depository Trust Company’s nominee, (ii) maintained in the form of book entries on the books of The Depository Trust Company, and (iii) allowed to be settled through The Depository Trust Company’s regular book-entry settlement services.

(p) In the hands of any Lender Party exercising its rights under the Loan Documents, neither the Collateral Shares nor any other Collateral is subject to any lock-up agreement, voting agreement or similar contractual restrictions (other than the applicable restrictions under the Loan Documents), other than the provisions of the Partnership Agreement applicable to transfers of record ownership of the Underlying Equity on the books of the Issuer.

(q) Borrower has complied with its reporting obligations with respect to the Underlying Equity and the Loan Documents under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

(r) Borrower has not engaged in or entered into any transaction prohibited under Section 2.15.

(s) Neither Borrower nor any of its assets, properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

(t) The Loans are made with full recourse to Borrower and constitute direct, general, unconditional and unsubordinated Debt of Borrower and rank pari passu or senior to all other Debt of Borrower. This Agreement is entered into by Borrower in good faith and at arm’s length and is a bona fide loan transaction. This Agreement is not entered into with an expectation that Borrower would default in its obligations hereunder. Each Lien created under the Security Documents is a bona fide pledge to secure the Obligations, and the Loan Documents are not entered into by any Loan Party with the intent of facilitating a disposition of the Collateral Shares.

(u) All written information provided with respect to Borrower and its Affiliates (including Issuer) by or on behalf of Borrower to Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Agreement and the other Loan Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements of Borrower and its Subsidiaries provided to Administrative Agent, was or will be, on or as of the applicable date of provision thereof, when taken as a whole, complete and correct in all material respects and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(v) Each material agreement to which Borrower is a party is in full force and effect, and Borrower is not in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which Borrower is a party or by which Borrower or any of its properties or assets is bound which could reasonably be expected to result in a Material Adverse Effect.

(w) All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of Borrower have been duly obtained and are in full force and effect, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect. There are no restrictions or requirements which limit Borrower’s ability to lawfully conduct its business or perform its obligations under this Agreement or any other Loan Document.

(x) All financial statements concerning Borrower, Parent Guarantor or any Affiliates thereof which have been or will hereafter be furnished by or on behalf of Borrower or Parent Guarantor to Administrative Agent pursuant to the Loan Documents have been or will be prepared in accordance with GAAP consistently applied and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(y) On the Second Restatement Date, Borrower has no Subsidiaries other than those listed on Schedule II.

(z) (i) Except as could not reasonably be expected to result in a Material Adverse Effect, (A) each Plan has been maintained in compliance with the applicable provisions of the Internal Revenue Code and ERISA; (B) no ERISA Event has occurred or is reasonably expected to occur; and (C) as of the most recent valuation date, the present value of all accumulated benefits under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) do not exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits; and (ii) the underlying assets of Borrower do not constitute Plan Assets.

(aa) Borrower is not engaged in any business other than as described in its Constituent Documents.

(bb) [Intentionally Omitted]

(cc) The proceeds of the Tranche B Loans were used by the Borrower and Parent Guarantor solely for the purposes permitted by Section 4.01(cc) of the Existing Restated Credit Agreement and not for any purpose that violated Regulation T, Regulation U or Regulation X.

(dd) (i) None of the Loan Parties and none of their respective Subsidiaries are, and to Borrower’s knowledge none of their respective Affiliates are, in violation of any requirement of Law relating to terrorism or money laundering (collectively, “AML Laws”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Patriot Act, and any other enabling legislation or executive order relating thereto, and other federal, state, local or foreign laws relating to “know your customer” and antimony laundering rules and regulations.

(ii) None of the Loan Parties, none of their respective Subsidiaries and, to Borrower’s knowledge, none of their respective Affiliates and no broker or other agent of any Loan Party acting in any capacity in connection with the Loan Documents is any of the following: (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulation; (B) a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulation; (C) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations; or (E) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/enforcement/ofac/ or any replacement website or other replacement official publication of such list.

(iii) None of the Loan Parties, none of their respective Subsidiaries and, to Borrower’s knowledge, none of their respective Affiliates and no broker or other agent of any Loan Party acting in any capacity in connection with the Facility (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (ii) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law.

(iv) No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Laws.

If any Loan Party acquires or forms any Subsidiary, each of the foregoing representations and warranties referring to any Subsidiary of a Loan Party shall be thereafter deemed modified to cover, on a prospective basis, the Loan Parties and their respective Subsidiaries (including such Loan Party’s newly acquired or formed Subsidiary), mutatis mutandis.

ARTICLE V.

COVENANTS OF BORROWER

5.01 Affirmative Covenants. So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, Borrower shall:

(a) Existence. Preserve and maintain its existence and material rights and franchises.

(b) Reporting Requirements. Furnish to Administrative Agent or cause to be furnished to Administrative Agent:

(i) [intentionally omitted];

(ii) [intentionally omitted];

(iii) concurrently with such distributions, copies of all financial reports distributed by or on behalf of Borrower to all of its shareholders, if any;

(iv) no later than thirty (30) days after the start of each calendar year, a consolidated budget for Parent Guarantor and its Subsidiaries for such calendar year;

(v) [intentionally omitted];

(vi) [intentionally omitted];

(vii) promptly, and in any event within two (2) Business Days after receipt thereof by Borrower or any Affiliate of Borrower, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other similar inquiry by such agency regarding any Loan Party (for the avoidance of doubt, routine trading inquiries not involving any Loan Party shall not be covered by this clause (vii));

(viii) as soon as possible and in any event within two (2) Business Days after Borrower obtains actual knowledge of the occurrence of (A) any Event of Default or Default, (B) any actual or threatened litigation which, if adversely determined to Borrower, could reasonably be expected to result in a Material Adverse Effect, and (C) any event which could reasonably be expected to result in a Material Adverse Effect, in each case, a statement of a Responsible Officer of Borrower setting forth the details thereof and the action which Borrower has taken and proposes to take with respect thereto;

(ix) as soon as possible and in any event within two (2) Business Days after Borrower obtains actual knowledge of the occurrence thereof, notice of any Change of Control;

(x) [intentionally omitted];

(xi) copies of all general communications delivered by Parent Guarantor to all shareholders of Parent Guarantor within two (2) Business Days of the day such communications were first delivered to such shareholders or filed with the SEC;

(xii) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Borrower as Administrative Agent may from time to time reasonably request; and

(xiii) promptly but in any event within twenty (20) days after Borrower knows, or has reason to know, that any ERISA Event has occurred or will occur.

Borrower shall use commercially reasonable efforts to not provide any MNPI in any document or notice required to be delivered pursuant to, or in connection with, this Agreement or any other Loan Document to any Lender Party. Borrower acknowledges and agrees that if any Lender Party or any of its Affiliates, acting in such capacities in connection with the Facility, received from Borrower or any of its Affiliates any such MNPI, such Lender Party or Affiliate may disclose such MNPI publicly in connection with any foreclosure.

Borrower hereby acknowledges that the Lender Parties acting in their respective capacities in connection with this Agreement and any other Loan Document as such do not wish to receive MNPI. Borrower hereby agrees that upon provision of any materials or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”), Borrower shall be deemed to (x) have represented that such Borrower Materials contain no MNPI and (y) have authorized each Lender Party to treat such Borrower Materials as not containing any MNPI; provided, however, that (i) to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 8.12 and (ii) to the extent such Borrower Materials contains MNPI, Borrower shall so notify the Lender Parties. Each Lender Party acknowledges that Borrower may withhold information otherwise required to be delivered pursuant to any Loan Document to the extent Borrower believed in good faith that such information constitutes MNPI, and Borrower shall not be deemed to have failed to comply with any requirement to deliver such information.

Documents required to be delivered pursuant to clauses (i) and (ii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed in Section 8.02; provided that: (i) if Administrative Agent so requests, Borrower shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent and (ii) Borrower shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents. For the avoidance of doubt, Borrower may deliver any documents via facsimile or electronic mail in accordance with Section 8.02.

(c) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including: (i) all material taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that Borrower shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; and (ii) all lawful claims which, if unpaid, would become a Lien on its property.

(d) Inspection Rights. At any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit any Lender Party or any agent or representative thereof (in each case, subject to Section 8.12) to (i) visit and inspect the properties of Borrower and discuss the affairs, finances, assets and accounts of Borrower with any of Borrower’s officers, directors or other representatives and (ii) discuss the affairs, finances, assets and accounts of Borrower with Borrower’s independent certified public accountants and to examine and make copies of and abstracts from their records and books of account, all at the expense of Borrower; provided, however, that after the occurrence of an Event of Default, any Lender Party (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

(e) Keeping of Books. Keep proper books of record and account as are necessary to prepare financial statements in accordance with GAAP.

(f) Compliance with Laws. Comply with all disclosure / filing requirements of applicable Law associated with entering into the Facility and comply with all other requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.

(g) AML Laws. Carry out its business in compliance with, and direct its Affiliates (including Issuer) to carry out their businesses to enable Borrower to comply with, each of the representations and warranties under Section 4.01(dd).

(h) Separate Corporate Existence. (i) Maintain all accounts separate from the accounts of any Affiliate (including Issuer) of Borrower, and ensure that the funds of Borrower will not be diverted to any other Person, nor will such funds be commingled with the funds of any Affiliate (including Issuer) or any shareholder of Borrower, (ii) ensure that, to the extent it shares the same officers, employees, vendors or facilities as any of its partners or Affiliates (including Issuer), the material expenses related hereto shall be fairly allocated among such entities, (iii) enter into all material transactions with any of its Affiliates (including Issuer) only on an arm’s length basis, (iv) conduct its affairs strictly in accordance with the Constituent Documents of Borrower, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, passing all resolutions or consents to the extent necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, and (v) not assume or guarantee any of the liabilities of its Affiliates (including Issuer) or any of its shareholders or any Affiliate thereof.

(i) Dividends Received. Cause all dividends, distributions and proceeds received in respect of the Collateral Shares, whether in cash, securities or other property, to be promptly deposited into the Collateral Account and applied in accordance with the Loan Documents.

(j) Further Assurance. Upon the request of Administrative Agent, it shall execute or deliver any additional agreements, documents and instruments, and take such further actions as may be reasonably requested by Administrative Agent from time to time, to assure Administrative Agent is perfected with a first priority Lien on the Collateral or to carry out the provisions and purposes of the Loan Documents.

5.02 Negative Covenants. So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, Borrower shall not, directly or indirectly:

(a) Additional Debt. Create, incur, assume or suffer to exist any Debt, other than Debt created under this Agreement.

(b) Liens. Create, incur, assume or suffer to exist any Lien upon any of its assets except for Permitted Liens or Liens granted pursuant to a Permitted Transaction.

(c) Restricted Transactions. Enter into any transactions prohibited by Section 2.15.

(d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of the property and assets (whether now owned or hereafter acquired) of Borrower to any Person.

(e) No New Business. Engage in any activity other than (i) holding the Underlying Equity, and activities incidental thereto or otherwise contemplated herein, (ii) performing its obligations under the Loan Documents and the transactions contemplated hereby or thereby and (iii) entering into and performing its obligations under any transaction constituting a Permitted Transaction. Borrower will remain principally engaged in the business described in the Constituent Documents delivered to Administrative Agent prior to the Second Restatement Date and shall not, directly or indirectly, engage in any business other than as described in such Constituent Documents.

(f) No Amendment of Constituent Documents, Etc. Consent to any amendment, supplement or other modification of any of the terms or provisions of its Constituent Documents that could reasonably be expected to have an adverse effect on Borrower or Lenders.

(g) Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments, or incur any obligation to do so other than (i) so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments to Parent Guarantor or any other Subsidiary of Parent Guarantor that is a Loan Party and that directly owns Equity Interests in Borrower or (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments of assets and properties not held as Collateral under the Loan Documents.

(h) Loans and Investments. Lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person.

(i) Disposition of Assets. Dispose of any asset, other than as expressly permitted hereunder or pursuant to a Permitted Transaction.

(j) Transactions with Affiliates. Enter into any transaction with or make any payment or transfer to any Affiliate (including Issuer) of Borrower, except in the ordinary course of business and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Borrower.

(k) Investment Company. Become an “investment company,” as such term is defined in the United States Investment Company Act of 1940.

(l) Formation of Subsidiaries. Form, create, organize, incorporate or acquire any direct Subsidiaries, other than those in existence as of the date hereof and listed on Schedule II.

(m) ERISA. (i) Establish any new Pension Plan; or (ii) without the approval of all Lenders, take any action that would cause its underlying assets to constitute Plan Assets.

(n) Compliance with Margin Regulations. Take any action with respect to the Loan Documents that would result in a violation of Regulation T, Regulation U, or Regulation X.

ARTICLE VI.

EVENTS OF DEFAULT

6.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) Borrower shall fail to pay when due (i) any of the outstanding principal of any Loan, (ii) the amounts required to be prepaid pursuant to Section 2.05, if any, (iii) accrued interest on any Loan and such failure continues for three (3) Business Days, or (iv) other amounts or fees owing pursuant to any of the Loan Documents and such failure continues for ten (10) days; or

(b) (i) Borrower shall fail to provide Administrative Agent with the reports required to be delivered under Section 5.01(b) on the date required for such delivery or (ii) Parent Guarantor shall fail to provide Administrative Agent with the reports required to be delivered under Section 7(b) of the Guaranty Agreement on the date required for such delivery; and in each case, such failure shall continue for five (5) Business Days; or

(c) (i) Borrower shall fail to perform or observe any term, covenant, or agreement contained in (A) Section 5.01(a), (B) Section 5.02 that is not capable of being cured, (C) Section 4(b) of the Pledge Agreement that is not capable of being cured; (D) Section 4(b) of the Pledge Agreement (Other Equity) or Canadian Pledge Agreement that is not capable of being cured; or (E) Sections 5(a), 5(h), 5(q), or 5(t) of the Security Agreement or the Canadian Security Agreement that is not capable of being cured; (ii) any applicable Group Entity shall fail to perform or observe any term, covenant, or agreement contained in the applicable Group Entity Acknowledgment; or (iii) any Loan Party party to the Guaranty Agreement shall fail to perform or observe any term, covenant, or agreement contained in (x) Section 7(a) of the Guaranty Agreement or (y) Section 8 of the Guaranty Agreement that is not capable of being cured; or

(d) Any Loan Party shall fail to perform or observe any other term, covenant or agreement in this Agreement or any other Loan Document (not specified in clauses (a) to (c) above) to which such Loan Party is a party, and such failure continues for ten (10) Business Days; or

(e) any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect with respect to any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language) when made or deemed made; or

(f) (i) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(g) (i) any Group Entity (other than an Excluded Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt owed hereunder and Debt under Swap Agreements) and the aggregate outstanding principal amount for or in respect of all such Debts (including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) is more than $1,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event, in the case of clauses (A) and (B), is to cause, or to permit the holder or holders of such Debt or the beneficiary or beneficiaries of such Guaranty (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity, or such Guaranty to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Agreement an Early Termination Date (as defined in such Swap Agreement ) resulting from (A) any event of default under such Swap Agreement as to which any Group Entity (other than an Excluded Subsidiary) is the Defaulting Party (as defined in such Swap Agreement) or (B) any Termination Event (as so defined) under such Swap Agreement as to which any Group Entity (other than an Excluded Subsidiary) is an Affected Party (as so defined) and, in either event, the swap termination value owed by any Group Entity (other than an Excluded Subsidiary) as a result thereof under all such Swap Agreements is greater than $1,000,000; or

(h) (i) any Group Entity becomes unable or admits in writing its inability or fails generally to pay its debts as they become due; (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Group Entity and is not released, vacated or fully bonded within 60 days after its issue or levy; (iii) any Group Entity institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; (iv) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Group Entity and the appointment continues undischarged or unstayed for sixty (60) calendar days; (v) any proceeding under any Debtor Relief Law relating to any Group

Entity or to all or any material part of its property is instituted without the consent of such Group Entity and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (vi) any Group Entity shall take any action to authorize any of the actions set forth above in this Section 6.01(h); or

(i) there is entered against any Group Entity (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j) any Lender Party ceases to have a first priority perfected Lien in any Collateral or any Loan Party contests in any manner the validity, perfection or priority of any Lien of any Lender Party in the Collateral; or

(k) (i) a formal investigation that could be expected to result in a material adverse effect on any Loan Party by any Governmental Authority in connection with a specific alleged violation or breach of law by any Loan Party has been publicly announced or becomes known to the public; provided, that for the avoidance of doubt any requests for information or inquiries by any Governmental Authority that are not connected with allegations of a specific violation or breach of law by any Loan Party shall not be covered by this clause (k); (ii) commencement of an official enforcement proceeding or filing of criminal or civil charges against any Loan Party by any Governmental Authority with respect to any violation or breach, by any Loan Party, of any anti-fraud or fiduciary provisions of federal or state securities laws applicable to any Loan Party; or (iii) indictment of any principal officer of any Loan Party, acting in such officer’s capacity as such, for fraud or violation or breach of securities law, rule or regulation; or

(l) the occurrence of a Change of Control; or

(m) an ERISA Event shall have occurred; that results or would reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, Administrative Agent shall at the request of, or may with the consent of, Required Lenders (i) terminate the Commitments and/or declare the Loans, all accrued interest thereon, all fees and all other accrued amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loans, all such interest and fees and all such other amounts hereunder and under the Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that upon the occurrence of any event in

Section 6.01(h), the Commitments shall be automatically be terminated and the Loans, all accrued interest and all accrued other amounts payable, including fees, under this Agreement and under the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Borrower; and (ii) exercise any other rights and remedies under any Loan Document, at law or in equity. Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.

ARTICLE VII.

ADMINISTRATIVE AGENT

7.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower. Upon request of Administrative Agent, each Lender agrees to promptly provide Administrative Agent with such information related to a Collateral Account or any Collateral subject to the control of such Lender. The provisions of this Article are solely for the benefit of the Lender Parties, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

7.02 Rights as a Lender. If the Person serving as Administrative Agent hereunder also acts as a Lender hereunder, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or other Affiliate (including Issuer) thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

7.03 Exculpatory Provisions.

(a) Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that

Administrative Agent is required to exercise, provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; or

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates (including Issuer) that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Neither Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 6.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction. Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to Administrative Agent by Borrower or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms, conditions, or provisions set forth herein or in any of the other Loan Documents, or as to the use of the proceeds of the Loans, or as to the existence or possible existence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

7.04 Reliance by Administrative Agents. Administrative Agent shall be entitled to rely upon, shall be fully protected in relying on and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including but not limited to any notice or certificate provided under Section 2.16 of this Agreement) including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, which by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.05 Delegation of Duties. Administrative Agent, without consent of or notice to any party hereto, may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more agents, sub-agents, affiliates or employees appointed by Administrative Agent. Administrative Agent and any such agents, sub-agent, affiliates or employees may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such agents, sub-agents, affiliates or employees and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

7.06 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with (and so long as no Default or Event of Default then exists, with approval of) Borrower, to appoint a successor Administrative Agent. If no such successor shall have been so appointed by Required Lenders or an appointed successor does not accept such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders, appoint a successor Administrative Agent, provided that if Administrative Agent shall notify Borrower and Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that if any Collateral is then held by Administrative Agent on behalf of Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section, and the retiring Administrative Agent shall take such actions as may be necessary or appropriate to transfer all Collateral held by it to the successor Administrative Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

7.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, performed its own analysis and made its own decision (credit, legal and otherwise) to enter into this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to perform its own analysis and make its own decisions (credit, legal and otherwise) in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

7.08 No Other Duties. Anything herein to the contrary notwithstanding, Administrative Agent shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity as Administrative Agent hereunder or thereunder.

7.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to Borrower, Administrative Agent (irrespective of whether the principal of any Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other obligations that are owing and unpaid to Administrative Agent or any other Lender Parties under the Loan Documents and to file such other documents as may be necessary or advisable in order to have the claims of the Lender Parties and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lender Parties and Administrative Agent and their respective agents and counsel and all other amounts due Lender Parties and Administrative Agent under the Loan Documents) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender Party to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lender Parties, to pay to Administrative Agent any amount due Administrative Agent under the Loan Documents.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender Party any plan of reorganization, arrangement, adjustment or composition affecting the obligations owed by Borrower hereunder or the rights of any Lender Party or to authorize Administrative Agent to vote in respect of the claim of any Lender Party in any such proceeding.

ARTICLE VIII.

MISCELLANEOUS

8.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing and signed by Required Lenders, the applicable Lender Party and the applicable Loan Party, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Article III without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary to adjust the Default Rate or to waive any obligation of Borrower to pay interest at such rate;

(e) change Section 2.14 without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release a substantial portion of the Collateral or release any Guarantor from the Guaranty without the written consent of each Lender, except as permitted herein;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.

8.02 Notices; Effectiveness; Electronic Communications.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower or any other Loan Party, to:

Rentech Nitrogen Holdings, Inc.

10877 Wilshire Blvd., 10th Floor

Los Angeles CA 90024

Attention: Dan J. Cohrs

Telephone: 310-571-9800

Fax: 310-208-7165

(ii) if to Administrative Agent, to:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Manager

Phone: 919-994-6369

Fax: 212-322-2291

Email: agency.loanops@credit-suisse.com

(iii) if to Lenders, to the address of each Lender specified on Schedule I, with copies to:

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Fax No.: (646) 455-4124 and (646) 455-4138

E-mail: marisa.beeney@gsocap.com and

patrick.fleury@gsocap.com

Attention: Marisa Beeney and Patrick Fleury

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

Attention: Michael J. Swidler

Phone: 212-237-0020

Email: mswidler@velaw.com

(iv) if to any other Lender, to it at its address (or telecopier number) set forth in the Assignment and Assumption pursuant to which such Lender becomes a party hereto.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Subsection (b) below, shall be effective as provided in such Subsection (b).

(b) Electronic Communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of the Loan Parties and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(d) Reliance by Lender Parties. The Lender Parties shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each other Lender Party and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

8.03 No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender Party to any other or further action in any circumstances without notice or demand.

8.04 Costs and Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by any Lender Party and their Affiliates (including the reasonable fees, charges and disbursements of one counsel to Administrative Agent and one counsel to the other Lender Parties (and, if reasonably necessary, one local counsel to Administrative Agent and one local counsel to the other Lender Parties, in any relevant material jurisdiction) in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated)), (ii) all reasonable out-of-pocket expenses incurred by Administrative Agent, any Lender Party and their respective Affiliates after the First Restatement Date (including the reasonable fees, charges and disbursements of counsel) in connection with the administration of this Agreement and the other Loan Documents and the preparation, negotiation, execution, delivery of any amendments, modifications or waivers of the provisions hereof or thereof, and (iii) all out-of-pocket expenses incurred by Administrative Agent or any other Lender Party (including the fees, charges and disbursements of any counsel for Administrative Agent and any Lender Party), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Indemnification by Loan Parties. Each Loan Party shall jointly and severally indemnify Administrative Agent (and any sub-agent thereof), each other Lender Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel to Administrative Agent and its Related Parties and one counsel for the other Indemnitees (and, if reasonably necessary, one local counsel to Administrative Agent and its Related Parties and one local counsel to the other Indemnitees, in any relevant material jurisdiction)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any Related Party of Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the BMO Intercreditor Agreement, any account control agreement required in connection with this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement, the BMO Intercreditor Agreement, any account control agreement required in connection with this Agreement, and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any Related Party of Borrower, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 8.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under Subsection (a) or (b) of this

Section to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of Lenders under this Subsection (c) are subject to the provisions of Section 2.12(c).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation or replacement of Administrative Agent, the replacement of any Lender, the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.

8.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any other Lender Party, or Administrative Agent or any other Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the resignation or replacement of Administrative Agent, the payment in full of the Obligations and the termination of this Agreement.

8.06 Assignments and Participations.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender. Any Lender may, with the prior written consent of Administrative Agent and Borrower (such consent not to be unreasonably withheld or delayed), assign to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates (including Issuer)) all or a portion of its rights and obligations under this Agreement (including, but not limited to, all or a portion of its Commitments or its Loans); provided, however, that (i) no consent from Administrative Agent or Borrower shall be required if a Lender assigns all or any portion of its obligations to any other Lender, Administrative Agent or any Affiliate thereof, and (ii) no consent from Borrower shall be required if an Event of Default shall have occurred and is continuing; provided further that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof. The parties to each such assignment shall execute and deliver to Administrative Agent for its acceptance an Assignment and Assumption, whereupon such assignee, to the extent of the assigned interest, shall be a “Lender” hereunder. The assignee, if it shall not be a Lender, shall deliver to Administrative Agent an administrative questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws) and all applicable tax forms. Notwithstanding the foregoing, Administrative Agent may withhold its consent to an assignment if Administrative Agent does not approve the proposed assignee.

(b) Except in the case of an assignment to a Lender or an Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement or if an Event of Default shall have occurred hereunder, the Commitments or Loans of the assigning Lender being assigned to such assignee pursuant to such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000, unless Administrative Agent otherwise consents.

(c) Subject to acceptance and recording thereof by Administrative Agent, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.07, 2.08, 2.10, and 8.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (f) of this Section.

(d) Upon its receipt of a duly completed Assignment and Assumption executed by an assignor and an assignee, an administrative questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the written consent of Administrative Agent (if required) and Borrower (if required) to such assignment and any applicable tax forms, Administrative Agent shall accept such Assignment and Assumption and promptly record the information contained therein in the Register. No assignment by a Lender shall be effective unless it has been recorded in the Register as provided in this subsection (d).

(e) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates (including Issuer)) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.01 that affects such Participant. Subject to Subsection (g) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.07, 2.08 and 2.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.14 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as administrative agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Sections 2.07 and 2.08 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.08 unless such Participant agrees, for the benefit of Borrower, to comply with Section 2.08(e) as though it were a Lender (it being understood that the documentation required under Section 2.08(e) shall be delivered to the participating Lender).

(h) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.06 and subject to the provisions of Section 8.12, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or any of its Affiliates (including Issuer) furnished to such Lender by or on behalf of Borrower.

(i) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender,

including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

8.07 Governing Law; Submission to Jurisdiction.

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

(b) Submission to Jurisdiction. Borrower irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York County (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Borrower or the properties of either such party in the courts of any jurisdiction.

(c) Waiver of Venue. Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Subsection (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02(a). Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.07(e).

8.08 Severability. In case any provision in this Agreement or any other Loan Document shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement or such other Loan Document, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.09 Counterparts; Integration; Effectiveness; Electronic Execution; Securities Contract.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

(b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

8.10 Survival of Representations. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each other Lender Party, regardless of any investigation made by Administrative Agent or any other Lender Party or on their behalf and notwithstanding that Administrative Agent or any other Lender Party may have had notice or knowledge of any Default or Event of Default at the time of making any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

8.11 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

8.12 Confidentiality. Administrative Agent and each Lender Party that becomes party to this Agreement after the Original Closing Date (other than any Affiliate of a Lender party to this Agreement on the Original Closing Date (each an “Original Lender”)), agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this

Section, to (i) any assignee of, or any prospective assignee of, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating Borrower or its Subsidiaries or the Loans, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility or (iii) any administration, management or settlement service providers; (h) with the consent of Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to Administrative Agent or any of its Affiliates on a nonconfidential basis from a source other than Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any of their respective Subsidiaries relating to any Loan Party or any of their respective Subsidiaries or any of their respective businesses, other than any such information that is available to any Lender Party on a nonconfidential basis prior to disclosure by any Loan Party or any of their respective Subsidiaries; provided that, in the case of information received from any Loan Party or any of their respective Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

8.13 No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that: (a)(i) the services regarding this Agreement provided by Administrative Agent and the other Lender Parties are arm’s-length commercial transactions between Borrower and its Affiliates (including Issuer), on the one hand, and Administrative Agent, the other Lender Parties and their respective Affiliates, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent and each other Lender Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates (including Issuer), or any other Person and (ii) Administrative Agent and the other Lender Parties have no obligation to Borrower or any of its Affiliates (including Issuer) with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the other Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates (including Issuer), and Administrative Agent and the other Lender Parties have no obligations to disclose any of such interests to Borrower or any of its Affiliates (including Issuer). To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against Administrative Agent, any other Lender Party and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

8.14 Right of Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent and each other Lender Party, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by Administrative Agent or any Lender Party or any such Affiliate, to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Administrative Agent or Lender Party or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of Administrative Agent or any Lender Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or its Affiliates may have. Each Lender Party agrees to notify Borrower and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.15 Headings Descriptive. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.16 USA PATRIOT Act Notice. Each Lender Party that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender Party or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower agrees to promptly provide any Lender Party or Administrative Agent with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify Borrower in accordance with the Act.

8.17 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

8.18 Amendment and Restatement. This Agreement amends and restates the Existing Restated Credit Agreement. All indebtedness, obligations and Liens created by the Existing Restated Credit Agreement and the other Loan Documents referred to therein that remain outstanding on the Second Restatement Date remain outstanding and in effect and are continued by this Agreement and the other Loan Documents with such modifications as are set forth herein and therein. The parties agree that the “Issuer Acknowledgment” referred to in the Existing Restated Credit Agreement shall have no further force or effect on and after the Second Restatement Date.

[END OF TEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWER:

RENTECH NITROGEN HOLDINGS, INC., as Borrower

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Special Situations Master Fund LP.

By: GSO Capital Partners LP, its investment advisor

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Palmetto Opportunistic Investment Partners LP

By: GSO Capital Partners LP, as Investment Manager

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Credit-A Partners LP

By: GSO Capital Partners LP, its Investment Manager

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

Steamboat Credit Opportunities Master Fund LP

By: GSO Capital Partners LP, its Investment Manager

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Coastline Credit Partners LP

By: GSO Capital Partners LP, its Investment Manager

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Cactus Credit Opportunities Fund LP

By: GSO Cactus Credit Opportunities Associates LLC, its general partner

By:

Name:

Title:

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

LENDER:

GSO Aiguille des Grands Montets Fund II LP

By: GSO Capital Partners LP as Attorney-in-Fact

By:

Name:

Title:	Authorized Signatory

[Additional signature pages follow]

Signature Page to Amended and Restated Term Loan Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent

By

Name:

Title:

By

Name:

Title:

Signature Page to Amended and Restated Term Loan Credit Agreement

SCHEDULE I

LENDER INFORMATION3

Lender	Tranche B Commitment	Ratable Share
GSO Special Situations Overseas Master Fund Ltd.	$12,567,690.00	27.9282%
GSO Special Situations Fund LP	$11,218,095.00	24.9291%
GSO Palmetto Opportunistic Investment Partners LP	$3,000,015.00	6.6667%
GSO Credit-A Partners LP	$6,290,325.00	13.9785%
Steamboat Credit Opportunities Master Fund LP	$1,498,410.00	3.3298%
GSO Coastline Credit Partners LP	$1,499,490.00	3.3322%
GSO Cactus Credit Opportunities Fund LP	$3,856,995.00	8.5711%
GSO Aiguille des Grands Montets Fund II LP	$5,068,980.00	11.2644%

Aggregate Commitments	$45,000,000	100%

[3]	Update names

Schedule I to Amended and Restated Term Loan Credit Agreement

The Lending Office for each lender is c/o GSO Capital Partners LP, 345 Park Avenue, 31st Floor, New York, NY 10154

Lender Notice Addresses:

GSO Special Situations Master Fund LP

GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Contact: Isabelle Pradel/Alice Taormina

Phone: (212) 503-2149/2148

Fax for Notices: (214) 459-9588

Email for Notices: 12144599588@tls.ldsprod.com and

caag.administration@bnymellon.com

GSO Palmetto Opportunistic Investment Partners LP

GSO Palmetto Opportunistic Investment Partners LP

Alice Taormina

345 Park Avenue, 31st Floor

New York, NY 10154

Phone: (212) 503-2148

Fax: (212) 503-6961

Email: alice.taormina@gsocap.com

Fax number: 1-972-996-7811

Email: 19729967811@tls.ldsprod.com

GSO Credit-A Partners LP

GSO Credit-A Partners LP

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Attn: Alice Taormina/Isabelle Pradel

Phone: (212) 503-2148/2149

Fax for Notices: (214) 919-0506

Email for Notices: 12149190506@TLS.LDSPROD.com

Steamboat Credit Opportunities Master Fund LP

Steamboat Credit Opportunities Master Fund LP

c/o Bank of New York

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Scott Dubicki

Email: scott.dubicki@bnymellon.com

Phone: 713-483-6780

Fax: 12144313658

Email for notices: 12144313658@tls.ldsprod.com

GSO Coastline Credit Partners LP

GSO Coastline Credit Partners LP

c/o Bank of New York

601 Travis Street, 16th Floor

Houston, Texas 77002

Attn: Brooke Sample

Email: brooke.sample@bnymellon.com

Phone: 713-483-6839

Fax: 12144313657

Email for notices: 12144313657@tls.ldsprod.com

Schedule I to Amended and Restated Term Loan Credit Agreement

GSO Cactus Credit Opportunities Fund LP	GSO Capital Partners LP 345 Park Avenue, 31st Floor New York, NY 10154 Contact (loans only): Sal Aloia Phone: 212-503- 6982 Fax for Notices: 646-455-4120 Email for Notices: sal.aloia@gsocap.com

GSO Aiguille des Grands Montets Fund II LP

GSO Aiguille des Grands Montets Fund II LP

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Attn: Alice Taormina/Isabelle Pradel

Phone: (212) 503-2148/2149

Email address for notices:

GSOAiguilledesGrandsMontetsFundIILP@tls.ldsprod.com

Schedule I to Amended and Restated Term Loan Credit Agreement

SCHEDULE II

SUBSIDIARIES OF BORROWER

[Rentech Nitrogen Pasadena Holdings, LLC

Rentech Nitrogen Pasadena, LLC

SpinCo (as defined in the Merger Agreement)

SpinCo GP (as defined in the Merger Agreement)]4

[4]	To be included only if the spin-off transaction contemplated by Section 6.22 of the Merger Agreement has occurred prior to the Second Restatement Date,

Schedule II to Amended and Restated Term Loan Credit Agreement

EXHIBIT A

FORM OF AMENDED AND RESTATED GUARANTY AGREEMENT

Exhibit C to Amended and Restated Term Loan Credit Agreement

C-1

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Second Amended and Restated Term Loan Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the Facility and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. Assignor hereby agrees, with respect to any claim, suit, cause of action and any other right of the Assignor referenced in clause (ii) above that cannot be assigned under applicable law, to enforce such claim, suit, cause of action and/ or other right, as the case may be, on behalf of at the request and expense of, Assignee.

1.	Assignor:

2.	Assignee:

3.	Borrower:	Rentech Nitrogen Holdings, Inc.

Exhibit B to Second Amended and Restated Term Loan Credit Agreement

4.	Administrative Agent:	Credit Suisse AG, Cayman Islands Branch, as Administrative Agent under the Credit Agreement.

5.	Credit Agreement:	The Second Amended and Restated Term Loan Credit Agreement dated as of [ ], 2015 among Rentech Nitrogen Holdings, Inc., Lenders parties thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[5]	Percentage Assigned of Commitment/Loans[6]		CUSIP Number
$	$		%
$	$		%
$	$		%

[7.	Trade Date: ][7]

[Page break]

[5]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[7]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit B to Second Amended and Restated Term Loan Credit Agreement

Effective Date:                  , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

Credit Suisse AG, Cayman Islands Branch, as Administrative Agent

By:
Name:
Title

Consented to and Accepted:

Rentech Nitrogen Holdings, Inc., as Borrower

By:
Name:
Title

Exhibit B to Second Amended and Restated Term Loan Credit Agreement

ANNEX 1 to Assignment and Assumption Agreement

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates (including Issuer) or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates (including Issuer) or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.06(a) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.06(a) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, and such other reports, documents and information as it has deemed appropriate to perform its own analysis and to make its own decision (credit, legal or otherwise) to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on Administrative Agent or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to perform its own analysis and to make its own decisions (credit, legal or otherwise) in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender. Without limiting the foregoing, Assignee acknowledges that it has conducted to its satisfaction, its own independent investigation of the condition, operations and business of Borrower and, in making its

Exhibit B to Second Amended and Restated Term Loan Credit Agreement

determination to proceed with the transactions contemplated by the Assignment and Assumption, Assignee has relied on the results of its own independent investigation. In connection therewith, Assignee is not relying on any documents provided to it by Assignor (including any document created or generated by Assignor for its purposes), other than the Loan Documents.

Assignee will not, without the prior written consent of Assignor, disclose any confidential information with respect to Assignor furnished to it under this Agreement or otherwise, except as may be required to comply with any applicable law or the request of any regulatory body (including, but not limited to, any self-regulatory organization) having jurisdiction over Assignee or pursuant to legal process or otherwise as required in connection with litigation (and Assignee agrees that it will, to the extent reasonably practicable and if permitted by applicable law, give Assignor prior notice of such disclosure reasonably sufficient to permit Assignor to contest such disclosure).

2. Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

Exhibit B to Second Amended and Restated Term Loan Credit Agreement

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Credit Agreement dated as of [            ], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rentech Nitrogen Holdings, Inc., as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit C to Second Amended and Restated Term Loan Credit Agreement

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Credit Agreement dated as of [            ], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rentech Nitrogen Holdings, Inc., as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit C to Second Amended and Restated Term Loan Credit Agreement

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Credit Agreement dated as of [            ], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rentech Nitrogen Holdings, Inc., as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit C to Second Amended and Restated Term Loan Credit Agreement

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Term Loan Credit Agreement dated as of [            ], 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Rentech Nitrogen Holdings, Inc., as Borrower, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and each Lender from time to time party thereto.

Pursuant to the provisions of Section 2.08 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished Administrative Agent and Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and Administrative Agent, and (2) the undersigned shall have at all times furnished Borrower and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Exhibit C to Second Amended and Restated Term Loan Credit Agreement

EXHIBIT B

Form of Second Amended and Restated Guaranty

SECOND AMENDED AND RESTATED

GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED GUARANTY AGREEMENT (as such may be amended, amended and restated, modified, supplemented or restated from time to time, this “Guaranty”) is dated as of [                    ] by RENTECH, INC., a Colorado corporation (“Parent Guarantor”), each Person that is a signatory hereto as a Subsidiary Guarantor (collectively, the “Subsidiary Guarantors” and, together with Parent Guarantor and each Additional Guarantor (as hereinafter defined) added hereto as a Guarantor pursuant to Section 27, the “Guarantors” and each a “Guarantor”) in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (“Administrative Agent”) for the benefit of the Lender Parties (as defined in the Credit Agreement referenced below).

Reference is made to the Amended and Restated Term Loan Credit Agreement, dated as of February 12, 2015, by and among Rentech Nitrogen Holdings, Inc. (“Borrower”), the lenders from time to time party thereto and Administrative Agent (as amended prior to the date hereof, the “Existing Restated Credit Agreement”), pursuant to which the Lender Parties made loans to Borrower.

Borrower, Lenders and Administrative Agent have agreed to amend and restate the Existing Restated Credit Agreement pursuant to the Second Amended and Restated Term Loan Credit Agreement of even date herewith, by and among Borrower, Lenders and Administrative Agent (as such may be amended, amended and restated, modified, supplemented or restated from time to time, the “Credit Agreement”), which will evidence the loans made by the Lender Parties prior to the date hereof. Capitalized terms used but not defined herein shall have the meanings (i) specified in Section 36 hereof or (ii) specified in the Credit Agreement, and the principles of construction contained in Section 1.04 of the Credit Agreement shall apply herein as if set forth herein.

The Guarantors are party to that certain Amended and Restated Guaranty Agreement, dated as of February 12, 2015, by Parent Guarantor and the other Guarantors in favor of the Administrative Agent for the benefit of the Lender Parties (as amended prior to the date hereof, the “Existing Restated Guaranty”).

As a condition to the amendment and restatement of the Credit Agreement, the Guarantors have agreed to execute this Guaranty in favor of Administrative Agent and amend and restate the Existing Restated Guaranty, as herein provided.

Borrower and each Subsidiary Guarantor are direct or indirect subsidiaries of Parent Guarantor, and Parent Guarantor and each Subsidiary Guarantor will benefit, directly or indirectly from the financial accommodations provided by the Lender Parties to Borrower.

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to Borrower by Lender Parties pursuant to the Credit Agreement and the other Loan Documents, each Guarantor hereby furnishes its guaranty of the Guaranteed Obligations (as hereinafter defined) in favor of Administrative Agent, for itself and for the benefit of the Lender Parties, as follows:

1. Guaranty. Each Guarantor jointly and severally hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all existing and future indebtedness and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of Borrower to the Lender Parties under the Credit Agreement and the other Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender Parties in connection with the collection or enforcement thereof), and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against Borrower or any Guarantor under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and including interest that accrues after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Obligations”). Administrative Agent’s books and records showing the amount of the Guaranteed Obligations shall, absent manifest error, be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor and conclusive for the purpose of establishing the amount of the Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations (other than payment in full of the Guaranteed Obligations) which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Notwithstanding anything herein to the contrary, the guaranty granted by any Guarantor incorporated under the laws of the Grand Duchy of Luxembourg (the “Luxembourg Guarantor”) under this Guaranty for the Guaranteed Obligations of the Borrower shall be limited at any time to an aggregate amount not exceeding 90% of such Luxembourg Guarantor’s own funds (“capitaux propres”), as referred to in the article 34 of the Luxembourg law dated 19 December 2002 relating to the Register of Commerce and Companies as well as the accounting and the annual accounts of companies, as amended, determined in its last accounts duly approved and available, as at the date on which a demand is made under this Guaranty.

2. Taxes; Payments. Each Guarantor represents and warrants that it is organized and resident in the United States of America, except as set forth on Schedule 2 hereto or, in the case of an Additional Guarantor, in the applicable Addendum to Guaranty (as hereinafter defined). Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any Taxes, subject to the provisions of Section 2.08 of the Credit Agreement and the related defined terms therein. Each Guarantor shall make all payments to Administrative Agent under this Guaranty at the Administrative Agent’s office in New York, New York. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

3. Rights of Administrative Agent. Each Guarantor consents and agrees that Administrative Agent may, at any time and from time to time, without notice or demand, and

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without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any collateral security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such collateral security and direct the order or manner of sale thereof as Administrative Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Guarantor.

4. Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of Administrative Agent) of the liability of Borrower or any other Guarantor; (b) any defense based on any claim that any Guarantor’s obligations exceed or are more burdensome than those of Borrower; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to require Administrative Agent to proceed against Borrower or any other Guarantor, proceed against or exhaust any collateral security for the Guaranteed Obligations, or pursue any other remedy in Administrative Agent’s power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by Administrative Agent; (f) any bankruptcy or insolvency of Borrower; (g) any change in ownership of Borrower or any other Guarantor; (h) any defense based on any act or failure to act of Administrative Agent referred to in Section 3; and (i) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties including any defenses based on suretyship or impairment of collateral. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

5. Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not Borrower or any other person or entity is joined as a party.

6. Representations and Warranties. Each Guarantor represents and warrants that:

(a) It (i) is duly organized, incorporated or formed, validly existing and in good standing (if applicable) under the Laws of the jurisdiction of its organization, incorporation or formation, (ii) is duly qualified and in good standing (if applicable) as a foreign corporation or other applicable entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing could have a Material Adverse Effect, and (iii) has all requisite company or corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

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(b) The execution, delivery and performance by such Guarantor of this Guaranty and the other Loan Documents to which it is a party and the grant by such Guarantor of any security interest contemplated thereby are within its company or corporate powers, have been duly authorized by all necessary company or corporate action, and do not (i) contravene its Constituent Documents, (ii) contravene any contractual restriction binding on it or require any consent under any material agreement or instrument to which it is a party or by which any of its properties or assets is bound, (iii) result in or require the creation or imposition of any Liens upon any property or assets of such Guarantor (other than Permitted Liens), or (iv) violate any Law (including, but not limited to, the Securities Act of 1933 and the Exchange Act and the regulations thereunder) or writ, judgment, injunction, determination or award.

(c) Neither such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary) has incurred any Debt, other than Debt permitted by Section 8(d). Such Guarantor has delivered to Lenders copies of all material documentation relating to such Debt listed on Schedule 8(d) certified by a Responsible Officer of the Parent Guarantor as being true, correct and complete.

(d) Except for any filings specifically provided for in any Security Document to which such Guarantor is a party, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption or waiver by, any Governmental Authority or any other third party (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with, (i) the execution, delivery and performance by such Guarantor of this Guaranty or the other Loan Documents to which it is a party, (ii) the legality, validity, binding effect or enforceability of this Guaranty or the other Loan Documents to which it is a party, or (iii) the creation, validity or perfection of the Liens created by the Security Documents to which it is a party; provided that, after the date hereof, the registration of the Guaranty with the Administration de l’enregistrement et des Domaines may be requested in case of legal proceedings before a Luxembourg courts or when the Guaranty has to be produced before an official Luxembourg authority.

(e) Such Guarantor and each Subsidiary thereof (other than any Excluded Subsidiary, if applicable) is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f) This Guaranty and the other Loan Documents to which such Guarantor is a party are and will be legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with their respective terms in all respects.

(g) No Default exists and no Event of Default has occurred and is continuing, or would result after giving effect to the borrowing of any Loan.

(h) Since the First Restatement Date, no event or condition has resulted in, or could be reasonably expected to cause, either individually or in the aggregate, a Material Adverse Effect.

(i) There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of such Guarantor after due and diligent investigation, threatened or contemplated,

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at law, in equity, in arbitration or before any Governmental Authority, by or against such Guarantor or against any of its Subsidiaries (other than any Excluded Subsidiary, if applicable), properties or revenues that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purport to affect the legality, validity or enforceability of this Guaranty or the other Loan Documents to which such Guarantor is a party, or that involves a reasonable likelihood of prohibiting, restricting, delaying or otherwise materially affecting the performance of any of the Loan Documents or the making or repayment of the Loans.

(j) Neither such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) is required to register as an “investment company” as such term is defined in the United States Investment Company Act of 1940.

(k) Such Guarantor and each Subsidiary thereof (excluding any Excluded Subsidiary, if applicable) owns all of its assets free and clear of Liens, other than Liens permitted by Section 8(e), and has not made any registrations, filings or recordations in any jurisdiction evidencing a security interest in any of its assets including, but not limited to, the filing of a register of mortgages, charges and other encumbrances or filings of financing statements pursuant to UCC-1 or other comparable legislation applicable in non-U.S. jurisdictions, other than with respect to Liens permitted by Section 8(e).

(l) Such Guarantor and each Subsidiary thereof (other than any Excluded Subsidiary, if applicable) has filed all U.S. federal and state tax returns and all other tax returns which are required to be filed by it in all jurisdictions and has paid all taxes, assessments, claims, governmental charges or levies imposed on it or its properties, except where the failure to file such tax returns or pay such taxes or other amounts could not reasonably be expected to have a Material Adverse Effect or for taxes contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. Neither such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) has entered into an agreement or waiver or been requested in writing to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of such Person and is not aware of any circumstances that would cause the taxable years or other taxable periods of such Person not to be subject to the normally applicable statute of limitations, except as would not reasonably be expected to have a Material Adverse Effect.

(m) (i) The present fair value of such Guarantor’s assets exceeds the total amount of such Guarantor’s liabilities (including, without limitation, contingent liabilities), (ii) such Guarantor has capital and assets sufficient to carry on its businesses, (iii) such Guarantor is not engaged and is not contemplating engagement in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction, (iv) such Guarantor does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due, and (v) such Guarantor will not be rendered insolvent by the execution, delivery and performance of documents relating to this Guaranty or by the consummation of the transactions contemplated under this Guaranty, provided that no representation or warranty in this subsection (m) is provided with respect to RTK CAB LLC, Rentech Services Corporation, SilvaGas Corporation, GCSEC Holdings, LLC, Gulf Coast Synthetic Energy Center, LLC, RTK WP3 Canada, ULC, RTK WP Dev Canada, ULC, RTK WP4 Canada, ULC, RTK WP5 Canada, ULC, RTK Canada Energy Holdings ULC, Olympiad Renewable Energy Centre, ULC, and Rentech Energy Technology Center, LLC.

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(n) Such Guarantor has complied with its applicable reporting obligations, if any, with respect to the Underlying Equity and the Loan Documents (i) under Sections 13 and 16 of the Exchange Act, including any required filings with the SEC and (ii) under applicable securities laws of any other jurisdiction.

(o) Such Guarantor has not engaged in or entered into any transaction prohibited under Section 2.15 of the Credit Agreement.

(p) Neither such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) nor any of the assets, properties or revenues of any such Person has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction.

(q) The Guaranteed Obligations constitute direct, general, unconditional and unsubordinated Debt of such Guarantor and rank pari passu in right of payment with all other senior Debt of such Guarantor. The Guaranty is not entered into by such Guarantor with the intent of facilitating a disposition of the Collateral Shares.

(r) All written information provided with respect to such Guarantor and its Affiliates by or on behalf of such Guarantor to Administrative Agent or any Lender in connection with the negotiation, execution and delivery of this Guaranty and the other Loan Documents or the transactions contemplated hereby and thereby including, but not limited to, any financial statements provided to Administrative Agent, was or will be, on or as of the applicable date of provision thereof, when taken as a whole, complete and correct in all material respects and did not (or will not) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the time and circumstances under which such statements were made.

(s) All financial statements delivered or to be delivered to Administrative Agent pursuant to Section 7(b)(i) and (ii) of this Guaranty or Sections 3.01 or 5.01(b) of the Credit Agreement have been or will be prepared in accordance with GAAP consistently applied and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

(t) Each material agreement to which such Guarantor or any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) is a party that requires an 8-K filing by or on behalf of such Person with the SEC is in full force and effect, and neither such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) is in default under any provision of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement or instrument to which such Person is a party or by which such Person or any of its properties or assets is bound which could reasonably be expected to result in a Material Adverse Effect, other than as disclosed on Schedule 6(t).

(u) All licenses, permits, approvals, concessions or other authorizations necessary to the conduct of the business of such Guarantor have been duly obtained and are in full force and effect, except where the failure to obtain and maintain any of the foregoing could not reasonably be expected to result in a Material Adverse Effect. There are no restrictions or requirements which limit such Guarantor’s ability to lawfully conduct its business or limit such Guarantor’s ability to perform its obligations under this Guaranty or any other Loan Document.

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(v) No Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) is engaged in any business in the United States other than as described in its Constituent Documents, if any.

(w) Such Guarantor understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Loan Documents, (i) the Collateral may be sold which may result in substantially discounted realization value with respect to the Collateral compared with the then market price and (ii)(A) a bulk sale of the Collateral may occur which may result in a substantially discounted realization value with respect to the Collateral compared to the then current market price and (B) a private sale of the Collateral may occur which may result in less proceeds than a public sale. Such Guarantor acknowledges and agrees that (x) any such bulk sale or private sale shall be a commercially reasonable disposition under the Uniform Commercial Code or other applicable laws notwithstanding any loss to it from a lower sale price, (y) the Lender Parties shall not have any liability or responsibility for any losses to such Guarantor or Borrower arising from any such exercise of remedies, and (z) any such bulk sale or private sale shall not affect the validity or enforceability of this Guaranty or the obligations of such Guarantor hereunder.

(x) Schedule 6(x) sets forth as of the Second Restatement Date a list of all Subsidiaries of the Guarantors and all other Equity Interests owned, directly or indirectly, by the Guarantors. All such Equity Interests are fully paid and non-assessable.

(y) (i) Except as could not reasonably be expected to result in a Material Adverse Effect, (A) each Plan has been maintained in compliance with the applicable provisions of the Internal Revenue Code and ERISA; (B) no ERISA Event has occurred or is reasonably expected to occur; and (C) as of the most recent valuation date, the present value of all accumulated benefits under each Pension Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) do not exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits; and (ii) the underlying assets of any Guarantor do not constitute Plan Assets (provided that any reference to Borrower in any embedded definitions in the Credit Agreement shall be construed to refer to Parent Guarantor for purposes of this Section 6(y)).

(z) (i) There is no pending or, to such Guarantor’s knowledge, threatened, Environmental Claim against such Guarantor or each Subsidiary thereof (other than any Excluded Subsidiary, if applicable) or any properties or assets owned, leased or operated by such Person, and such Guarantor and any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) has not received any notice of any such Environmental Claim, and no proceeding has been instituted raising any such Environmental Claim, except as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) Such Guarantor and each Subsidiary thereof (other than any Excluded Subsidiary, if applicable) has obtained all Permits that are required pursuant to Environmental Law for the operation of its business and all such Permits are in full force and effect, except as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii) Such Guarantor does not have knowledge of any facts which could reasonably be expected to give rise to any Environmental Claim, public or private, including any violation of Environmental Laws, any Release of Hazardous Materials or any damage to the Environment emanating from, occurring on or in any way related to

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any real properties or other assets now or formerly owned, leased or operated by such Guarantor or any Subsidiary thereof (other than any Excluded Subsidiary, if applicable), except such as could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iv) No Hazardous Materials have been used, generated, manufactured, stored, Released, transported or treated by any such Guarantor nor any Subsidiary thereof (other than any Excluded Subsidiary, if applicable) or on, at, under or from any real properties or other assets now or formerly owned, leased or operated by such Person, except, in the case of any of the foregoing, (A) in the ordinary course of business or (B) in a manner that could not, in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa) (i) Neither such Guarantor nor any of its Subsidiaries are, and to such Guarantor’s knowledge none of its or their respective Affiliates are, in violation of any requirement of Law relating to terrorism or money laundering (collectively, “AML Laws”), including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), the Patriot Act, and any other enabling legislation or executive order relating thereto, and other federal, provincial, state, local or foreign laws relating to “know your customer” and antimony laundering rules and regulations.

(ii) Neither such Guarantor nor any of its Subsidiaries and, to such Guarantor’s knowledge, none of its or their respective Affiliates and no broker or other agent of any Loan Party acting in any capacity in connection with the Loan Documents is any of the following: (A) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulation; (B) a Person owned or controlled by, or acting on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order or any other applicable OFAC regulation; (C) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any applicable AML Law; (D) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order or other applicable OFAC regulations; or (E) a Person that is named as a “specially designated national” or “blocked person” on the most current list published by OFAC at its official website, currently available at www.treas.gov/offices/enforcement/ofac/ or any replacement website or other replacement official publication of such list.

(iii) Neither such Guarantor nor any of its Subsidiaries and, to such Guarantor’s knowledge, none of its or their respective Affiliates and no broker or other agent of any Loan Party acting in any capacity in connection with the Facility (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clause (ii) above, (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or other applicable OFAC regulations, or (C) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any applicable AML Law.

(iv) No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official governmental capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any applicable Laws.

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If such Guarantor acquires or forms any Subsidiary, each of the foregoing representations and warranties referring to any Subsidiary of such Guarantor shall be thereafter deemed modified to cover, on a prospective basis, such Guarantor and its respective Subsidiaries (including such Guarantor’s newly acquired or formed Subsidiary), mutatis mutandis.

7. Affirmative Covenants. Parent Guarantor shall, and shall cause each Subsidiary thereof (for purposes of clarity, no Excluded Subsidiary is subject to the covenants under this Section 7) to:

(a) Existence. Preserve and maintain its existence and material rights and franchises; provided that any Subsidiary may merge, consolidate or take any actions that may terminate its existence and/or material rights and franchises, as permitted under Section 8(f).

(b) Reporting Requirements. Furnish to Administrative Agent or cause to be furnished to Administrative Agent:

(i) as soon as available, but in any event within ninety (90) days after the end of each of its fiscal years, Parent Guarantor’s annual audited consolidated financial statements, including all notes thereto, which statements shall include a consolidated statement of financial position as of the end of the relevant fiscal year and a statement of operations and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of independent certified public accountants with an accounting firm of national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the consolidated financial position of Parent Guarantor as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP, consistently applied;

(ii) as soon as available, but in any event no later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent Guarantor, Parent Guarantor’s quarterly unaudited consolidated financial statements prepared in respect of such fiscal quarter and for the portion of Parent Guarantor’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by a Responsible Officer of Parent Guarantor as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent Guarantor in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(iii) concurrently with such distributions or filing with the SEC, copies of all financial reports distributed by or on behalf of Parent Guarantor to all of its shareholders;

(iv) no later than thirty (30) days after the start of each calendar year, a consolidated budget for Parent Guarantor and its Subsidiaries for such calendar year;

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(v) [intentionally omitted];

(vi) [intentionally omitted];

(vii) copies of all general communications delivered by Parent Guarantor to all shareholders of Parent Guarantor within two (2) Business Days of the day such communications were first delivered to such shareholders or filed with the SEC; and

(viii) promptly, and in any event within two (2) Business Days after receipt thereof by Parent Guarantor or any Affiliate of Parent Guarantor, copies of each notice or other correspondence received from the SEC concerning any investigation or possible investigation or other similar inquiry by such agency regarding Parent Guarantor or any Loan Party (for the avoidance of doubt, routine trading inquiries not involving any Loan Party shall not be covered by this clause (viii));

(ix) as soon as possible and in any event within two (2) Business Days after Parent Guarantor obtains actual knowledge of the occurrence of (A) any Event of Default or Default, (B) any actual or threatened litigation which, if adversely determined to Parent Guarantor or any Subsidiary thereof, could reasonably be expected to result in a Material Adverse Effect or (C) any event which could reasonably be expected to result in a Material Adverse Effect, in each case, a statement of a Responsible Officer of Parent Guarantor setting forth the details thereof and the action which Parent Guarantor or such Subsidiary has taken and proposes to take with respect thereto;

(x) [intentionally omitted];

(xi) promptly after request therefor, such other business and financial information respecting the condition or operations, financial or otherwise, of Parent Guarantor, other than MNPI, as Administrative Agent may from time to time reasonably request; and

(xii) promptly but in any event within twenty (20) days after any Guarantor knows, or has reason to know, that any ERISA Event has occurred or will occur (provided that any reference to Borrower in any embedded definitions in the Credit Agreement shall be construed to refer to Parent Guarantor for purposes of this clause (xii)).

Each Guarantor shall use commercially reasonable efforts to not provide any MNPI in any document or notice required to be delivered pursuant to, or in connection with, this Guaranty or any other Loan Document to any Lender Party. Each Guarantor acknowledges and agrees that if any Lender Party or any of its Affiliates, acting in such capacities in connection with the Facility, received from any Guarantor or any of its Affiliates any such MNPI, such Lender Party or Affiliate may disclose such MNPI publicly in connection with any foreclosure conducted in connection with any property of a Guarantor.

Each Guarantor hereby acknowledges that the Lender Parties acting in their respective capacities in connection with this Guaranty and any other Loan Document as such do not wish to receive MNPI. Each Guarantor hereby agrees that upon provision of any materials or information provided by or on behalf of such Guarantor hereunder (collectively, “Guarantor Materials”), such Guarantor shall be deemed to (x) have

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represented that such Guarantor Materials contain no MNPI and (y) have authorized each Lender Party to treat such Guarantor Materials as not containing any MNPI; provided, however, that (i) to the extent such Guarantor Materials constitute Information, they shall be treated as set forth in Section 8.12 of the Credit Agreement and (ii) to the extent such Guarantor Materials contains MNPI, such Guarantor shall so notify the Lender Parties. Each Lender Party acknowledges that such Guarantor may withhold information otherwise required to be delivered pursuant to any Loan Document to the extent such Guarantor believes in good faith that such information constitutes MNPI, and such Guarantor shall not be deemed to have failed to comply with any requirement to deliver such information.

Documents required to be delivered pursuant to clause (i), (ii), (iii) or (vii) above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Parent Guarantor posts such documents, or provides a link thereto on Parent Guarantor’s website on the Internet at the website address listed in Section 8.02 of the Credit Agreement; provided that: (i) if Administrative Agent so requests, Parent Guarantor shall deliver paper copies of such documents to Administrative Agent until a written request to cease delivering paper copies is given by Administrative Agent and (ii) Parent Guarantor shall notify (which may be by facsimile or electronic mail) Administrative Agent of the posting of any such documents. For the avoidance of doubt, Parent Guarantor may deliver any documents via facsimile or electronic mail in accordance with Section 8.02 of the Credit Agreement.

(c) Payment of Obligations. Pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including: (i) all material taxes, assessments, claims and governmental charges or levies imposed upon it or upon its property; provided, however, that such Person shall not be required to pay or discharge any such tax, assessment, claim or charge that is being diligently contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; and (ii) all lawful claims which, if unpaid, would become a Lien on its property.

(d) Keeping of Books. Keep proper books of record and account as are necessary to prepare financial statements in accordance with GAAP or with the generally accepted accounting principles applicable to the relevant Subsidiary in its jurisdiction of incorporation as may be approved by a significant segment of the accounting profession in such jurisdiction that are applicable to the circumstances as of the date of determination, consistently applied.

(e) Inspection Rights. At any reasonable time during normal business hours and upon reasonable prior notice, from time to time permit any Lender Party or any agent or representative thereof (in each case, subject to Section 8.12 of the Credit Agreement) to (i) visit and inspect the properties of such Person and discuss the affairs, finances, assets and accounts of such Person with any of such Person’s officers, directors or other representatives and (ii) discuss the affairs, finances, assets and accounts of such Person with such Person’s independent certified public accountants and to examine and make copies of and abstracts from their records and books of account, all at the expense of such Guarantor; provided, however, that after the occurrence of an Event of Default, any Lender Party (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Guarantor at any time during normal business hours and without advance notice.

(f) Compliance with Laws. Comply with all disclosure / filing requirements of applicable Law associated with entering into the Guaranty and the other Loan Documents, as

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applicable, and comply with all other requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect.

(g) Compliance with Environmental Laws.

(i) Comply with all Environmental Laws, except such non-compliance as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Obtain, maintain in full force and effect and comply with all Permits necessary to the ownership and operation of its properties and assets or to the conduct of its business, except to the extent that a failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii) Comply in a timely manner with all Environmental Laws including those relating to the Release of Hazardous Materials, together with any other applicable legal requirements for conducting, on a timely basis, periodic tests, monitoring and remediation of contamination of the Environment, and diligently comply with the regulations of the United States Environmental Protection Agency and other applicable Governmental Authorities, except where the failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) AML Laws. Carry out its business in compliance with, and direct its Affiliates to carry out their businesses to enable each Guarantor to comply with, each of the representations and warranties under Section 6(aa).

(i) [intentionally omitted].

(j) Joinder of Emancipated Subsidiaries. Within twenty (20) days after the date of the termination or ineffectiveness of any restriction arising under applicable Law or contract that restricts or prevents any Subsidiary (other than any Excluded Subsidiary) from becoming a Guarantor hereunder or becoming a party to any Security Document that otherwise would be applicable to such Subsidiary, Parent Guarantor shall cause such Subsidiary, to the extent it is then permitted to do so under applicable Law and the agreements to which it is a party or is subject, to enter into the documents referred to in Section 8(n) of this Guaranty.

(k) Further Assurance. Upon the request of Administrative Agent, execute and/or deliver any additional agreements, documents and instruments, and take such further actions as may be reasonably requested by Administrative Agent from time to time, to carry out the provisions and purposes of this Guaranty and the other Loan Documents.

8. Negative Covenants. Parent Guarantor shall not, directly or indirectly, nor shall it permit any Subsidiary thereof (for purposes of clarity, no Excluded Subsidiary is subject to the covenants under this Section 8) to, directly or indirectly:

(a) Restricted Transactions. Enter into any transactions prohibited by Section 2.15 of the Credit Agreement, or take any action which could reasonably be expected to create any restrictions on transfer or disposition of the Collateral Shares or otherwise cause the representations and warranties in Section 4.01(o) or (p) of the Credit Agreement to be inaccurate as of any date.

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(b) Investment Company. Become an “investment company,” as such term is defined in the United States Investment Company Act of 1940.

(c) Compliance with Margin Regulations. Take any action with respect to the Loan Documents that would result in a violation of Regulation T, U, or X.

(d) Additional Debt. Create, incur, assume or suffer to exist any Debt, other than (i) Debt incurred pursuant to the Loan Documents, (ii) Debt of any Loan Party owing to another Loan Party, in each case, for intercompany loans or advances, (iii) Debt of any Subsidiary that is not a Loan Party owing to another Subsidiary that is not a Loan Party, in each case, for intercompany loans or advances, (iv) Debt of any Loan Party owing to any Subsidiary that is not a Loan Party, in an aggregate outstanding principal amount at any time not exceeding $5,000,000, in each case, for intercompany loans or advances, (v) [reserved], (vi) Debt of any Subsidiary that is not a Loan Party owing to any Loan Party, in an aggregate outstanding principal amount at any time not exceeding $3,000,000, for intercompany loans or advances, (vii) Debt existing on the date hereof and listed on Schedule 8(d), and extensions, renewals, refinancings and replacements thereof, provided that (x) for all Debt listed on Schedule 8(d) other than the Debt described in clauses (10) – (20) thereof, no such extension, renewal, refinancing or replacement shall add additional obligors in respect of such Debt or result in an increase in the outstanding principal amount of such Debt in excess of that in effect immediately prior to giving effect to such extension, renewal, refinancing or replacement except by an amount equal to any premium, accrued interest, and reasonable fees and expenses incurred in connection therewith and (y) for all Debt described in clauses (10) – (20) of Schedule 8(d), no such extension, renewal, refinancing or replacement thereof shall add additional obligors in respect of such Debt or result in an increase in the outstanding principal amount of such Debt at any time in excess of $24,000,000 and an amount equal to any premium, accrued interest, and reasonable fees and expenses incurred in connection therewith, (viii) Debt of the Ontario Pellets Entities pursuant to an Ontario Pellets Working Capital Credit Facility in an aggregate outstanding principal amount at any time not exceeding $15,000,000, (ix) Debt under performance bonds or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, in an aggregate outstanding amount at any time not exceeding $2,000,000, (x) Debt consisting of capital lease obligations in an aggregate outstanding amount at any time not exceeding $2,000,000, (xi) Debt described in clause (c) of the definition of “Debt” in the Credit Agreement incurred in the ordinary course of business and arising under unsecured Swap Agreements that are not speculative in nature, in an aggregate outstanding amount at any time not exceeding $3,000,000, (xii) Debt not exceeding $1,125,000 outstanding at any time incurred to finance the payment of property insurance premiums relating to its wood fiber business, (xiii) Debt of the Parent Guarantor consisting of a guaranty in an amount not to exceed $5,000,000 at any time of the obligations of RTK CAB LLC under a biomass supply agreement, (xiv) Debt of any Loan Party consisting of guarantees having a guaranteed amount not to exceed $10,000,000 at any time outstanding in connection with a joint venture to develop a wood pellet processing plant in Quebec and (xv) other Debt in an amount not exceeding $1,000,000 in the aggregate at any time.

(e) Limitation of Liens. Create, incur, assume or suffer to exist any Lien, other than (i) Liens created under the Loan Documents, (ii) Liens existing on the date hereof and listed in clause (1) of Schedule 8(e) and Liens securing extensions, refinancings, renewals and replacements thereof of the Debt secured thereby, provided that no such extension, renewal,

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refinancing or replacement shall add additional obligors in respect of such Debt or result in an increase in the outstanding principal amount (except as permitted pursuant to Section 8(d)(vii)(y) above) of obligations secured by such Lien or the assets covered by such Lien in excess of that in effect immediately prior to giving effect to such extension, renewal, refinancing or replacement except by an amount equal to any premium, accrued interest, and reasonable fees and expenses incurred in connection therewith, (iii) Liens on the assets of the Ontario Pellets Entities securing an Ontario Pellets Working Capital Credit Facility permitted pursuant to Section 8(d)(viii) above, provided that, in the case of this clause (iii), no such Lien shall encumber real property of any Ontario Pellets Entity to secure such Ontario Pellets Working Capital Credit Facility unless Administrative Agent shall have been granted a subordinated Lien on such real property (or Required Lenders shall have waived such requirement) and (iv) Liens described in clauses (2) through (12) of Schedule 8(e).

(f) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of, whether in one transaction or in a series of transactions, all or substantially all of its property and assets (whether now owned or hereafter acquired) to any Person, except that any Subsidiary of Parent Guarantor (other than Borrower and any Excluded Subsidiary) (i) may merge or consolidate with or into Parent Guarantor or convey, transfer, lease or otherwise dispose of, all or substantially all of its property and assets to Parent Guarantor, provided that Parent Guarantor shall be the surviving Person, or (ii) may merge or consolidate with or into any other Loan Party (other than Fulghum Fibres, Inc.) or convey, transfer, lease or otherwise dispose of, all or substantially all of its property and assets to another Loan Party (other than Fulghum Fibres, Inc.), provided that the surviving Person is a Loan Party.

(g) [Intentionally Omitted].

(h) No New Business. Engage in any business other than (i) the business it is principally engaged in on the Second Restatement Date and (ii) any business transactions expressly permitted by the terms of the Loan Documents.

(i) No Amendment of Constituent Documents, Etc. Amend, supplement or otherwise modify, or consent to any amendment, supplement or other modification of, any of the terms or provisions of its Constituent Documents that could reasonably be expected to have an adverse effect on any Loan Party or Lenders.

(j) Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments or incur any obligation to do so, except that (i) each Subsidiary of Parent Guarantor may make Restricted Payments to Parent Guarantor or any other Subsidiary of Parent Guarantor that directly owns Equity Interests in such Person (and, in the case of any Subsidiary of Parent Guarantor that is not wholly-owned by a Subsidiary of Parent Guarantor, Restricted Payments may be made pro rata to the other shareholders of such Subsidiary) and (ii) with the prior written consent of the Required Lenders, Parent Guarantor may make Restricted Payments so long as no Default or Event of Default has occurred and is continuing or would result therefrom.

(k) Loans and Investments. (i) Lend money or credit, make advances to, or provide guarantees or credit support for the benefit of, any Person except (x) in connection with Debt permitted pursuant to Section 8(d)(ii) – (vi) or 8(d)(xiii), (y) for guarantees or credit support provided in the ordinary course of business and consistent with past practice in an aggregate outstanding principal amount at any time not exceeding $2,500,000 or (z) for guarantees or

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credit support in an amount not to exceed, in combination with any amounts used pursuant to Section 8(d)(xiv), $10,000,000 at any time outstanding in connection with a joint venture to develop a wood pellet processing plant in Quebec or (ii) purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person other than to (x) Loan Parties (other than Fulghum Fibres, Inc.), (y) Subsidiaries formed or acquired in compliance with Section 8(n) or (z) a joint venture formed in order to develop a wood pellet processing plant in Quebec in an amount not to exceed $10,000,000 at any time outstanding.

(l) Disposition of Assets. Dispose of any asset, other than (i) any Disposition in a single transaction or series of related transactions that involves assets having a fair market value or that results in generating Net Cash Proceeds, in either case, of less than $2,000,000, (ii) any Disposition of inventory in the ordinary course of business, (iii) any Disposition of damaged, worn-out or obsolete assets in the ordinary course of business, (iv) any Disposition of Underlying Equity that does not constitute Collateral, (v) any Disposition of an Excluded Subsidiary, or (vi) any Disposition in a single transaction or series of related transactions that results in generating Net Cash Proceeds of greater than or equal to $2,000,000; provided that Borrower makes an offer to prepay a principal amount of the Loans in an amount equal to the difference of (x) such Net Cash Proceeds and (y) prepayments the applicable Subsidiary is required to make pursuant to the terms of Debt documentation applicable to such Subsidiary listed on Schedule 8(d), in accordance with Section 2.05(c) of the Credit Agreement.

(m) Transactions with Affiliates. Enter into any transaction with or make any payment or transfer to any Affiliate (including any Excluded Subsidiary) of Parent Guarantor, except (i) for any such transaction with, or payment or transfer to, a Loan Party (other than Fulghum Fibres, Inc.), (ii) for any such transaction with, or payment or transfer between Subsidiaries who are not Loan Parties, (iii) for any such transaction with, or payment or transfer between Fulghum Fibres, Inc. and Subsidiaries who are not Loan Parties, (iv) in the ordinary course of business and upon fair and reasonable terms no less favorable to such Person than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of Parent Guarantor or (v) as expressly permitted hereunder, provided that any transaction or payment or transfer referred to in clauses (i) through (v) of this subsection (m) is otherwise permitted by the terms of the Loan Documents.

(n) Formation of Subsidiaries. Form, create, organize, incorporate or acquire any direct or indirect Subsidiary (other than an Excluded Subsidiary, a Subsidiary of any Excluded Subsidiary or a Subsidiary of a Group Entity that is not a Loan Party) (the foregoing, a “New Subsidiary”), unless (i) the holders of the Equity Interests in such New Subsidiary simultaneously deliver to the Administrative Agent a supplement to Schedule 2(a) of the Pledge Agreement (Other Equity) and all certificates, investment securities and other instruments and documents which are part of such Equity Interests, and otherwise comply with the terms of the Pledge Agreement (Other Equity) (or applicable foreign law equivalent) with respect thereto and (ii) such New Subsidiary simultaneously executes and delivers to the Administrative Agent (A) an Addendum to Guaranty in compliance with Section 27, (B) an Addendum to Security Agreement (as defined in the Security Agreement) in compliance with Section 25 of the Security Agreement (or applicable foreign law equivalent), (C) an Acknowledgment substantially in the form of a Group Entity Acknowledgment and (D) if such New Subsidiary owns any Equity Interests, an Addendum to Pledge Agreement (as defined in the Pledge Agreement (Other Equity)) in compliance with Section 10 of the Pledge Agreement (Other Equity) (or applicable foreign law equivalent).

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(o) ERISA. (i) Establish any new Pension Plan; or (ii) without the approval of all Lenders, take any action that would cause its underlying assets to constitute Plan Assets (provided that any reference to Borrower in the embedded definitions in the Credit Agreement shall be construed to refer to Parent Guarantor for purposes of this Section 8(o)).

(p) Restrictions on Subsidiary Restricted Payments and Loans. Enter into or suffer to exist or become effective any consensual encumbrance or restriction that by its terms limits the ability of any Subsidiary of Parent Guarantor (other than any Excluded Subsidiary) to (x) make Restricted Payments in respect of any Equity Interests of such Subsidiary held by, or pay any Debt owed to, Borrower or any Guarantor or (y) provide loans or advances to Parent Guarantor or any other Loan Party, except for such encumbrances or restrictions (i) existing under the Loan Documents or agreements governing permitted Debt existing on the Second Restatement Date or (ii) existing under agreements governing Debt permitted by Section 8(d) as long as such restrictions and encumbrances are no more restrictive than those existing on the Second Restatement Date.

9. Covenants of Subsidiary Guarantors and Additional Guarantors. Each Subsidiary Guarantor and Additional Guarantor agrees to be bound by and to comply with each covenant in Section 7 and Section 8 hereof insofar as each such covenant is applicable to it or to the extent compliance by Parent Guarantor with such covenant would require that such Subsidiary Guarantor or Additional Guarantor take or refrain from taking any action, and the compliance or non-compliance with each such covenant shall be determined by reference to the actions of each Subsidiary Guarantor or Additional Guarantor in addition to those of Parent Guarantor. Section 7 and Section 8 are hereby incorporated by reference as direct covenants of each Subsidiary Guarantor and Additional Guarantor, mutatis mutandis.

10. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of Administrative Agent or facilities provided by Administrative Agent with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Administrative Agent and shall forthwith be paid to Administrative Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

11. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable (other than contingent indemnity obligations) under this Guaranty are paid in full in cash and any commitments of Administrative Agent or facilities provided by Administrative Agent with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Borrower or any Guarantor is made, or Administrative Agent exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Administrative Agent is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

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12. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to, any obligation of Borrower to such Guarantor as subrogee of Administrative Agent or any Lender Party or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If Administrative Agent so requests, any such obligation or indebtedness of Borrower to such Guarantor shall be enforced and performance received by such Guarantor as trustee for Administrative Agent and the proceeds thereof shall be paid over to Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty.

13. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by Administrative Agent.

14. Expenses. Each Guarantor jointly and severally agrees to pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses and the allocated cost and disbursements of internal legal counsel) in any way relating to the enforcement or protection of Administrative Agent’s rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of Administrative Agent in any proceeding under any Debtor Relief Laws. The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

15. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by Administrative Agent and each Guarantor. No failure by Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by Administrative Agent and each Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of Administrative Agent or any term or provision thereof.

16. Condition of Borrower and Other Guarantors. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Borrower and any other guarantor such information concerning the financial condition, business and operations of Borrower and any such other guarantor as such Guarantor requires, and that no Lender Party has any duty, and such Guarantor is not relying on any Lender Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of Borrower or any other guarantor (the guarantor waiving any duty on the part of any Lender Party to disclose such information and any defense relating to the failure to provide the same).

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17. Survival of Representations. All representations and warranties made hereunder or in connection herewith shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each other Lender Party, regardless of any investigation made by Administrative Agent or any other Lender Party or on their behalf and notwithstanding that Administrative Agent or any other Lender Party may have had notice or knowledge of any Default or Event of Default, and shall continue in full force and effect as long as any Loan or any Guaranteed Obligation hereunder shall remain unpaid or unsatisfied.

18. No Advisory or Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Guarantor acknowledges and agrees that: (a)(i) the services regarding this Guaranty provided by Administrative Agent, the other Lender Parties and their respective Affiliates are arm’s-length commercial transactions between such Guarantor and its Affiliates, on the one hand, and Administrative Agent and its Affiliates and the other Lender Parties, on the other hand, (ii) such Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) such Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) Administrative Agent and each other Lender Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Guarantor or any of its Affiliates, or any other Person and (ii) Administrative Agent and the other Lender Parties have no obligation to such Guarantor or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) Administrative Agent, the other Lender Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Guarantor and its Affiliates, and Administrative Agent and the other Lender Parties have no obligations to disclose any of such interests to such Guarantor or any of its Affiliates. To the fullest extent permitted by law, such Guarantor hereby waives and releases any claims that it may have against Administrative Agent, any other Lender Party or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

19. USA PATRIOT Act Notice. Each Lender Party that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any other Lender Party) hereby notifies each Guarantor that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Guarantor, which information includes the name and address of each Guarantor and other information that will allow such Lender Party or Administrative Agent, as applicable, to identify each Guarantor in accordance with the Act. Guarantor agrees to promptly provide any Lender Party or Administrative Agent with all of the information requested by such Person to the extent such Person deems such information reasonably necessary to identify each Guarantor in accordance with the Act.

20. Credit Agreement. Each Guarantor acknowledges receipt of a copy of the Credit Agreement, the Pledge Agreement, the Pledge Agreement (Other Equity), the Group Entity Acknowledgments, the Security Agreement and the other Loan Documents.

21. Maximum Rate of Interest. Notwithstanding anything contained in this Guaranty or any other Loan Document to the contrary, no Guarantor resident in or otherwise subject to the laws

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of Canada will be obliged to make any payment of interest or other amounts payable to any Lender Party in excess of the amount or rate that would be permitted by applicable Law or would result in the receipt by the Lender Parties of interest at a criminal rate (with “interest” and “criminal rate” being construed as contemplated under the Criminal Code (Canada)). If the making of any payment by such Guarantor would result in a payment being made that is in excess of such amount or rate, the applicable Lender Party will determine the payment or payments that are to be reduced or refunded, as the case may be, so that such result does not occur.

22. Interest Act (Canada). For the purposes of this Guaranty, whenever interest to be paid by a Guarantor resident in or otherwise subject to the laws of Canada is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

23. Setoff. If an Event of Default shall have occurred and be continuing, Administrative Agent and each other Lender Party, and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by Administrative Agent or such Lender Party or any such Affiliate, to or for the credit or the account of each Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to Administrative Agent or such Lender Party or its Affiliates, irrespective of whether or not such Person or Affiliate shall have made any demand hereunder or under any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Person or Lender Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Administrative Agent and each Lender Party and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Administrative Agent and such Lender Party or its Affiliates may have. Each Lender Party agrees to notify such Guarantor and Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

24. Indemnification; Consequential Damages and Survival.

(a) Each Guarantor jointly and severally agrees to indemnify Administrative Agent (and any sub-agent thereof), each other Lender Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Guarantor or any Related Party of any Guarantor arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Guaranty and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the

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foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Guarantor or any Related Party of any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 24(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b) To the fullest extent permitted by applicable Law, each Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in Subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby.

(c) All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(d) The obligations of each Guarantor under this Section shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

25. Governing Law; Assignment; Jurisdiction; Notices. This Guaranty shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of Administrative Agent and its successors and assigns and Administrative Agent may, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part. Each Guarantor hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court of the Southern District of the State of New York, and all appropriate appellate courts or, if jurisdiction in such court is lacking, any New York State court of competent jurisdiction sitting in New York County (and all appropriate appellate courts), in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court, (iii) waives to the fullest extent permitted by law (A) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any such Federal or state court and (B) any defense asserting an inconvenient forum in connection therewith, and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Loan Document shall affect any right that Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against any Guarantor or

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the properties of such party in the courts of any jurisdiction. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.02(a) of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law. Each Guarantor agrees that Administrative Agent may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations hereunder any and all information in Administrative Agent’s possession concerning any Guarantor, this Guaranty and any security for this Guaranty. All notices and other communications to any Guarantor and Administrative Agent under this Guaranty shall be in writing and shall be delivered in the manner set forth in Section 8.02 of the Credit Agreement to the addresses specified therein for such Person.

26. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

27. Enforcement of Guaranty. Administrative Agent may enforce this Guaranty with respect to all or a portion of the Guaranteed Obligations. Each Guarantor hereby acknowledges that no failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall the single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

28. Judgment Currency.

(a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due to a Lender Party in any currency (the “Original Currency”) into another currency (the “Other Currency”), the Lender Parties and the Guarantors agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Lender Party could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

29. The obligations of any Guarantor not resident in the U.S. in respect of any sum due in the Original Currency from it to a Lender Party under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender Party of any sum adjudged to be so due in the Other Currency, the Lender Party may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender Party in the Original Currency, each Guarantor jointly and severally agrees, as a separate obligation and notwithstanding the judgment, to indemnify such Lender Party, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to such Lender Party in the Original Currency, such Lender Party shall remit such excess to the applicable Guarantor.

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30. Entire Agreement. This Guaranty and the other Loan Documents constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, between the parties hereto relating to the subject matter hereof.

31. Additional Guarantors. From time to time subsequent to the date hereof, pursuant to Section 7(j) or Section 8(n), as the case may be, additional Subsidiaries of Parent Guarantor or newly formed or acquired wholly-owned Subsidiaries of Parent Guarantor may become parties hereto as additional Guarantors (“Additional Guarantors”) by executing an Addendum to Guaranty substantially in the form attached hereto as Exhibit A (an “Addendum to Guaranty”). Upon delivery of any Addendum to Guaranty to the Administrative Agent, notice of which is hereby waived by the Guarantors, each such Additional Guarantor shall be a Guarantor hereunder and shall be as fully a party hereto as if such Additional Guarantor were an original signatory hereto as of the date of such Addendum to Guaranty. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any Guarantor hereunder, nor by any election of the Administrative Agent or the Secured Parties not to cause any wholly-owned Subsidiary of Parent Guarantor to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

32. Fulghum Fibres, Inc. Notwithstanding anything in this Guaranty to the contrary, it is not the intent of any party hereto to grant any security interest in the assets of Fulghum Fibres, Inc. (other than equity interests in Fulghum Fibres Chile S.A.).

33. Limitation of Guaranty. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor shall be liable hereunder shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable requirements of Law relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 34 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under the Guaranty.

34. Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Loans and other Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

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35. Amendment and Restatement. This Guaranty amends and restates the Existing Restated Guaranty. All obligations evidenced by the Existing Restated Guaranty that remain outstanding and in effect as of the Second Restatement Date are continued by this Guaranty with such modifications as are set forth herein.

36. Certain Defined Terms. The following terms shall have the following meanings when used herein:

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment and natural resources such as flora and fauna.

“Environmental Claim” shall mean any and all suits, demands, demand letters, claims, Liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, adversarial proceedings, consent orders, consent decrees or consent agreements arising out of or pursuant to any Environmental Law, the presence or Release of, or human exposure to, any Hazardous Material or natural resource damages.

“Environmental Law” shall mean, collectively, all applicable federal, provincial, state, local or foreign laws, including common law, ordinances, regulations, rules, legal codes, orders, judgments or other Law that relate to (a) the prevention, abatement or elimination of pollution, or the protection or preservation of the Environment, wildlife or natural resources, (b) the use, generation, handling, treatment, storage, Release, transportation or regulation of, or exposure to, Hazardous Materials and (c) the protection of employee health and workplace safety, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq., each as amended, and their applicable foreign, state or local counterparts or equivalents.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation or which can give rise to liability under any Environmental Law.

“NEWP” shall mean New England Wood Pellet, LLC, a Delaware limited liability company.

“Permits” shall mean any and all franchises, licenses, leases, permits, approvals, notifications, certifications, registrations, authorizations, exemptions, qualifications, and other rights, privileges and approvals required under or issued pursuant to any Law.

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“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing or migrating in, onto or through the Environment.

[Remainder of Page Intentionally Left Blank]

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Executed as of the date first set forth above.

Parent Guarantor:

RENTECH INC.

By:
Name:
Title:

Subsidiary Guarantors:

RENTECH DEVELOPMENT CORPORATION
RENTECH WP U.S. INC.
FULGHUM FIBRES, INC.
RTK WP HOLDINGS, ULC
RTK WP CANADA, ULC
RTK WP2 HOLDINGS, ULC
RTK WP2 CANADA, ULC
RTK WP3 CANADA, ULC
RTK WP4 CANADA, ULC
RTK WP5 CANADA, ULC
RTK WP DEV CANADA, ULC
RENTECH ENERGY TECHNOLOGY CENTER, LLC
RENTECH SERVICES CORPORATION
SILVAGAS CORPORATION
GCSEC HOLDINGS, LLC
GULF COAST SYNTHETIC ENERGY CENTER, LLC
RTK CANADA ENERGY HOLDINGS, ULC
OLYMPIAD RENEWABLE ENERGY CENTRE, ULC
RTK CAB LLC

By:
Name:
Title:

Signature Page to Guaranty Agreement

SCHEDULE 2

FOREIGN GUARANTORS

RTK WP HOLDINGS, ULC

RTK WP CANADA, ULC

RTK WP2 HOLDINGS, ULC

RTK WP2 CANADA, ULC

RTK WP3 CANADA, ULC

RTK WP4 CANADA, ULC

RTK WP5 CANADA, ULC

RTK WP DEV CANADA, ULC

RTK CANADA ENERGY HOLDINGS, ULC

OLYMPIAD RENEWABLE ENERGY CENTRE, ULC

Schedule 2 to Guaranty

SCHEDULE 6(t)

Rentech, Inc., RTK WP Canada, ULC and Drax Power Limited are in negotiation of an amendment to the Biomass Supply Agreement, dated May 1, 2013 among such parties where among other things, the Agreement will be modified so that the schedule for the delivery of wood pellets will be moved from beginning in the fourth quarter of 2014 to calendar year 2015.1

[1]	To be updated on Second Restatement Date

Schedule 6(t) to Guaranty

SCHEDULE 6(x)

SUBSIDIARIES AND EQUITY INTERESTS2

Guarantor	Subsidiary and Percentage Owned
Rentech, Inc.

Rentech Services Corporation (100%)

ClearFuels Technology, Inc. (95%)

Rentech Development Corporation (100%)

SilvaGas Corporation (100%)

GCSEC Holdings, LLC (100%)

RTK Canada Energy Holdings, ULC (100%)

DSHC, LLC (100%)

Rentech WP U.S. Inc. (100%)

Rentech Development Corporation	Rentech Nitrogen Holdings, Inc. (100%) Rentech Energy Technology Center, LLC (100%)

Rentech Nitrogen Holdings, Inc.

[SpinCo

SpinCo GP][3] (100%)

indirectly owned via [SpinCo][4]

Rentech Nitrogen Pasadena Holdings, LLC (100%)

indirectly owned via Rentech Nitrogen Pasadena

Holdings, LLC:

Rentech Nitrogen Pasadena, LLC (100%)

GCSEC Holdings, LLC	Gulf Center Synthetic Energy Center , LLC (100%)

RTK Canada Energy Holdings, ULC	Olympiad Renewable Energy Centre, ULC (100%)

Rentech WP U.S. Inc.

RTK (Luxembourg) WP (100%)

Rentech Graanul LLC (50%)

Fulghum Fibres, Inc. (100%)

New England Wood Pellet, LLC (100%)

RTK CAB LLC (100%)

indirectly owned via RTK (Luxembourg) WP:

RTK WP Holdings, ULC (100%)

RTK WP2 Holdings, ULC (100%)

RTK WP Dev Canada ULC (100%)

[2]	To the extent entries would have been duplicative because a Guarantor is a Subsidiary of another Guarantor, equity interests have been disclosed at the level closest to the issuer of such equity interest.
[3]	Only if the Spin Off transactions occur prior to the Second Restatement Date
[4]	Ownership percentages shown are the ownership interests of the direct parent, as opposed to the Guarantor if a Subsidiary is indirectly owned.

Schedule 6(x) to Guaranty

indirectly owned via Rentech Graanul LLC:

Fulghum Graanul Oliver, LLC (100%)

Fulghum Graanul Woodland, LLC (100%)

indirectly owned via New England Wood Pellet, LLC:

Schuyler Wood Pellet, LLC (100%)

Deposit Wood Pellet, LLC (100%)

RTK WP Holdings, ULC	RTK WP Canada, ULC (100%)

RTK WP2 Holdings, ULC	RTK WP2 Canada, ULC (100%) RTK WP3 Canada, ULC (100%) RTK WP4 Canada, LLC (100%) RTK WP5 Canada, ULC (100%)

Fulghum Fibres, Inc.

Fulghum Fibres Cullins, Inc. (100%)

Fulghum Fibres Florida, Inc. (100%)

Fulghum Fibrefuels, Ltd. (100%)

West Monroe Fibre Processing Company, Inc. (100%)

Fulghum Fibres New Zealand Limited (50%)

Fulghum Fibres Uruguay S.A. (87%)

Fulghum Fibres Chile S.A. (87.5%)

indirectly owned via Fulghum Fibres Chile S.A.:

Forestal Pacifico S.A. (99.9%)

Forestal Los Andes S.A. (99.9%)

Schedule 6(x) to Guaranty

SCHEDULE 8(d)

EXISTING DEBT

1.	[intentionally omitted]

2.	Credit Agreement dated as of November 25, 2013 between Rentech, Inc. and Bank of Montreal, as amended on April 8, 2014 in an amount up to $10,000,000.

3.	Guarantee Agreement, dated as of April 30, 2013 by Rentech, Inc. in favor or Quebec Stevedoring Limited.

4.	Indemnity Agreement, dated June 7, 2013 by Rentech, Inc. in favor of Ontario Power Generation.

5.	Note Purchase Agreement between Fulghum Fibres, Inc. and the “Holders” (as defined therein), dated November 24, 1997, as amended certain (i) First Amendment to Note Purchase Agreement dated September 30, 1998, (ii) First [sic] Amendment to Note Purchase Agreement dated May 9, 2000, (iii) Third Amendment to Note Purchase Agreement dated November 21, 2001, (iv) Fourth Amendment to Note Purchase Agreement dated December 1, 2002, (v) Fifth Amendment to Note Purchase Agreement dated August 31, 2005, (vi) Sixth Amendment to Note Purchase Agreement dated May 31, 2006, (vii) Seventh Amendment to Note Purchase Agreement dated June 15, 2007, (viii) Eighth Amendment to Note Purchase Agreement dated July 25, 2008, (ix) Ninth Amendment to Note Purchase Agreement dated April 12, 2011, and (x) Tenth Amendment to Note Purchase Agreement dated May 1, 2013, together with the “Financing Documents” (as defined therein). The aggregate outstanding principal and accrued interest owing as of the Second Restatement Date is approximately $[ ].

6.	Note Purchase Agreement dated September 30, 1998, between Fulghum Fibres Florida, Inc., and the “Holders” (as defined therein), as amended by that certain First Amendment to Note Purchase Agreement dated October 23, 2001, and as amended and restated in that certain Amended and Restated Note Purchase Agreement dated as of August 31, 2005, as amended by that certain (i) First Amendment to Amended and Restated Note Purchase Agreement dated May 31, 2006 (ii) Second Amendment to Amended and Restated Note Purchase Agreement dated June 15, 2007, (iii) Third Amendment to Amended and Restated Note Purchase Agreement dated July 25, 2008, (iv) Fourth Amendment to Amended and Restated Note Purchase Agreement dated on or about April 12, 2011, and (v) Fifth Amendment to Amended and Restated Note Purchase Agreement dated on May, 2013, together with the “Financing Documents” (as defined therein). The aggregate outstanding principal and accrued interest owing as of the Second Restatement Date is approximately $[ ].

7.

Note Purchase Agreement between Fulghum Fibres, Inc. and the “Holders” (as defined therein), dated August 31, 2005, as amended by that certain (i) First Amendment to 2005 (August) Note Purchase Agreement dated May 31, 2006, (ii) Second Amendment to 2005 (August) Note Purchase Agreement dated June 15, 2007, (iii) Third Amendment to 2005 (August) Note Purchase Agreement dated July 25, 2008, (iv) Fourth Amendment to 2005 (August) Note Purchase Agreement dated April 12, 2011, and (v) Fifth Amendment to 2005 (August) Note Purchase Agreement dated May 1, 2013, together

Schedule 8(d) to Guaranty

with the “Financing Documents” (as defined therein). The aggregate outstanding principal and accrued interest owing as of the Second Restatement Date is approximately $[ ].

8.	Note Purchase Agreement between Fulghum Fibres, Inc. and the “Holders” (as defined therein), dated May 31, 2006, as amended by that certain (i) First Amendment to Note Purchase Agreement dated June 15, 2007, (ii) Second Amendment to Note Purchase Agreement dated July 25, 2008, (iii) Third Amendment to Note Purchase Agreement dated April 12, 2011 and (iv) Fourth Amendment to Note Purchase Agreement dated May 1, 2013, together with the “Financing Documents” (as defined therein). The aggregate outstanding principal and accrued interest owing as of the Second Restatement Date is approximately $[ ].

9.	Note Purchase Agreement between Fulghum Fibres, Inc. and the “Holders” (as defined therein), dated June 15, 2007, as amended by that certain (i) First Amendment to Note Purchase Agreement dated July 25, 2008, (ii) Second Amendment to Note Purchase Agreement dated April 12, 2011, and (iii) Third Amendment to Note Purchase Agreement dated May 1, 2013, together with the “Financing Documents” (as defined therein). The aggregate outstanding principal and accrued interest owing as of the Second Restatement Date is approximately $[ ].

10.	Notes Payable in favor of Banco de Crédito e Inversiones by Fulghum Fibres Chile, S.A. up to an aggregate amount of $692,000.

11.	Notes Payable in favor of Santader by Fulghum Fibres Chile, S.A. up to an aggregate amount of $292,000.

12.	Notes Payable in favor of Security by Fulghum Fibres Chile, S.A. up to an aggregate amount of $3,025,000.

13.	Notes Payable in favor of Scotiabank by Fulghum Fibres Chile, S.A. up to an aggregate amount of $6,321,000.

14.	Notes Payable in favor of Corpbanca by Fulghum Fibres Chile, S.A. up to an aggregate amount of $1,107,000.

15.	Notes Payable in favor of Banco de Crédito e Inversiones by Forestral Pacifico S.A. up to an aggregate amount of $75,000.

16.	Notes Payable in favor of Security by Forestal Los Andes S.A. up to an aggregate amount of $1,600,000.

17.	Notes Payable in favor of Banco de Chile by Forestal Los Andes S.A. up to an aggregate amount of $2,200,000.

18.	Notes Payable in favor of Scotiabank by Forestal Los Andes S.A. up to an aggregate amount of $2,000,000.

19.	Notes Payable in favor of Corpbanca by Forestal Los Andes S.A. up to an aggregate amount of $1,500,000.

Schedule 8(d) to Guaranty

20.	Notes Payable in favor of Santander by Forestal Los Andes S.A. up to an aggregate amount of $660,000.

21.	Loan Agreement, dated as of January 23, 2015 among NEWP, Deposit Wood Pellet, LLC, Schuyler Wood Pellet, LLC and T.D. Bank, N.A. in a principal amount of approximately $8,000,000.

22.	NEWP, Weldingwood Mills, LLC, and Biofuel Energy Systems, LLC are parties to that certain Loan Agreement with TD Bank, N.A., dated July 25, 2006, pursuant to which TD Bank, N.A. made a mortgage term loan to the Company as evidenced by a promissory note in the original principal amount of $1,000,000; this note is scheduled to mature on July 25, 2016 and as of the Second Restatement Date has an outstanding principal balance of approximately $[ ].

23.	NEWP is party to that certain Note with TD Bank, N.A., dated as of July 25, 2006 and subsequently amended, supplemented or modified, pursuant to which TD Bank, N.A. made a revolving line of credit available to the Company with a borrowing limit of $2,000,000.

24.	NEWP, Schuyler Wood Pellet, LLC, and Herkimer County Industrial Development Agency (HCIDA), are parties to that certain Amended and Restated Installment Sale Agreement dated as of December 1, 2007 (the “Schuyler Installment Sale Agreement”); under the Schuyler Installment Sale Agreement, NEWP and Schuyler Wood Pellet, LLC are responsible to make installment purchase payments, which include amounts equal to the debt service on the Industrial Development Revenue Bond (Schuyler Wood Pellet, LLC Project), Series 2007 in the original amount of $9,000,000 (the “Schuyler Bonds”). As of the Second Restatement the outstanding principal balance of Schuyler Bonds is approximately $[ ].

25.	NEWP, Deposit Wood Pellet, LLC, and County of Delaware Industrial Development Agency (DIDA), are parties to that certain Installment Sale Agreement dated as of March 1, 2010 (the “Deposit Installment Sale Agreement”); under the Deposit Installment Sale Agreement, the Company and Deposit Wood Pellet. LLC are responsible to make installment purchase payments, which include amounts equal to the debt service payments on the Industrial Development Revenue Bonds (Deposit Wood Pellet, LLC Project) Series 2010A in the original amount of $9,000,000 (the “Deposit Bonds”). As of the Second Restatement the outstanding principal balance of the Deposit Bonds is approximately $[ ].

26.	Rentech, Inc. obligations to satisfy earnout payment to sellers of NEWP in the amount of $5 million.

27.	Capital lease obligations pursuant to the Master Services Agreement, dated April 30, 2013, among RTK WP Canada, ULC and Quebec Stevedoring Company Limited. As of December 31, 2014 the outstanding principal balance of capital lease obligations under such agreement was $19,445,834. The outstanding principal balance under this agreement could increase to $24,000,000 because the capital investment by Quebec Stevedoring Company Limited is not complete and because the agreement is subject to CAD/USD exchange rate fluctuations.

28.	Interest rate swaps at NEWP:

(a) ISDA Master Agreement dated as of July 25, 2006 between TD Banknorth, N.A. and NEWP and related schedules.

Schedule 8(d) to Guaranty

(b) ISDA Master Agreement dated as of December 28, 2007 among TD Banknorth, N.A., Schuyler Wood Pellet, LLC and NEWP and related schedules.

(c) ISDA Master Agreement dated as of April 2, 2010 among TD Bank, N.A., Deposit Wood Pellet, LLC and NEWP.

As of the Second Restatement Date
Swap 1 - NEWP
Swap 2 - NEWP
Swap 3 - NEWP

Total

29.	Interest rate swaps at Fulghum Fibres Chile:

Entity	Bank	Contract Number	Fair value as of, Second Restatement Date
Fulghum Fibres Chile	Corpbanca	9525
Fulghum Fibres Chile	Banco Security	1087
Fulghum Fibres Chile	Banco Security	1866
Forestal Los Andes	Banco Security	878

Schedule 8(d) to Guaranty

SCHEDULE 8(e)

PERMITTED LIENS

(1) Liens securing the Debt listed in clauses (1), (2) (5) - through (25) of Schedule 8(d).

(2) any Lien existing on any property or asset prior to the acquisition thereof or existing on any property or assets of any Person that becomes a Subsidiary of Parent Guarantor after the date hereof prior to the time such Person becomes a Subsidiary of Parent Guarantor, as the case may be; provided that (i) such Lien does not apply to any other property or assets of Parent Guarantor or any Subsidiary of Parent Guarantor, (ii) such Lien secures only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of Parent Guarantor, as the case may be and (iii) such Person is in compliance with Section 8(n) on the date of such acquisition or the date such Person becomes a Subsidiary of Parent Guarantor, as the case may be;

(3) Liens for taxes not yet delinquent or which are being contested in compliance with Section 6(l);

(4) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 6(l);

(5) pledges and deposits made in the ordinary course of business in compliance with workmen’s compensation, unemployment insurance and other social security laws or regulations;

(6) deposits to secure the performance of bids, trade contracts (other than for Debt), leases (other than capital lease obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(7) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Parent Guarantor or any of its Subsidiaries;

(8) judgment Liens securing judgments not constituting an Event of Default under clause (i) of Section 6.01 of the Credit Agreement;

(9) Permitted Liens;

(10) Liens securing Debt permitted by clause (27) of Schedule 8(d) and Section 8(d)(x); provided that the Debt secured thereby does not exceed the fair market value of such assets;

(11) any interest or title of a lessor or sublessor under, and Liens arising from UCC financing statements (or equivalent foreign filings, registrations or agreements in foreign jurisdictions) relating to leases and subleases entered into in the ordinary course of business; and

(12) other Liens securing liabilities in an aggregate amount not to exceed $1,000,000 at any time outstanding.

Schedule 8(e) to Guaranty

EXHIBIT A

ADDENDUM TO GUARANTY

[                 ], 201[    ]

Each of the undersigned,                                         , a                      [corporation/limited liability company/unlimited liability corporation] (each, a “New Guarantor”, together the “New Guarantors”):

(i) agrees to all of the provisions of the Second Amended and Restated Guaranty Agreement, dated as of [                    ] (as amended, amended and restated, modified, supplemented or restated from time to time, the “Guaranty”), made by the signatories thereto as Guarantors (collectively, the “Guarantors”), in favor of CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (“Administrative Agent”) for the benefit of the Lender Parties pursuant to the Second Amended and Restated Credit Agreement, dated as of [                    ] (as amended, amended and restated, modified, supplemented or restated from time to time, the “Credit Agreement”) by and among RENTECH NITROGEN HOLDINGS, INC., as borrower, the lenders from time to time party thereto and Administrative Agent.

(ii) effective on the date hereof becomes a party to the Guaranty, as a Guarantor, with the same effect as if each of the undersigned were an original signatory to the Guaranty (with the representations and warranties contained therein being deemed to be made by each New Guarantor on and as of the date hereof).

(iii) [represents and warrants that it is [organized/incorporated] and resident in [                    ].]5

Capitalized terms used but not defined herein shall have the meanings given in the Credit Agreement. This Addendum to Guaranty shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law.

[5]	For Additional Guarantors not resident in the United States of America.

Exhibit A to Guaranty

IN WITNESS WHEREOF, the undersigned has caused this Addendum to Guaranty to be duly executed and delivered to the Administrative Agent by its duly authorized officer as of the date first set forth above.

[NAME OF NEW GUARANTOR], as Guarantor

By:
Name:
Title:

Exhibit A to Guaranty

EXHIBIT C

Form of Preferred Equity Exchange and Discharge Agreement

PREFERRED EQUITY EXCHANGE AND DISCHARGE AGREEMENT

This Preferred Equity Exchange and Discharge Agreement, dated as of [●] (this “Agreement”), is entered into by and between Rentech, Inc., a Colorado corporation (the “Company”), DSHC, LLC, a Delaware limited liability company (“DSHC”), each of the Holders listed on Exhibit A hereto (each, a “Holder” and, collectively, the “Holders”) and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Holders’ Representative (the “Holders’ Representative”).

WHEREAS, the Holders are the holders of an aggregate of 100,000 shares (the “Preferred Shares”) of the Company’s Series E Convertible Preferred Stock, par value $10.00 per share;

WHEREAS, the Holders and the Company desire to effect a transaction in which, on the terms and subject to the conditions set forth herein, the Company will acquire the Preferred Shares from the Holders in exchange for Common Units, Common Stock and the payment of all Accrued Dividends on the Preferred Shares (as defined herein); and

WHEREAS, this Agreement is being executed and delivered pursuant to the Waiver and Amendment of Certain Loan and Equity Documents dated as of August 9, 2015 between the Company, Rentech Nitrogen Holdings, Inc., the Holders, the Holders’ Representative and Credit Suisse AG, Cayman Islands Branch and the Holders desire to sell to the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

“Accrued Dividends” has the meaning set forth in Section 2.1.

“Adjusted CVR Unit Price” means the product of (a) the volume weighted average price per Common Unit on the Trading Market for the sixty (60) Trading Days immediately preceding, but excluding, the date that is two (2) Trading Days immediately prior to the date of the Merger Closing, and (b) 85%.

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Law” means laws, orders of a court of competent jurisdiction or other similar requirement of any Governmental Authority.

“Articles of Amendment” means the Articles of Amendment to the Articles of Incorporation of the Company setting for the preferences, limitations and relative rights of the Company’s Series E Convertible Preferred Stock, as filed with the Secretary of State of the State of Colorado on April 9, 2014 pursuant to the Subscription Agreement.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation as amended, modified or supplemented from time to time.

“Blackstone Group” has the meaning set forth in Section 4.2(b).

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York.

“Bylaws” means the Company’s bylaws, as amended, modified or supplemented from time to time.

“Call Period” has the meaning set forth in Section 4.3(a).

“Call Price” has the meaning set forth in Section 4.3(a).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Common Stock” means the Company’s common stock, $.01 par value per share.

“Common Units” means the common units representing limited partner interests of CVR having the rights and obligations specified with respect to “Common Units” as set forth in the CVR LPA.

“Company” has the meaning set forth in the preamble hereto.

“Credit Agreement” means the Second Amended and Restated Term Loan Credit Agreement, dated as of the date hereof, by and among Rentech Nitrogen Holdings, Inc., the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“CVR” means CVR Partners, L.P., a Delaware limited partnership.

“CVR LPA” means the Second Amended and Restated Agreement of Limited Partnership of CVR, dated April 13, 2011, as amended from time to time.

“CVR Unit Sale” has the meaning set forth in Section 4.3(b).

“CVR Unit Sale Notice” has the meaning set forth in Section 4.3(b)(ii).

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“CVR Units” has the meaning set forth in Section 2.1.

“Director Designation Letter” has the meaning set forth in Section 4.1(a).

“Director Indemnification Agreement” has the meaning set forth in Section 4.1(e).

“DSHC” has the meaning set forth in the preamble hereto.

“Exemption Letter Supplement” means a letter from the Company to the Holders’ Representative regarding the Tax Benefit Preservation Plan Exemption Letters dated April 9, 2014 and February 12, 2015 between the Company, the Holders and the Holders’ Representative to the extent reasonably necessary to continue in place the Holders’ exemption thereunder.

“GSO Transaction Agreement” means the GSO Transaction Agreement in the form attached hereto as Exhibit F.

“Governmental Authority” means any (a) federal, state, local, municipal, foreign or other government (or agency or political subdivision thereof), (b) governmental, quasi-governmental or regulatory authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (c) multinational organization or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power any nature.

“Holder” and/or “Holders” has the meaning set forth in the preamble hereto.

“Holder Director” has the meaning set forth in Section 4.1(a).

“Holder Group” has the meaning set forth in Section 4.2(a).

“Holder Group Member” has the meaning set forth in Section 4.2(a).

“Holder Nominee” has the meaning set forth in Section 4.1(b).

“Holders’ Representative” has the meaning set forth in the preamble hereto.

“Indemnified Liabilities” has the meaning set forth in Section 4.9.

“Indemnified Parties” has the meaning set forth in Section 4.9.

“Indemnitor” has the meaning set forth in Section 4.9.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 9, 2015, entered into by and among CVR, a Delaware limited partnership, Lux Merger Sub 1 LLC, a limited liability company and wholly owned subsidiary of CVR, and Lux Merger Sub 2 LLC, a limited liability company and wholly owned subsidiary of CVR, Rentech Nitrogen Partners, L.P., a Delaware limited partnership, and Rentech Nitrogen GP, LLC, a Delaware limited liability company.

3

“Merger Closing” means the occurrence of the Closing (as such term is defined in the Merger Agreement).

“Observer” has the meaning set forth in Section 4.1(c).

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a Governmental Authority or political subdivision thereof.

“Preferred Shares” has the meaning set forth in the recitals hereto.

“Preferred Stock” has the meaning set forth in Section 3.1(g).

“Proceeding” has the meaning set forth in Section 6.1(b).

“Pro Rata Share” means, with respect to a Holder, the percentage set forth next to the name of such Holder on Exhibit A.

“Related Agreements” means the Exemption Letter Supplement and the Second A&R Registration Rights Agreement.

“Repurchase” has the meaning set forth in Section 4.3(a).

“Repurchase Closing” has the meaning set forth in Section 4.3(a).

“Repurchase Date” has the meaning set forth in Section 4.3(a).

“Repurchase Notice” has the meaning set forth in Section 4.3(a).

“Repurchase Notice Date” has the meaning set forth in Section 4.3(a).

“Repurchase Price” has the meaning set forth in Section 4.3(a).

“Repurchase Right” has the meaning set forth in Section 4.3(a).

“Resale Registration Statement” has the meaning set forth in Section 4.7.

“RTK Shares” has the meaning set forth in Section 2.1.

“SEC” means the Securities and Exchange Commission.

“Second A&R Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement among the Company, the Holders and the Holders’ Representative in the form attached hereto as Exhibit C.

“Second Restatement Date” has the meaning set forth in the Credit Agreement.

4

“Subscription Agreement” means the Subscription Agreement among the Company, the Holders and the Holders’ Representative dated as of April 9, 2014, as amended by Amendment No. 1 to the Subscription Agreement dated as of February 12, 2015 among the Company, the Holders and the Holders’ Representative.

“Subsidiary” means, when used with reference to a party, any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or serves in a similar capacity, or, with respect to such corporation or other organization, at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Benefit Preservation Plan” means the Tax Benefit Preservation Plan, dated as of August 5, 2011, between the Company and Computershare Trust Company, N.A. (including the exhibits thereto), as may be amended or replaced from time to time.

“Trading Day” means (a) with respect to the Common Units, any Business Day on which the Trading Market is open for trading, and (b) with respect to the Common Stock, any Business Day on which the Trading Market is open for trading.

“Trading Market” means (a) with respect to the Common Units, the principal national securities exchange on which the Common Units may at the time be listed, and (b) with respect to the Common Stock, the principal national securities exchange on which the Common Stock may at the time be listed.

“Underlying Equity Call Right” has the meaning set forth in the Credit Agreement.

ARTICLE II

REPURCHASE AND EXCHANGE; CLOSING; CONDITIONS PRECEDENT

Section 2.1 Repurchase and Exchange. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing the Company shall: (a) acquire from each Holder all of the Preferred Shares held by such Holder; (b) assign, transfer, convey and deliver to each Holder its Pro Rata Share of the aggregate number of Common Units (the “CVR Units”) equal to (i) $90,000,000 divided by (ii) the Adjusted CVR Unit Price, free and clear of all liens and encumbrances (other than as provided in the GSO Transaction Agreement or imposed by applicable law) in the name of such Holder; (c) issue and deliver to each Holder its Pro Rata Share of the aggregate number of shares of Common Stock (the “RTK Shares”) equal to (i) $10,000,000 divided by (ii) the product of (A) the volume weighted average price per share of Common Stock on the Trading Market for the sixty (60) Trading Days immediately preceding, but excluding, the date that is two (2) Trading Days immediately prior to the date of the Merger Closing, and (B) 85%, free and clear of all liens and encumbrances in the name of such Holder; and (d) pay to each Holder, by wire transfer of immediately available funds to an account designated in writing by the Holders’ Representative, a cash amount (the “Accrued Dividends”) equal to all unpaid accrued and accumulated dividends on the Preferred

5

Shares held by such Holder (including any amounts accrued through the Closing Date and unpaid since the last Dividend Payment Date (as defined in the Articles of Amendment) whether or not declared by the Board of Directors.

Section 2.2 Closing. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 355 South Grand Avenue, Los Angeles, California, at 5:00 a.m. Los Angeles time on the date of this Agreement and substantially simultaneously with the occurrence of the Merger Closing, subject to the satisfaction or waiver of all of the conditions set forth in Article V, or such other time and place as the Company the Holders may agree in writing. The date on which the Closing is to occur is referred to herein as the “Closing Date”. Immediately after the Closing, the Company shall cancel the Preferred Shares.

Section 2.3 Other Closing Transactions. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing the following shall occur automatically and effective as the Closing:

(a) Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.10, 4.12, 4.13, 4.15, 4.16, 4.17, and 4.18 of the Subscription Agreement shall terminate;

(b) each Amended and Restated Put Option Agreement, dated as of February 12, 2015, between a Holder and DSHC shall terminate in its entirety and no Person shall have any liability or obligations thereunder;

(c) each of the following shall be terminated in its entirety: (i) the Amended and Restated Pledge Agreement, dated February 12, 2015, by and among DSHC, Credit Suisse AG, Cayman Islands Branch, and the Holders and (ii) the Collateral Account Control Agreement, dated as of April 15, 2014, among DSHC, Credit Suisse AG, Cayman Islands Branch, and The Bank of New York Mellon;

(d) the Irrevocable Letter of Resignation dated April 24, 2014 by Douglas Ostrover to the Company shall be deemed tendered pursuant to Section 4(b)(ii) of the Articles of Amendment; and

(e) an individual designated by the Holders in a Director Designation Letter delivered at Closing shall become a director on the Board of Directors and shall be the Holder Director (provided that, if such designee is other than Patrick Fleury, the Holders shall comply with Section 4.1(a) including, without limitation, approval by the Company’s Nominating and Corporate Governance Committee).

6

Section 2.4 Closing Deliverables.

(a) At the Closing, the Company shall deliver, or cause to be delivered, the following:

(i) to each Holder (A) its Pro Rata Share of the CVR Units , together with evidence of the delivery of such CVR Units acceptable to such Holder, (B) its Pro Rata Share of the RTK Shares, together with evidence of the delivery of such RTK Shares acceptable to such Holder, (C) the Accrued Dividends, and (D) a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, setting forth the amounts and calculations of each of (w) the CVR Units, (x) the Common Units, (y) the Adjusted CVR Unit Price and (z) the amount of the Accrued Dividends.

(ii) to the Holders and the Holders’ Representative, (A) the Second A&R Registration Rights Agreement duly executed by the Company, (B) the GSO Transaction Agreement duly executed by CVR, (C) the Exemption Letter Supplement, if applicable, duly executed by the Company, and (D) legal opinions addressed to the Holders (x) rendered by Latham & Watkins LLP substantially to the effect specified in Exhibit D and (y) rendered by Holland & Hart LLP substantially to the effect specified in Exhibit E; and

(iii) to the Holders’ Representative or any of the Holders, as applicable and without duplication, reimbursement in cash of all reasonable and documented out-of-pocket costs and expenses, including legal fees, expenses, other professional fees and expenses incurred through the Closing Date by the Holders’ Representative or any of the Holders in connection with the transaction contemplated by this Agreement and the Related Agreements.

(b) At the Closing, each Holder shall deliver, or cause to be delivered, to the Company the following:

(i) the stock certificate delivered to such Holder pursuant to the Subscription Agreement or, in lieu thereof, a duly executed affidavit of loss;

(ii) the Second A&R Registration Rights Agreement duly executed by such Holder and the Holders’ Representative;

(iii) the GSO Transaction Agreement duly executed by such Holder and the Holders’ Representative; and

(iv) the Exemption Letter Supplement duly executed by such Holder and the Holders’ Representative.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders and the Holders’ Representative that:

(a) the Company is a corporation validly existing and in good standing under the laws of the state of Colorado;

(b) the Company and DSHC have all necessary corporate power and authority to execute and deliver this Agreement, to carry out their respective obligations hereunder and to

7

consummate the transactions contemplated hereby (including duly and validly issuing and delivering the RTK Shares), and the execution, delivery and performance by the Company of and DSHC of this Agreements, and the consummation of the transactions contemplated hereby (including the due and valid issuance and delivery of the RTK Shares) have been duly authorized by all necessary corporate action on the part of the Company and DSHC;

(c) the Company has all necessary corporate power and authority to execute and deliver the Related Agreements to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby, and the execution, delivery and performance by the Company of the Related Agreements to which it is a party, and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company;

(d) this Agreement has been duly executed and delivered by the Company and DSHC and is a valid and binding obligation of the Company and DSHC enforceable against the Company and DSHC in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(e) each Related Agreement to which the Company is a party has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(f) no consent, approval or authorization of, or filing with, any Governmental Authority, securities exchange, securities market or other Person is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the Related Agreements, except for filing of a current report on Form 8-K with the SEC;

(g) the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $10.00 per share (“Preferred Stock”), and of such Preferred Stock, (A) 90,000 shares have been designated as Series A Convertible Preferred Stock of which no shares are issued or outstanding, (ii) 500,000 shares have been designated as Series 1998-C Participating Cumulative Preferred Stock of which no shares are issued or outstanding, (iii) 45,000 shares have been designated as Series D Junior Participating Preferred Stock of which no shares are issued or outstanding and (iv) 100,000 shares of Preferred Stock are the Preferred Shares;

(h) each of the RTK Shares has been duly and validly authorized, and when issued and delivered pursuant to this Agreement, the RTK Shares will be duly and validly issued and fully paid and non-assessable and will not subject to any preemptive right or any restrictions on transfer, other than restrictions on transfer under Applicable Laws regarding securities;

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(i) the RTK Shares have been approved for listing on the NASDAQ Stock Market or such other stock exchange or securities market as shall at such time constitute the primary trading market for such shares;

(j) each of the CVR Units (A) is being assigned, transferred, conveyed and delivered to the Holders free and clear of all liens and encumbrances (other than as provided in the GSO Transaction Agreement), and (B) is not subject to any preemptive right or restrictions on transfer;

(k) the CVR Units have been approved for listing on the New York Stock Exchange;

(l) the authorization, execution, delivery and performance by the Company and DSHC of this Agreement and the Related Agreements to either of them is a party, and the consummation by each of the Company and DSHC of the transactions contemplated hereby and thereby (i) do not and will not violate, conflict with, or result in the breach of any term, condition or provision of the Articles of Incorporation, Bylaws or the organizational documents of DSHC and (ii) do not and will not (whether with or without notice or lapse of time or both) (A) violate any provision of or constitute or result in a breach or default under, the termination of, acceleration of the performance required by, or result in any payment obligations under, or result in a right of termination, acceleration or payment under, any material mortgage, credit or loan agreement, note, bond, indenture, deed of trust, license, lease, contract or other instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, or to which the Company or any of its Subsidiaries or any of the properties or assets of the Company or any of its Subsidiaries may be subject, including as a result of any change of control or similar provision; (B) violate any provision of any judgment, ruling, order, writ, injunction or decree applicable to the Company or any of its Subsidiaries; (C) violate any provision of any applicable state, federal or local law, rule or regulation; or (D) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries or upon the CVR Units or the suspension, revocation, impairment, non-renewal or forfeiture of any franchise, permit or license or other right granted by any Governmental Authority to the Company or any of its Subsidiaries;

(m) there are no “business combination with interested stockholders”, “fair price” or similar antitakeover provisions under the Articles of Incorporation (including Article 15 of the Articles of Incorporation) or the Bylaws or the antitakeover laws and regulations of the State of Colorado that would prohibit or restrict the Holders, the Company and its Subsidiaries from fulfilling their obligations or exercising their rights hereunder or under any of the Related Agreements;

(n) the Merger Closing has occurred and neither the Company nor any of its Subsidiaries waived any condition precedent to the Merger Closing in any respect in a manner that is adverse to any of the Holders in any material respect;

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(o) subject to the accuracy of the representations and warranties made by the Holders in, and the other provisions of, the Exemption Letter Supplement (if applicable), the Holders and any controlled, managed or subadvised investment fund or account of GSO Capital Partners LP and any of its Affiliates that operate under the credit business segment of The Blackstone Group L.P. are Exempt Persons, as defined in the Tax Benefit Preservation Plan with respect to the acquisition of up to 9.9% of the outstanding Common Stock; and

(p) except for the Tax Benefit Preservation Plan, the Company has not adopted any poison pill (including any distribution under a rights agreement) or other similar antitakeover measure.

Section 3.2 Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants to the Company that:

(a) it is a limited partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) it has all necessary limited partnership or other entity power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, carry out its obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby;

(c) it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended);

(d) the execution, delivery and performance by such Holder of this Agreement and the Related Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited partnership or other entity action on the part of such Holder;

(e) this Agreement and the Related Agreements to which it is a party have been duly executed and delivered by such Holder and each such agreement to which it is a party is a valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(f) such Holder has been advised by the Company that (x) the RTK Shares have not been registered under the Securities Act, that the RTK Shares will be issued on the basis of the statutory exemption provided by one or more of Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or each, relating to transactions by an issuer not involving any public offering or an exchange with an existing securityholder and under similar exemptions under certain state securities laws, (y) the CVR Units are being sold by the Company to each Holder on the basis of the statutory exemption provided by one or more of Section 4(a)(1) and Section 4(a)(2) under the Securities Act relating to transactions not involving any public offering

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and under similar exemptions under certain state securities laws that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and (z) that the Company’s reliance thereon is based in part upon the representations made by such Holder in this Agreement, and each Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities;

(g) such Holder is acquiring the RTK Shares and the CVR Units for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

(h) by reason of its business or financial experience, each Holder is capable of evaluating the merits and risks of the transactions contemplated hereunder;

(i) the Company has provided to each Holder all documents and information that such Holder has requested relating to an investment in the Company or CVR; such Holder recognizes that investing in the Company and CVR involves substantial risks, and has taken full cognizance of and understands all of the risk factors related to the acquisition of such securities; such Holder has not relied on the Company for any tax or legal advice in connection with the purchase of the RTK Shares or the CVR Units: and in evaluating the suitability of an investment in the Company and CVR, such Holder has not relied upon any representations or other information (other than reports, schedules, registration statements, proxy statements and other documents (including all amendments, exhibits and schedules thereto) filed by the Company with the SEC, the legal opinions delivered at the Closing pursuant to Section 2.4(a)(ii), the representations and warranties of the Company set forth herein);

(j) no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company or any of its Subsidiaries or Affiliates for any commission, fee or other compensation as a finder or broker because of any act by such Holder; and

(k) no consent, approval or authorization of, or filing with, any Governmental Authority, securities exchange, securities market or other Person is or will be required on the part of such Holder in connection with the execution, delivery and performance by such Holder of this Agreement and the Related Agreements to which it is a party other than (i) those which have already been made or granted, (ii) the filing with the SEC of Schedule 13D or Schedule 13G or amendments thereto or Form 4, or (iii) those where the failure to obtain such consent, approval or license or make such filing would not have a material adverse effect on the ability of such Holder to perform its obligations hereunder or thereunder.

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ARTICLE IV

COVENANTS

Section 4.1 Holder Director; Holder Nominee; Observer.

(a) Subject to applicable NASDAQ listing requirements, (i) at the Closing the Company shall appoint Patrick Fleury, or upon written notice from the Holders’ Representative (such notice, a “Director Designation Letter”) one person designated by the Holders, as a director to the Board of Directors (the “Holder Director”) to serve until the first annual meeting of the shareholders of the Company following the Closing Date and, (ii) in the event of any vacancy in the seat of the Holder Director prior to such annual meeting, appoint one person designated by the Holders as a director to fill such vacancy until such annual meeting (and such director filling such seat shall be the Holder Director); provided, however, that each proposed Holder Director (other than Patrick Fleury) shall be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors of the Company and shall comply with the Corporate Governance Guidelines of the Company as in effect from time to time. As a pre-condition to the nomination of a Holder Director, such Holder Director shall execute and deliver to the Board of Directors an irrevocable letter of resignation to be deemed tendered at the time the Holders cease to have the right hereunder to appoint a Holder Director.

(b) In addition to the right described in Section 4.1(a), for so long as the Holders in the aggregate have record and beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least 75% of the RTK Shares issued to the Holders at the Closing, the Holders collectively shall have the right to nominate one person (and the Company shall cause each such person to be nominated) for election to the Board of Directors (a “Holder Nominee”) at the first annual meeting of the shareholders of the Company following the Closing Date, and once every three years thereafter; provided, however, that each Holder Nominee (other than Patrick Fleury) shall be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors and shall comply with the Corporate Governance Guidelines of the Company as in effect from time to time. As a pre-condition to the nomination of a Holder Nominee, such Holder Nominee shall execute and deliver to the Board of Directors an irrevocable letter of resignation to be deemed tendered at the time the Holders cease to have the right hereunder to appoint a Holder Nominee.

(c) For so long as the Holders have the right to appoint a Holder Director or nominate a Holder Nominee in accordance with this Section 4.1, the Holders collectively shall have the right to appoint one observer (the “Observer”) to the Board of Directors who shall be reasonably acceptable to the Company. The Observer shall be permitted to attend and observe all meetings (other than executive sessions) of the Board of Directors. The Observer shall not have the right to vote on any matter that comes before the Board of Directors. The Observer shall receive copies of all written materials distributed to the Board of Directors and shall receive notice of each meeting or action by written consent of the Board of Directors at the same time and in the same manner as notice is given to the Board of Directors. Notwithstanding the foregoing, the Company shall be entitled to withhold any information from the Observer and exclude the Observer from any meeting, or any portion thereof, (i) if the Company reasonably determines that such withholding or exclusion is necessary to preserve attorney-client privilege, to protect highly confidential competitively sensitive information or for other similar reasons, or (ii) if the Company believes in good faith that the Observer has a conflict of interest. The Observer shall execute a confidentiality agreement in form and substance reasonably acceptable to the Company and such Observer with respect to the information and discussions to which the Observer will have access, unless such Observer is already subject to a confidentiality agreement with the Company.

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(d) Notwithstanding the foregoing provisions of this Section 4.1, the Holders shall exercise any right to appoint or nominate the Holder Director, the Holder Nominee and the Observer by and through the Holders’ Representative, and the Company shall be permitted to communicate with the Holders’ Representative regarding all such matters.

(e) The Company shall (a) upon a Holder Director or Holder Nominee becoming a director of the Company enter into an indemnification agreement with such Holder Director or Holder Nominee, as the case may be, in the form entered into with the other directors of the Company (a “Director Indemnification Agreement”), and (b) cause all such Holder Directors and Holder Nominees to be covered by any directors and officers insurance policy maintained by the Company from time to time, at all times that a Holder Director or Holder Nominee serves on the Board of Directors, including any tail insurance that is made available to all non-executive directors of the Company.

Section 4.2 Holder Group.

(a) The Company recognizes that the Holders are investment funds and managed accounts and that the Holders, their partners or investors and professionals affiliated with the Holders (such Persons, together with the operating or portfolio companies described in this sentence, are collectively referred to as the “Holder Group” and individually as a “Holder Group Member”) invest in, serve on the board of directors and other governing boards of, serve as officers of, provide services to and have minority and controlling ownership interests in existing and future operating or portfolio companies. Nothing in this Agreement or the nature of the existing or any future relationship between the Holder Group or any Holder Group Member, on the one hand, and the Company or any of its Affiliates, on the other hand, will prohibit the Holder Group or any Holder Group Member from engaging in any activity or business opportunity, including any activity or business opportunity that competes with or relates to the business conducted by the Company, that is independently developed by such Holder Group or Holder Group Member without information obtained from, or the participation of, the Company or its Subsidiaries. Nothing in this Section 4.2(a) shall limit or qualify the fiduciary duties of the Holder Director or Holder Nominee to the Company or its shareholders.

(b) Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. or any of its business units other than those within its credit business segment (collectively, the “Blackstone Group”), so long as (a) no member of the Blackstone Group is acting on behalf of or in concert with any Holder with respect to any matter that otherwise would violate any term or provision of this Agreement, (b) no member of the Blackstone Group (other than any member of a Blackstone Group legal or compliance team) has received any Confidential Information (as defined in the Subscription Agreement) from a Holder, a Holder Director or a Holder Nominee, and (c) the Company’s securities are included on the Blackstone Group’s restricted securities or watch securities list.

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Section 4.3 Call Right.

(a) Subject to the terms and conditions of this Section 4.3, from the sixth month anniversary of the Merger Closing until the earliest of (i) the twelve month anniversary of the Merger Closing, (ii) the exercise of the Repurchase Right pursuant to this Section 4.3(a) or Section 4.3(b)(ii), and (iii) the exercise of the Underlying Equity Call Right (such period, the “Call Period”), the Company shall have the right (exercisable in its sole discretion one time during the Call Period pursuant to either this Section 4.3(a) or Section 4.3(b)(ii)) (the “Repurchase Right”) to purchase any or all of the CVR Units delivered to the Holders pursuant to this Agreement that are held on the applicable Repurchase Notice Date by the Holders (the “Repurchase”) in exchange for a cash amount per CVR Unit (the “Call Price”) equal to $135,000,000 divided by the aggregate number of CVR Units delivered to the Holders pursuant to this Agreement. In order to exercise the Repurchase Right, the Company shall send a written notice of such exercise (the “Repurchase Notice”) to the Holders’ Representative (the date on which the Holders’ Representative receives the Repurchase Notice being referred to herein as the “Repurchase Notice Date”) specifying (i) the number of CVR Units being purchased from each Holder on the Repurchase Date, (ii) the date on which the closing of the Repurchase (the “Repurchase Closing”) shall be held (such date, the “Repurchase Date”) on the date specified by the Company which shall be no less than three (3) and no more than ten (10) Business Days following the date on which the Holders’ Representative receives the Repurchase Notice and (iii) and the aggregate Call Price to be paid to each Holder at the Repurchase Closing. The Repurchase Notice shall be irrevocable.

(b) Subject to the terms of the GSO Transaction Agreement, each Holder shall have the right to sell, assign, transfer, pledge or otherwise encumber its CVR Units at any time, provided that any sale (each such sale, a “CVR Unit Sale”) by any Holder of any or all of its CVR Units made during the Call Period (other than a sale to a Holder Group Member) shall be subject to the following:

(i) If the volume weighted average price per Common Unit on the Trading Market for the day immediately preceding the proposed date of the CVR Unit Sale is less than or equal to the Call Price, then such Holder is entitled to (x) sell such Holder’s CVR Units without notice to the Company and (y) retain all proceeds of such sale for its own account.

(ii) If the volume weighted average price per Common Unit on the Trading Market for the day immediately preceding the proposed date of the CVR Unit Sale is greater than the Call Price, then such Holder must notify the Company in writing (the “CVR Unit Sale Notice”) of its intention to sell all or any portion of its CVR Units and specify the volume weighted average price per Common Unit on the Trading Market for the day immediately prior to the date of such notice. The Company may exercise the Repurchase Right with respect to the CVR Units of such Holder by delivering a Repurchase Notice in accordance with Section 4.3(a) prior to the end of the five (5) Business Day period that follows the delivery to the Company of the CVR Unit Sale Notice and following the procedures and making the payments provided for in Section 4.3(a) and Section 4.3(d) (modified, if applicable and as necessary, to reflect the fact that the Repurchase Right is being exercised with respect to the CVR Units of a single Holder). Notwithstanding the foregoing provisions of this Section 4.3(b)(ii),

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such Holder is entitled to sell all or a portion of its CVR Units during such five (5) Business Day period and prior to its receipt of a Repurchase Notice from the Company and retain all of the proceeds thereof, provided that it shall pay to the Company in immediately available funds within two (2) Business Days after the settlement of such sale transaction, an amount equal to result obtained by multiplying (x) the number of CVR Units sold in such sale transaction by (y) the excess of the per unit sale price for the CVR Units sold over the Call Price.

(c) For the avoidance of doubt, the Repurchase Right may only be exercised once. Such exercise may be concurrently with, but not after, the exercise of the Underlying Equity Call Right.

(d) Subject to Section 4.3(a), at the Repurchase Closing (i) each Holder shall notify CVR’s transfer agent that the CVR Units to be purchased by the Company at the Repurchase Closing shall be transferred to the account of the Company and (ii) the Company shall deliver by wire transfer of immediately available funds to each Holder the Call Price for each of such Holder’s applicable CVR Units.

(e) All transfer, stamp and other taxes and fees (including any penalties and interest but excluding income and similar taxes) incurred in connection with the Repurchase shall be borne and paid by the Company when due. The Company shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees.

Section 4.4 D&O Tail Policy. The Company shall provide to each person who served as a Series E Director (as defined in the Subscription Agreement), any tail policy that is made available to past directors of the Company.

Section 4.5 Financial Statements and Other Information

(a) Following the time when the Company is no longer required to file annual reports on Form 10-K (or any successor form) and quarterly reports on Form 10-Q (or any successor form) with the SEC, but only for so long as any of the Holders own RTK Shares, the Company shall deliver to the Holders’ Representative (and the Holders’ Representative may distribute to the Holders):

(i) within 90 days after the end of each fiscal year of the Company, (A) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (B) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (C) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; and

(ii) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (A) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (B) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (C) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter.

(b) So long as the Holders have the right to appoint a Holder Director or nominate a Holder Nominee in accordance with Section 4.1, the Holders’ Representative or the employees of the Holders’ Representative shall have the reasonable right to consult from time to time with the officers of the Company at its principal place of business regarding operating and financial matters of the Company; provided that the exercise of such right does not materially interfere with the operations of the business of the Company.

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Section 4.6 Transfer Taxes. All transfer, stamp and other taxes and fees (including any penalties and interest but excluding income and similar taxes) incurred in connection the transactions contemplated by Section 2.1 shall be borne and paid by the Company when due. The Company shall, at its own expense, timely file any tax return or other document with respect to such taxes or fees.

Section 4.7 Resale Registration Statement. Within thirty (30) days following the initial filing with the Securities and Exchange Commission of the draft proxy statement relating to the Merger (as defined in the Merger Agreement), the Company shall file a registration statement on Form S-3 (the “Resale Registration Statement”) covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended, of all of the RTK Shares issued and delivered to the Holders at the Closing pursuant to this Agreement and in accordance with the Second A&R Registration Rights Agreement. The Company shall use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within fifteen (15) days following the Closing.

Section 4.8 Book Entry. The Company shall use its reasonable best efforts to cause (a) the CVR Units issued and delivered to the Holders at the Closing pursuant to this Agreement to be delivered in book-entry form in accordance with the book-entry registration procedures of CVR’s transfer agent and (b) the RTK Shares delivered to the Holders at the Closing pursuant to this Agreement to be delivered in book-entry form in accordance with the book-entry registration procedures of the Company’s transfer agent. Any such book entry form shall nonetheless be subject to any restrictions, including without limitation, restrictive legends, properly applicable to such securities.

Section 4.9 Remedies and Indemnification. From and after the Closing Date, to the fullest extent permitted by law, the Company (the “Indemnitor”) shall hold harmless, indemnify and defend each Holder, its Affiliates and each of its and their respective directors, officers, partners, members, managers, stockholders, employees and agents (collectively, the “Indemnified Parties”) from and against, and shall pay to the Indemnified Parties the amount of, any and all liabilities, costs, expenses, liabilities, losses, damages and penalties which may be incurred by, imposed on, or asserted against, any Indemnified Party in connection with or arising or resulting from any breach of any representation, warranty, covenant or agreement of the Company or DSHC set forth in this Agreement or in any certificate delivered pursuant to Section 5.1(h) (the “Indemnified Liabilities”). Each Indemnified Party shall give the Indemnitor prompt written notice of any claim asserted in writing against such Indemnified Party that would reasonably be expected to give rise to Indemnified Liabilities setting forth a description of the nature and basis of such claim of which such Indemnified Party has knowledge; provided, however that any delay or failure to give such notice shall not affect the obligations of the

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Indemnitor unless (and then solely to the extent) such Indemnitor is materially prejudiced by such delay or failure. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided, however that the Indemnitor will not settle any such claim without (i) the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, or (ii) obtaining an unconditional release of the appropriate Indemnified Party from all claims arising out of the claim with no admission of wrongdoing by the appropriate Indemnified Party. Notwithstanding the foregoing, the Indemnitor shall not be entitled to control the defense of any claim in the event that based upon the advice of counsel for the Indemnified Party, there are one or more material defenses available to the Indemnified Party which are not available to the Indemnitor; provided, however; that with respect to any claim as to which the Indemnified Party is controlling the defense, the Indemnitor will not be liable to any Indemnified Party for any settlement of any claim pursuant to this Section 4.9 that is effected without its prior written consent. In no event shall the Indemnitor be required to pay the fees and expenses for more than one counsel for all Indemnified Parties.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.1 Conditions to the Holders’ Obligations. The obligations of the Holders to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Each of the representations and warranties of the Company contained in Section 3.1 of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) The Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

(c) The Merger Closing shall have occurred in accordance with the terms of the Merger Agreement (without any amendment, supplement or waiver of the terms of such agreement in any respect in a manner that is adverse to any of the Holders in any material respect).

(d) The Company shall have delivered to the Holders each of those items set forth in Section 2.4(a).

(e) The RTK Shares shall have been approved for listing on the Nasdaq Stock Market or such other stock exchange or securities market as shall at such time constitute the primary trading market for such shares.

(f) The CVR Units shall have been approved for listing on the New York Stock Exchange.

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(g) The Second Restatement Date shall have occurred.

(h) The Company shall have delivered to the Holders a certificate, dated as of the Closing Date and executed on behalf of the Company by its Chief Executive Officer, to the effect that each of the conditions set forth in Section 5.1(a), Section 5.1(b), Section 5.1(c), Section 5.1(e) and Section 5.1(f) has been satisfied.

Section 5.2 Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

(a) Each of the representations and warranties of the Holders contained in Section 3.2 of this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) The Holders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Holders at or prior to the Closing.

(c) The Holders shall have delivered to the Company a certificate or certificates, dated as of the Closing Date and executed on behalf of the Holders, to the effect that each of the conditions set forth in Section 5.2(a) and Section 5.2(b) has been satisfied.

ARTICLE VI.

GENERAL

Section 6.1 Governing Law.

(a) Except to the extent the Colorado Business Corporation Act is mandatorily applicable, this Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws of the State of New York that apply to contracts made and performed entirely within such state.

(b) Each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of any court of the State of New York located in New York County or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that service of any process, summons, notice or document in accordance with Section 6.2 shall be effective service of process for any Proceeding brought against such party; (iii) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in any such court; (iv) agrees that all claims in respect of any Proceeding may be heard and determined in any such court; and (v) agrees not to commence any Proceeding other than in such court, and waive, to the fullest extent permitted by applicable law, any claim that any such Proceeding is brought in an inconvenient forum.

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(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 6.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; (d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.2(a), (b) or (c), when transmitted and receipt is confirmed; and (e) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

Rentech, Inc.

10877 Wilshire Boulevard, 10th Floor

Los Angeles, CA 90024

Fax No.: (310) 208-7165

E-mail: dcohrs@rentk.com

Attention: Dan J. Cohrs

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Fax No.: (650) 463-2600

E-mail: tony.richmond@lw.com

Attention: Anthony J. Richmond

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If to a Holder, to:

GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Fax No.: (646) 455-4124 and (646) 455-4138

E-mail: marisa.beeney@gsocap.com and patrick.fleury@gsocap.com

Attention: Marisa Beeney and Patrick Fleury

with a copy to:

Vinson & Elkins LLP

666 Fifth Avenue

26th Floor

New York, NY 10103

Fax No.: (917) 849-5367

E-mail: mswidler@velaw.com and rseber@velaw.com

Attention: Michael J. Swidler and Robert Seber

Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement and the Related Agreements contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Holders Representative may provide any such consent on behalf of the Holders. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.5 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders’ Representative. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with; provided that the Holders’ Representative may execute such waivers on behalf of any Holder. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

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Section 6.6 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Exhibits) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, and Exhibits to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

(c) The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other party. Copies of executed counterparts of signature pages to this Agreement may be transmitted by PDF (portable document format) or facsimile and such PDFs or facsimiles will be deemed as sufficient as if actual signatures pages had been delivered.

Section 6.8 Expenses. Except as otherwise provided herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.9 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.10 Specific Performance. The parties hereto agree that irreparable damage could occur and that the a party may not have any adequate remedy at law in the event that any of the provisions of this Agreement

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are not performed in accordance with their terms or were otherwise breached. Accordingly, each party shall without the necessity of proving the inadequacy of money damages or posting a bond be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained therein, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.11 Holders’ Representative.

(a) Each Holder hereby consents to (i) the appointment of GSO Capital Partners LP as the Holders’ Representative hereunder and as the attorney-in-fact for and on behalf of such Holder, and (ii) the taking by the Holders’ Representative of any and all actions and the making of any decisions required or permitted by, or with respect to this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and (B) to take all actions necessary in the judgment of the Holders Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Holder shall be bound by the actions taken by the Holders’ Representative exercising the rights granted to it by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Holders’ Representative.

(c) If the Holders’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Holder shall appoint a new Holders’ Representative as soon as reasonably practicable by written consent of the Holders constituting the holders of a majority of the RTK Shares issued pursuant to this Agreement, by sending notice and a copy of the duly executed written consent appointing such new Holders’ Representative to the Company.

(Signature page follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

COMPANY:

RENTECH, INC.

By:
Name:
Title:

DSHC:

DSHC, LLC

By:
Name:
Title:

[Signature Page to Preferred Equity Exchange and Discharge Agreement]

HOLDERS’ REPRESENTATIVE:

GSO CAPITAL PARTNERS LP

By:
Name:
Title:

HOLDERS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.		STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO SPECIAL SITUATIONS FUND LP		GSO COASTLINE CREDIT PARTNERS LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP		GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager	By:	GSO Cactus Credit Opportunities Associates LLC, its general partner

By:		By:
	Name:		Name:
	Title:		Title:

GSO CREDIT-A PARTNERS LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP, its Investment Manager	By:	GSO Capital Partners LP as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Preferred Equity Exchange and Discharge Agreement]

Exhibit A

HOLDERS AND PRO RATA SHARE

Name of Holder	Pro Rata Share
GSO Special Situations Overseas Master Fund Ltd.	17.9%
GSO Special Situations Fund LP	28.8%
GSO Palmetto Opportunistic Investment Partners LP	6.7%
GSO Credit-A Partners LP	16.1%
Steamboat Credit Opportunities Master Fund LP	3.8%
GSO Coastline Credit Partners LP	3.8%
GSO Cactus Credit Opportunities Fund LP	9.9%
GSO Aiguille des Grands Montets Fund II LP	13.0%

Total:	100%

EXHIBIT B

[Omitted]

EXHIBIT C

FORM OF SECOND A&R REGISTRATION RIGHTS AGREEMENT

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is entered into as of [●], 2015, by and among Rentech, Inc., a Colorado corporation (including its successors and permitted assigns, the “Company”), each of the investors listed on the signature pages hereto (each, an “Investor” and collectively, the “Investors”) and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Investors’ Representative (the “Investors’ Representative”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company, the Investors and the Investors’ Representative entered into that certain Registration Rights Agreement (the “Original Agreement”), dated as of April 9, 2014, as amended and restated on February 12, 2015 (the “First A&R Agreement”), pursuant to which the Company granted certain registration rights to the Investors, in each case subject to the terms and conditions set forth in the Original Agreement and the First A&R Agreement, respectively;

WHEREAS, Rentech Nitrogen Partners, L.P., a subsidiary of the Company, and the other parties thereto entered into that certain Agreement and Plan of Merger, dated as of August [●], 2015 (the “Merger Agreement”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company, the Investors and the other parties thereto have entered into that certain Preferred Equity Exchange and Discharge Agreement, dated as of [●], 2015 (the “Exchange Agreement”), pursuant to which the Investors agreed to exchange all shares of Series E Preferred Stock held by them for, among other things, shares of Common Stock (the “New Common Stock”), in such amounts to each such Investor as set forth therein;

WHEREAS, under Section 6.8 of the First A&R Agreement, the First A&R Agreement may be amended by an instrument in writing signed by the parties hereto.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

RESALE SHELF REGISTRATIONS

Section 1.1 Resale Shelf Registration Statements. The parties acknowledge that the Company filed a registration statement on Form S-3 (the “Resale Registration Statement”) covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities existing as of the date hereof.

Section 1.2 Effectiveness Period. The Company shall use its reasonable best efforts to cause the Resale Registration Statement to be declared effective within fifteen (15) days following the closing of the transactions contemplated by the Exchange Agreement. Once

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declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities existing (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during its applicable Effectiveness Period, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and in any event shall within thirty (30) days of such cessation of effectiveness, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities not covered by another effective and usable Shelf Registration as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the applicable Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Investors’ Representative.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Investors’ Representative.

Section 1.5 Subsequent Holder Notice. If a Person becomes a Holder of Registrable Securities after a Shelf Registration for such Registrable Securities becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided, however, that the Company shall not be required to file more than one post-effective amendment or a supplement to the related prospectus for such purpose in any 45-day period;

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(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

ARTICLE II

COMPANY REGISTRATION

Section 2.1 Notice of Registration. If at any time or from time to time the Company shall determine to file a registration statement for an underwritten public offering of its Common Stock (for the avoidance of doubt, the following will not apply to any registration statement filed on a Form S-4, Form S-8 or any successor forms), the Company will:

(a) promptly give to the Investors’ Representative written notice thereof; and

(b) subject to Section 2.2, include in such registration and underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within ten (10) days after receipt of such written notice from the Company by the Investors’ Representative (on behalf of the applicable Holders).

Section 2.2 Underwriting. The right of any Holder to registration pursuant to this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected for such underwriting by the Company or by the shareholders of the Company who have the right to select the underwriters (such underwriting agreement to be in the form negotiated by the Company or such shareholders, as the case may be). Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, (i) in the event such offering was initiated by the Company, up to the total number of securities that the Company has requested to be included in such registration and (ii) in the event such offering was initiated by the holders of securities (other than the Holders) who have exercised their demand registration rights, up to the total number of securities that such holders of such securities have requested to be included in such offering, (b) second, and only if all the securities

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referred to in clause (a) have been included, up to the total number of securities that the Holders and other holders of securities that have contractual rights to be included in such registration have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3 Right to Terminate Registration. The Company or the holders of securities who have caused a registration statement to be filed as contemplated by this Article II, as the case may be, shall have the right to have any registration initiated by it or them under this Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.

Section 2.4 Termination of Participation Rights. The Investor Representative, on behalf of the Holders, may by written notice to the Company at any time terminate, effective immediately, the rights provided under this Article II.

ARTICLE III

ADDITIONAL PROVISIONS REGARDING REGISTRATION RIGHTS

Section 3.1 Registration Procedures. In the case of each registration effected by the Company pursuant to Article I or II, the Company will keep the Investors’ Representative reasonably informed as to the status thereof and, at its expense, the Company will:

(a) prepare and file with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c) furnish to the Investors’ Representative and to the Holders’ legal counsel copies of the registration statement proposed to be filed, and provide the Investors’ Representative and such legal counsel the reasonable opportunity to review and comment on such registration statement;

(d) furnish to the Investors’ Representative and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investors’ Representative or such underwriters may reasonably request in order to facilitate the public offering of such securities;

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(e) use reasonable best efforts to notify the Investors’ Representative at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(i), at the request of the Investors’ Representative, prepare promptly and furnish to the Investors’ Representative a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f) use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Investors’ Representative; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(g) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into and perform its obligations under an underwriting agreement in accordance with the applicable provisions of this Agreement;

(h) use reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(i) notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to the Investors’ Representative; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than once. From and after the date of a notice of suspension under this Section 3.1(i), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the ninetieth (90th) day of suspension within any 12-month period.

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Section 3.2 Limitation on Subsequent Registration Rights. From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that conflict with the rights granted to the Holders herein, without the prior written consent of the Investors’ Representative. It is agreed that the granting of pro rata registration rights to any other investor in the Company shall not be considered to conflict with the rights granted to the Holders herein.

Section 3.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I or II shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.

Section 3.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by it solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

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(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, permit the Company and its representatives and agents to examine such documents and records and will supply in a timely manner any information as they may be reasonably request to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders; and

(d) on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(i), or that requires the suspension by such Holder or Holders and their respective Affiliates of the distribution of any of the Registrable Securities owned by such Holder or Holders, then such Holders shall, and they shall cause their respective Affiliates to, cease offering or distributing the Registrable Securities owned by such Holder or Holders until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 3.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will to the extent reasonably practicable under the circumstances:

(a) file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 3.6 “Market Stand-Off” Agreement. The Holders who elect to participate in a registered offering in accordance with Article II shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed ten (10) days prior and ninety (90) days following any registered public sale of securities by the Company in which the Company gave the Holders an opportunity to participate in accordance with Article II. Each of the participating Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of the underwriters.

Section 3.7 Insider Trading Policy. So long as the Holders or their Affiliates have the right to appoint or nominate any members to the Board of Directors of the Company, the Holders shall, and shall cause their Affiliates, to comply with the Company’s insider trading policy, including by not trading in the Company’s securities during any “black-out” or “closed window” imposed thereunder.

ARTICLE IV

INDEMNIFICATION

Section 4.1 Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or

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qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities laws applicable to the Company in connection with any such registration, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred. The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.2 Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners and members, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such Holder’s officers, directors, partners and members and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties” ), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document,

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or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act, Exchange Act or state securities law applicable to such Holder, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

Section 4.3 Notification. Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to

9

such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4 Contribution. If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4. In no event shall any Holder’s contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

TRANSFER AND TERMINATION OF REGISTRATION RIGHTS

Section 5.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to (a) any Person in connection with a Transfer of Registrable Securities to such Person in connection with which Transfer the relevant Registrable Securities remain such, or (b) any Permitted Transferee in connection with any Transfer of Registrable Securities to such Permitted Transferee; provided, however, that, in each case, (i) prior written notice of such assignment of rights is given to the Company, and (ii) such Person or Permitted Transferee, as applicable, agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.

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Section 5.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Articles I and II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

ARTICLE VI

MISCELLANEOUS.

Section 6.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 6.1, provided that receipt of copies of such counterparts is confirmed.

Section 6.2 Governing Law; Waiver of Jury Trial.

(a) This Agreement and any disputes arising hereunder or controversies related hereto shall be governed by and construed in accordance with the internal laws of the State of New York that apply to contracts made and performed entirely within such state.

(b) Each of the parties hereto irrevocably (i) submits to the exclusive jurisdiction of any court of the State of New York located in New York County or the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of this Agreement (each a “Proceeding”), (ii) agrees that service of any process, summons, notice or document in accordance with Section 6.5 shall be effective service of process for any Proceeding brought against such party; (iii) irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement in any such court; (iv) agrees that all claims in respect of any Proceeding may be heard and determined in any such court; and (v) agrees not to commence any Proceeding other than in such court, and waive, to the fullest extent permitted by applicable law, any claim that any such Proceeding is brought in an inconvenient forum.

(c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such Person’s property, each such party hereto hereby irrevocably waives such immunity in respect of such Person’s obligations with respect to this Agreement.

(d) Waiver of Jury Trial. EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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Section 6.3 Entire Agreement; No Third Party Beneficiary. This Agreement and the Related Agreements (as defined in the Exchange Agreement) contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement. Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.

Section 6.4 Expenses. Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.

Section 6.5 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) business day after mailing; (c) if sent by facsimile transmission, when transmitted and receipt is confirmed; (d) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in Section 6.5(a), (b) or (c), when transmitted and receipt is confirmed; and (e) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties to this Agreement:

If to the Company, to:

Rentech, Inc.

10877 Wilshire Boulevard, 10th Floor

Los Angeles, CA 90024

Fax No.: (310) 208-7165

E-mail: dcohrs@rentk.com

Attention: Dan J. Cohrs

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

Fax No.: (650) 463-2600

E-mail: tony.richmond@lw.com

Attention: Anthony J. Richmond

If to a Purchaser, to:

GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Fax No.: (646) 455-4124 and (646) 455-4138

E-mail: marisa.beeney@gsocap.com and patrick.fleury@gsocap.com

Attention: Marisa Beeney and Patrick Fleury

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with a copy to:

Vinson & Elkins LLP

666 Fifth Avenue

26th Floor

New York, NY 10103

Fax No.: (917) 849-5367

E-mail: mswidler@velaw.com and rseber@velaw.com

Attention: Michael J. Swidler and Robert Seber

Section 6.6 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Investors’ Representative may provide any such consent on behalf of the Holders. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

Section 6.7 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

Section 6.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Investors’ Representative. Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with; provided that the Investors’ Representative may execute such waivers on behalf of any Investor. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9 Interpretation; Absence of Presumption.

(a) For the purposes hereof: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” shall not be exclusive.

(b) With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement.

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Section 6.10 Severability. Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

Section 6.11 Investors’ Representative.

(a) Each Investor hereby consents to (i) the appointment of GSO Capital Partners LP as the Investors’ Representative hereunder and as the attorney-in-fact for and on behalf of such Investor, and (ii) the taking by the Investors’ Representative of any and all actions and the making of any decisions required or permitted by, or with respect to, this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and all other documents contemplated hereby and (B) to take all actions necessary in the judgment of the Investors’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Investor shall be bound by the actions taken by the Investors’ Representative exercising the rights granted to it by this Agreement or the other documents contemplated by this Agreement, and the Company shall be entitled to rely on any such action or decision of the Investors’ Representative.

(c) If the Investors’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Investors shall appoint a new Investors’ Representative as soon as reasonably practicable by written consent of Holders of a majority of the then outstanding Registrable Securities by sending notice and a copy of the duly executed written consent appointing such new Investors’ Representative to the Company.

Section 6.12 Blackstone. Notwithstanding anything to the contrary set forth in this Agreement, none of the terms or provisions of this Agreement shall in any way limit the activities of The Blackstone Group L.P. or any of its business units other than those within its credit business segment.

Section 6.13 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety each of the Original Agreement and the First A&R Agreement.

(Signature pages follow)

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:

RENTECH, INC.

By:
Name:
Title:

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

INVESTORS’ REPRESENTATIVE: GSO CAPITAL PARTNERS LP

By:
Name:
Title:

INVESTORS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.		STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO SPECIAL SITUATIONS FUND LP		GSO COASTLINE CREDIT PARTNERS LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP		GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager	By:	GSO Cactus Credit Opportunities Associates LLC, its general partner

By:		By:
	Name:		Name:
	Title:		Title:

GSO CREDIT-A PARTNERS LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP, its Investment Manager	By:	GSO Capital Partners LP as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

SIGNATURE PAGE TO AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s common stock, par value $.01 per share.

“Common Units” has the meaning given to such term in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“GSO” means GSO Capital Partners LP and any of its Affiliates that operate under the credit business segment of The Blackstone Group L.P.

“Holder” means (a) any Investor holding Registrable Securities and (b) any Person to whom the rights under this Agreement have been transferred in accordance with Section 5.1.

“Permitted Transferee” means a controlled, managed or subadvised investment fund or account of GSO.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (a) any shares of New Common Stock actually issued pursuant to the Exchange Agreement, and (b) any New Common Stock or other securities actually issued in respect of the securities described in clause (a) above, or this clause (b), upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) and (b) above shall only be treated as Registrable Securities until the earliest of: (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (ii) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a Restricted Security; (iii) the date on which (x) the Holder of the Registrable Securities beneficially owns less than 75% of the New Common Stock and (y) all Registrable Securities owned by the Holder thereof may be resold without volume or other restrictions during any and all three-month periods pursuant to Rule 144; or (iv) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.

“Registration Expenses” means all (a) expenses incurred by the Company in complying with Articles I and II, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration and (b) reasonable, documented fees and expenses of one outside legal counsel to all Holders retained in connection with registrations contemplated hereby (in an aggregate amount not to exceed twenty five thousand dollars ($25,000) per registration); provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Restricted Securities” means any Common Stock required to bear the legend set forth in the Exchange Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any counsel to the Holders (other than such fees and expenses included in Registration Expenses).

“Series E Preferred Stock” means the Company’s Series E Convertible Preferred Stock, par value $10.00 per share.

“Shelf Registration” means a registration pursuant to the Resale Registration Statement or a Subsequent Shelf Registration, as applicable.

“Transfer” means a sale, transfer, hypothecation, assignment, gift, bequest or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by realization upon any lien or by operation of law or by judgment, levy, attachment, garnishment, bankruptcy or other legal or equitable proceedings). The term “Transferred” shall have a correlative meaning.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 4.1
Effectiveness Period	Section 1.2
Exchange Agreement	Recitals
First A&R Agreement	Recitals
First Resale Registration Statement	Section 1.1
Holder Indemnified Parties	Section 4.2
Indemnified Party	Section 4.3
Indemnifying Party	Section 4.3
Investor	Preamble
Investors	Preamble
Investors’ Representative	Preamble
Merger Agreement	Recitals
New Common Stock	Recitals
Original Agreement	Recitals
Proceeding	Section 6.2(b)
Resale Shelf Registration Statement	Section 1.1
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration	Section 1.3

EXHIBIT D

OPINION OF LATHAM & WATKINS

[Omitted.]

EXHIBIT E

OPINION OF HOLLAND & HART

[Omitted.]

EXHIBIT F

FORM OF GSO TRANSACTION AGREEMENT

TRANSACTION AGREEMENT

This TRANSACTION AGREEMENT (this “Agreement”) is made and entered into as of August 9, 2015 by and among CVR Partners, LP, a Delaware limited partnership (the “Partnership”), each of the Holders listed on Schedule A hereto (collectively, the “Partnership Unitholders”), as holders of outstanding Common Units of the Partnership, and GSO Capital Partners LP, a Delaware limited partnership, in its capacity as the Holders’ Representative (the “Holders’ Representative”).

RECITALS

WHEREAS, this Agreement is made in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among the Partnership, Lux Merger Sub 1 LLC, a Delaware limited liability company, Lux Merger Sub 2 LLC, a Delaware limited liability company, Rentech Nitrogen Partners, L.P., a Delaware limited partnership (“Target”), and Rentech Nitrogen GP, LLC, a Delaware limited liability company (the “Target GP”), the issuance of the Partnership Common Units on the Closing Date pursuant to the Merger Agreement and the exchange of certain of the Unit Consideration receivable by Target with the GSO Funds in exchange for a portion of the Existing GSO Investment pursuant to that certain Exchange Agreement (the “Exchange Agreement”), to be entered into as of the Closing Date, by and among Rentech, Inc., a Colorado corporation, DSHC, LLC, a Delaware limited liability company, the Partnership Unitholders and the Holders’ Representative.

WHEREAS, parties hereto desire to implement certain agreements relating to the Partnership and the Common Units of the Partnership.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Merger Agreement, except that the terms set forth below are used herein as so defined:

“Affiliate” means, with respect to a specified Person, any other Person, whether now in existence or hereafter created, directly or indirectly controlling, controlled by or under common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by” and “under common control with”) means, with respect to a Person, the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of equity interests, including but not limited to voting securities, by contract or agency or otherwise.

“Agreement” has the meaning specified therefor in the introductory paragraph.

“Common Units” means common units representing limited partner interests in the Partnership.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Loan Documents” refers to the (i) Second Amended and Restated Term Loan Credit Agreement, to be dated the Closing Date, among Rentech Nitrogen Holdings, Inc., the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, as amended, supplemented or otherwise modified from time to time; (ii) the Amended and Restated Pledge Agreement, dated as of February 12, 2015, by and between Rentech Nitrogen Holdings, Inc. and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, as amended, supplemented or otherwise modified from time to time; and (iii) Collateral Account Control Agreement, dated as of April 11, 2014 among Rentech Nitrogen Holdings, Inc., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and The Bank of New York Mellon, as Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

“Lock-up Securities” has the meaning specified therefore in Section 2.01(a).

“Merger Agreement” has the meaning specified therefor in the recitals of this Agreement.

“Partnership” has the meaning specified therefor in the introductory paragraph.

“Partnership Common Units” means Common Units issued or assigned to the Partnership Unitholders pursuant to the Exchange Agreement.

“Partnership GP” means CVR GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

“Partnership GP LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of the Partnership GP, dated April 13, 2011, as amended from time to time.

“Partnership Unitholders” has the meaning specified therefor in the introductory paragraph.

“Permitted Assignee” has the meaning specified therefor in Section 2.01(b).

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority, or any group comprised of two or more of the foregoing.

“Representatives” means with respect to a Person, its directors, officers, employees, agents and representatives, including any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative.

“Restricted Period” has the meaning specified therefore in Section 2.02(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II

LOCK-UP AND STANDSTILL

Section 2.01 Lock-up Agreement.

(a) During the period commencing on the Closing Date and continuing for 180 days after the Closing Date, without the prior written consent of the Partnership, the Partnership Unitholders shall not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer (by gift or otherwise) or dispose of, directly or indirectly, any Partnership Common Units or any securities convertible into or exercisable or exchangeable for Partnership Common Units (collectively, the “Lock-up Securities”) or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Partnership Common Units or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Partnership Common Units or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any of the Lock-up Securities. Notwithstanding the foregoing, the Partnership Unitholders shall be permitted to transfer Partnership Common Units (x) to a Permitted Assignee in accordance with Section 2.01(b) and/or (y) to a financial institution in connection with equity finance transactions whereby such Permitted Unitholders retain substantially equivalent long economic exposure to the transferred Partnership Common Units for the remaining duration of the 180 day period specified in this Section 2.01(a) (including, without limitation, a total return swap transactions or a repo transaction), it being understood that any such financial institution shall not be subject to the provisions of this Article II.

(b) Notwithstanding the foregoing provision of Section 2.01(a), the Partnership Common Units may be transferred or assigned by the Partnership Unitholders in whole or in part to any fund managed by or affiliated with the Holders’ Representative (each, a “Permitted Assignee”); provided that (A) the Partnership is given prompt written notice of any said transfer or assignment, stating the name and address of each such Permitted Assignee and identifying the securities that are being transferred or assigned, and (B) each such Permitted Assignee executes an agreement including terms and conditions substantially the same as those included in Article II of this Agreement.

(c) In furtherance of the foregoing, the Partnership and any duly appointed transfer agent for the registration or transfer of the Lock-up Securities described herein, are hereby authorized to decline to make any transfer of Lock-up Securities if such transfer would constitute a violation or breach of this Section 2.01.

(d) For the avoidance of doubt, nothing in this Section 2.01 shall limit the ability of the Partnership Unitholders, their Affiliates or any of their respective Representatives from transferring title from Rentech, Inc., Rentech Nitrogen Holdings, Inc. or any affiliated pledgor to any secured party of any Common Units pledged pursuant to the Loan Documents in connection with the exercise of any remedies related thereto provided by the Loan Documents or applicable law; provided that the resale of any Partnership Common Units or Common Units transferred under such agreements in accordance with this Section 2.01(d) shall remain subject to the 180 day period specified in Section 2.01(a).

Section 2.02 Standstill.

(a) During the period commencing on the Closing Date and continuing for one year after the Closing Date (the “Restricted Period”), without the prior written consent of the Partnership, the Partnership Unitholders shall not, shall cause their controlled Affiliates and shall use commercially reasonable efforts to cause their Representatives not to, make any public proposal to acquire or acquire, directly or indirectly, by purchase or otherwise, record or beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of any additional Common Units or enter into any discussions, negotiations, agreements or understandings with any Person with respect to the foregoing, or knowingly advise, assist or encourage or seek to persuade any other Persons in connection with any of the foregoing; provided, however, that the Partnership Unitholders shall not be deemed to violate this Section 2.02(a) by virtue of being deemed to beneficially own Common Units held by any of their Permitted Assignees.

(b) During the Restricted Period without the prior written consent of the Partnership, the Partnership Unitholders shall not, shall cause their controlled Affiliates not to and shall use commercially reasonable efforts to cause their Representatives not to, directly or indirectly:

(i) make any public announcement involving the Partnership or any Affiliate of the Partnership with respect to (A) any merger, consolidation, business combination, recapitalization, restructuring or other similar transaction or series of transactions, (B) any issuance of Common Units or (C) any sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Partnership to any Person;

(ii) make, or in any way participate in, any “solicitation” (as such term is defined in Regulation 14A of the Exchange Act) of proxies or consents to vote any securities of the Partnership under any circumstances in connection with a merger or acquisition of the Partnership, or deposit any securities of the

Partnership in a voting trust, grant any proxies to or subject them to a voting agreement or other agreement of similar effect (it is understood and agreed that this clause (ii) shall not prohibit the Partnership Unitholders from voting any securities of the Partnership in their sole discretion);

(iii) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any of securities of the Partnership, other than a group including solely the Partnership Unitholders and their Permitted Assignees;

(iv) disclose any intention, plan or arrangement to change any of the members of the Board of Directors of the Partnership GP (other than pursuant to their rights hereunder), any of the executive officers of the Partnership GP or the organizational documents of the Partnership GP, other than to the Partnership, directors of the Partnership GP or the Partnership Unitholders and their respective advisors (it is understood and agreed that this clause (iv) shall not prohibit the Partnership Unitholders from voting any securities of the Partnership in their sole discretion);

(v) call, request the calling of, or otherwise seek the calling of a special meeting of the unitholders of the Partnership;

(vi) seek, alone or in concert with any other Person or Persons, to remove the Partnership GP;

(vii) publicly disclose any intention, plan or arrangement inconsistent with the foregoing, or

(viii) enter into any discussions, negotiations, agreements or understanding with any Person with respect to the foregoing, or knowingly advise, assist, encourage or seek to persuade any other Persons in connection with any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or

(ix) seek a waiver of any of the provisions of this Section 2.02(b).

(c) For the avoidance of doubt, nothing in this Section 2.02 shall limit the ability of the Partnership Unitholders, their Affiliates or any of their respective Representatives from exercising any remedies provided by the Loan Documents or applicable law with respect to any Common Units pledged pursuant to the Loan Documents.

Section 2.03 Rule 144 Reporting; Legend Removal.

(a) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Partnership Common Units to the public without registration, the Partnership agrees to use its commercially reasonable efforts to:

(i) make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144, at all times from and after the Closing Date;

(ii) file with the SEC in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the Closing Date;

(iii) so long as a Partnership Unitholder owns any Partnership Common Units, furnish to such Partnership Unitholder forthwith upon request a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Partnership Unitholder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Partnership Unitholder to sell any such securities without registration; and

(iv) take such further action as any Partnership Unitholder may reasonably request, all to the extent required from time to time to enable the Partnership Unitholders to sell Partnership Common Units without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

(b) Legend Removal. Upon the request of a Partnership Unitholder holding a certificate representing Partnership Common Units bearing a restrictive legend referring to the federal securities laws, the Partnership shall cause the transfer agent for the Partnership Common Units to remove such restrictive legend from such certificate and from any certificate to be issued to the applicable transferee if such legend is not required in order to establish compliance with any provisions of the Securities Act. Prior to such removal, unless there is in effect a registration statement under the Securities Act covering an applicable proposed transfer of such Partnership Common Units, the Partnership may require, as a condition of such removal, that the Partnership Unitholder provide, to the Partnership and the transfer agent for the Partnership Common Units (i) an opinion of legal counsel reasonably satisfactory to the Partnership to the effect that removal of such restrictive legend is appropriate under Rule 144, and/or (ii) any other evidence reasonably satisfactory to counsel to the Partnership that such legend removal is appropriate. Further, upon the expiration of the 180-day lock-up period described in Section 2.01 herein, upon the request of a Partnership Unitholder holding a certificate representing Partnership Common Units bearing a restrictive legend reflecting the transfer restrictions under Section 2.01 herein, the Partnership shall cause the transfer agent for the Partnership Common Units to remove such restrictive legend.

ARTICLE III

MISCELLANEOUS

Section 3.01 Effectiveness. This Agreement shall not be effective unless and until the Closing is consummated under the Merger Agreement and the Closing (as defined in the Exchange Agreement), whereupon it shall become effective automatically. In the event that the Merger Agreement is validly terminated pursuant to its terms, on the date of such termination, this Agreement automatically shall terminate and shall be of no further force or effect.

Section 3.02 Notices. All notices and other communications hereunder must be in writing and will be deemed duly given if delivered personally or by facsimile transmission, or mailed through a nationally recognized overnight courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as specified by like notice, provided, that notices of a change of address will be effective only upon receipt thereof):

if to the Partnership to:

CVR GP, LLC

10 East Cambridge Circle Drive, Suite 250

Kansas City, Kansas 66103

Attention: General Counsel

Facsimile: (913) 982-0976

with a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Jeffery B. Floyd and E. Ramey Layne

Facsimile: (713) 615-5660

if to the Partnership Unitholders to:

GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Marisa Beeney and Patrick Fleury

Facsimile: (646) 455-4124 and (646) 455-4138

with a copy to (which does not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10012

Attention: Wilson Neely

Facsimile: (212) 455-2502

Notices will be deemed to have been received (x) on the date of receipt if (i) delivered by hand or a nationally recognized overnight courier service or (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified above or another number or numbers as such Person may subsequently designate by notice given hereunder only if followed by overnight or hand delivery) or (y) on the date five (5) Business Days after dispatch by certified or registered mail.

Section 3.03 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties.

Section 3.04 Assignment of Rights. No party hereto may transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the other party or parties except in accordance with Section 2.01(b); provided, however, that the Holders’ Representative may provide any such consent on behalf of the Partnership Unitholders.

Section 3.05 Recapitalization, Exchanges, etc. Affecting the Common Units. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all units of the Partnership or any successor or assign of the Partnership (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Partnership Common Units, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.

Section 3.06 Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.

Section 3.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., pdf) will be effective as delivery of a manually executed counterpart hereof.

Section 3.08 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.09 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.

Section 3.10 Exclusive Jurisdiction in Delaware; Specific Performance.

(a) The parties hereto submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or, to the extent required by applicable Law, in such Federal court. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with this Section 5.10(b) in the Delaware Court of Chancery or any state or federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (i) either party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.10(b), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 3.11 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 3.12 Interpretation. Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions: (a) the words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereof,” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion, article, section, subsection or other subdivision of this Agreement in which any such word is used; (b) examples are not to be construed to limit, expressly or by implication, the matter they illustrate; (c) the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation; (d) all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings; (e) the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”; (f) a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined; (g) wherever used herein, any pronoun or pronouns will be deemed to include both the singular and plural and to cover all genders; (h) this Agreement has been jointly prepared by the parties, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement; (i) the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement; (j) any references herein to a particular Section or Schedule means a Section or Schedule to this Agreement unless otherwise expressly stated herein; and (k) all references to days mean calendar days unless otherwise provided.

Section 3.13 Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

Section 3.14 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.15 Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by the Partnership and the Holders’ Representative, and (b) in the case of a waiver, by the party against whom the waiver is to be effective; provided, that, the Holders’ Representative may execute such waivers on behalf of any Partnership Unitholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 3.16 Further Assurances. Each party hereto shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

Section 3.17 Holders’ Representative.

(a) Each Partnership Unitholder hereby consents to (i) the appointment of GSO Capital Partners LP as the Holders’ Representative hereunder and as the attorney-in-fact for and on behalf of such Partnership Unitholder, and (ii) the taking by the Holders’ Representative of any and all actions and the making of any decisions required or permitted by, or with respect to this Agreement and the transactions contemplated hereby, including, without limitation, (A) the exercise of the power to agree to execute any consents under this Agreement and (B) to take all actions necessary in the judgment of the Holders’ Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the transactions contemplated hereby.

(b) Each Partnership Unitholder shall be bound by the actions taken by the Holders’ Representative exercising the rights granted to it by this Agreement, and the Partnership shall be entitled to rely on any such action or decision of the Holders’ Representative.

(c) If the Holders’ Representative shall resign or otherwise be unable to fulfill its responsibilities hereunder, the Partnership Unitholders shall appoint a new Holders’ Representative as soon as reasonably practicable by written consent of the Partnership Unitholders constituting the holders of a majority of the Common Units issued pursuant to the Exchange Agreement, by sending notice and a copy of the duly executed written consent to the Partnership appointing such new Holders’ Representative.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CVR PARTNERS, LP

By:

By:
Name:
Title:

HOLDERS’ REPRESENTATIVE:

GSO CAPITAL PARTNERS LP

By:
Name:
Title:

HOLDERS:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.		STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP
By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO SPECIAL SITUATIONS FUND LP		GSO COASTLINE CREDIT PARTNERS LP
By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:		By:
	Name:		Name:
	Title:		Title:

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP		GSO CACTUS CREDIT OPPORTUNITIES FUND LP
By:	GSO Capital Partners LP, as Investment Manager	By:	GSO Cactus Credit Opportunities Associates LLC, its general partner

By:		By:
	Name:		Name:
	Title:		Title:

Signature Page to Transaction Agreement

GSO CREDIT-A PARTNERS LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP
By:	GSO Capital Partners LP, its Investment Manager	By:	GSO Capital Partners LP as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

Signature Page to Transaction Agreement

SCHEDULE A

Holders

Name of Holder

GSO Special Situations Overseas Master Fund Ltd.

GSO Special Situations Fund LP

GSO Palmetto Opportunistic Investment Partners LP

GSO Credit-A Partners LP
Steamboat Credit Opportunities Master Fund LP

GSO Coastline Credit Partners LP
GSO Cactus Credit Opportunities Fund LP
GSO Aiguille des Grands Montets Fund II LP